EXECUTION VERSION USActive 59965948.5 EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of October 26, 2023 (the “Amendment Date”), among NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., a Delaware limited liability company (the “Borrower”), NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation (the “Collateral Manager”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the administrative agent (“Administrative Agent”), as swingline lender and as a lender, the lenders signatory hereto (each a “Lender” and, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral custodian (the “Collateral Custodian”). WHEREAS, the Borrower, the Collateral Manager, the Administrative Agent, the other Lenders party from time to time thereto and the Collateral Custodian are parties to the Third Amended and Restated Loan and Security Agreement, dated as of October 24, 2017 (as amended from time to time prior to the date hereof, the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the Lenders to the Borrower; and WHEREAS, the Borrower, the Collateral Manager, the Administrative Agent and the Lenders desire to amend the Loan and Security Agreement in accordance with Section 12.1 thereof and subject to the terms and conditions set forth herein. NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I Definitions SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement. ARTICLE II Amendment SECTION 2.1. As of the Amendment Date, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double- underlined text) as set forth on the pages attached as Appendix A hereto. USActive 59965948.5 2 ARTICLE III Representations and Warranties SECTION 3.1. The Borrower and the Collateral Manager hereby represent and warrant to the Administrative Agent and the Lenders that, as of the date first written above and after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and the Collateral Manager contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date). ARTICLE IV Conditions Precedent SECTION 4.1. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions: (a) this Amendment shall have been duly executed by, and delivered to, the parties hereto in accordance with Section 12.1 of the Loan and Security Agreement; (b) the Administrative Agent shall have received a legal opinion of Dechert LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Administrative Agent; (c) the Administrative Agent shall have received a good standing certificate for the Borrower by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer; (d) with respect to the Lenders terminating their respective Commitments in full in connection with this Amendment, a termination letter shall have been duly executed by, and delivered to, each party thereto (including the applicable terminating Lender); and (e) all reasonable and documented out-of-pocket fees shall have paid to the Administrative Agent, in immediately available funds for its own account, any fees (including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent) to be received on the date hereof. ARTICLE V Miscellaneous SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE USActive 59965948.5 3 GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTION 5.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. SECTION 5.3. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes. SECTION 5.4. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. SECTION 5.5. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. SECTION 5.6. Collateral Custodian Direction. By its execution hereof the Administrative Agent hereby authorizes and directs the Collateral Custodian to execute and deliver this Amendment on the date hereof, acknowledges and agrees that the Collateral Custodian shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Custodian from any liability in complying with such direction. In executing and delivering this Amendment, the Collateral Custodian shall be afforded all of the rights, privileges, immunities and indemnities afforded to it under the Loan and Security Agreement as if such rights, privileges, immunities and indemnities were set forth herein; provided that such rights, privileges, immunities and indemnities shall be in addition to, and not in limitation of, any such rights, privileges, immunities and indemnities set forth in this Amendment. [Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above. NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as the Borrower By: New Mountain Finance Corporation, its managing member By:____________________________________ Name: Title: DocuSign Envelope ID: CC1272A0-9308-48A3-AADF-BB0903138868 Authorized Signatory Laura Holson

[Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] NEW MOUNTAIN FINANCE CORPORATION, as the Collateral Manager By:____________________________________ Name: Title: DocuSign Envelope ID: CC1272A0-9308-48A3-AADF-BB0903138868 Authorized Signatory Laura Holson [Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent By: __________________________________ Name: Title: R. Beale Pope Managing Director [Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender and as a Lender By: __________________________________ Name: Title: R. Beale Pope Managing Director [Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] STATE STREET BANK AND TRUST COMPANY, as a Lender By: __________________________________ Name: Title: John Doherty Vice President

[Signature Page to Eighth Amendment to Third A&R Loan and Security Agreement] WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian By: Computershare Trust Company, N.A., as its attorney-in-fact By: __________________________________ Name: Title: APPENDIX A EXECUTION VERSION Conformed through Amendment No. 78 dated April 28October 26, 2023 Borrower CUSIP: 64755CAA4 Borrower ISIN: US64755CAA45 Facility CUSIP: 64755CAB2 Facility ISIN: US64755CAB28 U.S. $800,000,000 THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT by and among NEW MOUNTAIN FINANCE CORPORATION, as the Collateral Manager NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as the Borrower EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO, as the Lenders WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Swingline Lender WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Custodian Dated as of October 24, 2017 USActive 37382726.2937382726.32

TABLE OF CONTENTS Page ARTICLE I. DEFINITIONS 2 Section 1.1. Certain Defined Terms. 2 Section 1.2. Other Terms. 4645 Section 1.3. Computation of Time Periods. 46 Section 1.4. Interpretation. 46 ARTICLE II. THE ADVANCES 48 Section 2.1. The Advances. 48 Section 2.2. Procedures for Advances by the Lenders. 49 Section 2.3. Reduction of the Facility Amount; Optional Repayments. 5150 Section 2.4. Determination of Interest and Non-Usage Fee. 52 Section 2.5. Promissory Notes. 52 Section 2.6. Principal Repayments. 5352 Section 2.7. Settlement Procedures. 53 Section 2.8. Alternate Settlement Procedures. 5655 Section 2.9. Collections and Allocations. 56 Section 2.10. Payments, Computations, Etc. 5857 Section 2.11. Fees. 58 Section 2.12. Increased Costs; Capital Adequacy; Illegality. 5958 Section 2.13. Taxes. 6160 Section 2.14. Discretionary Sales. 6564 Section 2.15. Refunding of Swingline Advances. 6665 Section 2.16. Defaulting Lenders. 6766 ARTICLE III. CONDITIONS TO CLOSING AND ADVANCES 6968 Section 3.1. Conditions to Amendment and Restatement. 6968 Section 3.2. Conditions Precedent to All Advances. 70 Section 3.3. Custodianship; Transfer of Loans and Permitted Investments. 7271 ARTICLE IV. REPRESENTATIONS AND WARRANTIES 73 Section 4.1. Representations and Warranties of the Borrower. 73 i USActive 37382726.2937382726.32 TABLE OF CONTENTS (continued) Page Section 4.2. Representations and Warranties of the Borrower Relating to the Agreement and the Collateral. 8281 Section 4.3. Representations and Warranties of the Collateral Manager. 8382 Section 4.4. Representations and Warranties of the Collateral Custodian. 85 ARTICLE V. GENERAL COVENANTS 86 Section 5.1. Affirmative Covenants of the Borrower. 86 Section 5.2. Negative Covenants of the Borrower. 9392 Section 5.3. Affirmative Covenants of the Collateral Manager. 9594 Section 5.4. Negative Covenants of the Collateral Manager. 98 Section 5.5. Affirmative Covenants of the Collateral Custodian. 99 Section 5.6. Negative Covenants of the Collateral Custodian. 10099 ARTICLE VI. COLLATERAL MANAGEMENT 100 Section 6.1. Designation of the Collateral Manager. 100 Section 6.2. Duties of the Collateral Manager. 100 Section 6.3. Authorization of the Collateral Manager. 102 Section 6.4. Collection of Payments; Accounts. 102 Section 6.5. Realization Upon Defaulted or Delinquent Loans. 104103 Section 6.6. [Intentionally Omitted.] 104 Section 6.7. Payment of Certain Expenses by Collateral Manager. 104 Section 6.8. Reports. 104 Section 6.9. Annual Statement as to Compliance. 105 Section 6.10. The Collateral Manager Not to Resign. 105 Section 6.11. Collateral Manager Defaults. 105 ARTICLE VII. THE COLLATERAL CUSTODIAN 106 Section 7.1. Designation of Collateral Custodian. 106 Section 7.2. Duties of Collateral Custodian. 106 Section 7.3. Merger or Consolidation. 109 Section 7.4. Collateral Custodian Compensation. 109 Section 7.5. Collateral Custodian Removal. 110109 Section 7.6. Limitation on Liability. 110 ii USActive 37382726.2937382726.32 TABLE OF CONTENTS (continued) Page Section 7.7. Resignation of the Collateral Custodian. 111 Section 7.8. Release of Documents. 112111 Section 7.9. Return of Underlying Instruments. 112 Section 7.10. Access to Certain Documentation and Information Regarding the Collateral; Audits. 113112 ARTICLE VIII. SECURITY INTEREST 113 Section 8.1. Grant of Security Interest. 113 Section 8.2. Release of Lien on Collateral. 114 Section 8.3. Further Assurances. 115 Section 8.4. Remedies. 115 Section 8.5. Waiver of Certain Laws. 116 Section 8.6. Power of Attorney. 116 ARTICLE IX. EVENTS OF DEFAULT 117 Section 9.1. Events of Default. 117 Section 9.2. Remedies. 119 ARTICLE X. INDEMNIFICATION 120 Section 10.1. Indemnities by the Borrower. 120 Section 10.2. Indemnities by the Collateral Manager. 123 Section 10.3. Taxes. 124 ARTICLE XI. THE ADMINISTRATIVE AGENT 124 Section 11.1. Appointment. 124 Section 11.2. Standard of Care; Exculpatory Provisions. 125 Section 11.3. Administrative Agent’s Reliance, Etc. 126 Section 11.4. Credit Decision with Respect to the Administrative Agent. 126 Section 11.5. Indemnification of the Administrative Agent. 127126 Section 11.6. Successor Administrative Agent. 127 Section 11.7. Delegation of Duties 128127 Section 11.8. Payments by the Administrative Agent. 128 Section 11.9. Collateral Matters 128 Section 11.10. Notices 129128 iii USActive 37382726.2937382726.32 TABLE OF CONTENTS (continued) Page ARTICLE XII. MISCELLANEOUS 130129 Section 12.1. Amendments and Waivers. 130129 Section 12.2. Notices, Etc. 132131 Section 12.3. Ratable Payments. 132131 Section 12.4. No Waiver; Remedies. 132131 Section 12.5. Binding Effect; Benefit of Agreement. 133132 Section 12.6. Term of this Agreement. 133132 Section 12.7. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue; Waiver of Jury Trial. 133132 Section 12.8. Waivers. 133132 Section 12.9. Costs and Expenses. 134133 Section 12.10. No Proceedings. 134133 Section 12.11. Recourse Against Certain Parties. 134133 Section 12.12. Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances. 136135 Section 12.13. Confidentiality. 137136 Section 12.14. Execution in Counterparts; Severability; Integration. 138137 Section 12.15. Waiver of Setoff. 138137 Section 12.16. Status of Lenders; Assignments by the Lenders. 139138 Section 12.17. Heading and Exhibits. 141140 Section 12.18. Intent of the Parties. 141140 Section 12.19. Termination of the Safekeeping Agreement. 141140 Section 12.20. Effect of Amendment and Restatement. 141140 Section 12.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions 141140 Section 12.22. Recognition of the U.S. Special Resolution Regimes: 142141 iv USActive 37382726.2937382726.32

v USActive 37382726.2937382726.32 EXHIBIT L-1 EXHIBIT L-2 EXHIBIT L-3 EXHIBIT L-4 Form of Tax Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Form of Tax Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Form of Tax Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Form of Tax Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) EXHIBITS EXHIBIT A-1 Form of Funding Notice EXHIBIT A-2 Form of Repayment Notice EXHIBIT A-3 Form of Reinvestment Notice EXHIBIT A-4 Form of Borrowing Base Certificate EXHIBIT A-5 Form of Approval Notice EXHIBIT B Reserved EXHIBIT C Form of Officer’s Certificate as to Solvency EXHIBIT D Form of Officer’s Closing Certificate EXHIBIT E Form of Release of Underlying Instruments EXHIBIT F Form of Certificate of Assignment EXHIBIT G Reserved EXHIBIT H Reserved EXHIBIT I Form of Joinder Supplement EXHIBIT J Form of Certificate of Required Loan Documents EXHIBIT K Form of Loan Checklist SCHEDULES SCHEDULE I Legal Names SCHEDULE II Approved Broker Dealers and Approved Valuation Firms SCHEDULE III Loan Schedule SCHEDULE IV Credit and Collection Policy ANNEXES ANNEX A Addresses for Notices ANNEX B Commitments ANNEX C Variable Defined Terms vi USActive 37382726.2937382726.32 THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified, waived, supplemented, restated or replaced from time to time, this “Agreement”) is made as of October 24, 2017, by and among: NEW MOUNTAIN FINANCE CORPORATION, a Delaware corporation, as the collateral manager (together with its successors and assigns in such capacity, the “Collateral Manager”); NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., a Delaware limited liability company, as the borrower (the “Borrower”); EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO (together with its respective successors and assigns in such capacity, each a “Lender”, collectively, the “Lenders”); WELLS FARGO BANK, NATIONAL ASSOCIATION, as the swingline lender (together with its successors and assigns in such capacity, the “Swingline Lender”); WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as the administrative agent hereunder (together with its successors and assigns in such capacity, the “Administrative Agent”); and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but as the collateral custodian (together with its successors and assigns in such capacity, the “Collateral Custodian”). R E C I T A L S WHEREAS, the Borrower is party to that certain Second Amended and Restated Loan and Security Agreement, dated as of December 18, 2014 (as amended prior to the date hereof, the “Existing A&R Loan and Security Agreement”) with the Lenders, the Administrative Agent, the Collateral Manager and the Collateral Custodian; WHEREAS, the Borrower has requested that the Lenders amend and restate the Existing A&R Loan and Security Agreement and continue to extend credit thereunder by making Advances (as defined below) from time to time prior to the Revolving Period End Date (as defined below) for the general business purposes of the Borrower; and WHEREAS, the Lenders are willing to continue extending such credit to the Borrower on the terms and subject to the conditions set forth herein. NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, USActive 37382726.2937382726.32 hereby agree to amend and restate the Existing A&R Loan and Security Agreement in its entirety as follows: ARTICLE I. DEFINITIONS Section 1.1. Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined in this Section 1.1. As used in this Agreement and its schedules, exhibits and other attachments, unless the context requires a different meaning, the following terms shall have the following meanings: “1940 Act”: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder. “A&R Effective Date”: October 24, 2017. “Account”: Any of the Collateral Account, the Principal Collection Account, the Interest Collection Account, the Unfunded Exposure Account and any sub-accounts thereof reasonably deemed appropriate or necessary by the Securities Intermediary or the Administrative Agent for convenience in administering such accounts. “Accreted Interest”: Interest accrued on a Loan that is added to the principal amount of such Loan instead of being paid as it accrues. “Accrual Period”: With respect to each Payment Date, the period from and including the day after the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date). “Adjusted Balance”: For any Loan as of any date of determination, an amount equal to the product of (a) the OLB of such Loan as of such date of determination and (b) the Advance Rate for such Loan as of such date of determination; provided that, the “Adjusted Balance” of any Loan that is not an Eligible Loan shall be zero. “Administrative Agent”: Wells Fargo, as successor by assignment to Wells Fargo Securities, LLC, in its capacity as administrative agent, together with its successors and assigns, including any successor appointed pursuant to Section 11.6. “Administrative Expenses”: All amounts (including indemnification payments) due or accrued and payable by the Borrower to any Person pursuant to any Transaction Document, including, but not limited to, any third party service provider to the Borrower, any Lender or the Collateral Custodian, any Approved Broker Dealer or Approved Valuation Firm, accountants, agents and counsel of any of the foregoing for reasonable fees and expenses or any other Person in respect of any other reasonable fees, expenses, or other payments (including indemnification payments). 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"Advance": Each funding by the Lenders (including the Swingline Lender) hereunder (including each Loan Advance, Swingline Advance and each advance made for the purpose of refunding the Swingline Lender for any Swingline Advance pursuant to Section 2.15).

"Advance Date": With respect to any Advance, the date on which such Advance is made.

"Advance Rate": With respect to (a) any Broadly Syndicated Loan, 70%, (b) any First Lien Loan (that is not a Broadly Syndicated Loan), 67.5%, (c) any Recurring Revenue Loan, 55%, (d) any First Lien Last Out Loan, 45% and (e) any Second Lien Loan, 35%.

"Advances Outstanding": On any day, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day.

"Affected Party": The Administrative Agent, each Lender, all assignees and participants of each Lender and any sub-agent of the Administrative Agent.

"Affiliate": With respect to a Person, means any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor or a wholly-owned subsidiary of a Financial Sponsor. For purposes of this definition, "control," and the correlative meanings of the terms "controlled by" and "under common control with" when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise.

"Aggregate Adjusted Balance": On any date of determination, the sum of the Adjusted Balances of all Eligible Loans on such date.

"Aggregate OLB": On any date of determination, the sum of the OLBs of all Eligible Loans on such date.

"Aggregate Unfunded Exposure Amount": On any date of determination, the sum of the Unfunded Exposure Amounts of all Loans included in the Collateral.

"Agreement": The meaning specified in the Preamble.

"Agreement Party": Each of the Borrower and the Collateral Manager.

"Anti-Corruption Laws": (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Agreement Party or other Sanctions Party is located or doing business.

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"Anti-Money Laundering Laws": Applicable laws or regulations in any jurisdiction in which any Agreement Party or other Sanctions Party are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

"Applicable Amendment": Any amendment, waiver or consent under this Agreement which, pursuant to Section 12.1, requires the approval of each Lender or each affected Lender, and which has been approved by the Required Lenders.

"Applicable Law": For any Person or property of such Person, all existing and future laws, rules, regulations (including proposed, temporary and final tax regulations), statutes, treaties, codes, ordinances, permits, certificates, licenses and orders of, and interpretations by, any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

"Applicable Spread": A rate per annum equal to ~~the higher of (x) 1.95% and (y) the percentage determined in accordance with the following formula, rounded to four decimal places:~~

~~Applicable Spread = (AS_F x $Percentage_F$) + (AS_O x $Percentage_O$)~~

~~where: AS_F = 1.70%;~~
~~AS_O = 2.20%;~~

~~$Percentage_F$ = Average Adjusted $Balance_F$ / Average Adjusted $Balance_{Agg}$;~~
~~$Percentage_O$ = 100% - $Percentage_F$;~~

Average Adjusted Balance$_i$	=	(Beginning Adjusted Balance$_i$ + Ending Adjusted Balance$_i$)/2
Beginning Adjusted Balance$_i$	=	Adjusted Balance related to First Lien Loans that are also Broadly Syndicated Loans on the first day of the Accrual Period during which such day occurs;
Ending Adjusted Balance$_i$	=	Adjusted Balance related to First Lien Loans that are also Broadly Syndicated Loans on the last day of the Accrual Period during which such day occurs;
Average Adjusted Balance$_{Agg}$	=	(Beginning Adjusted Balance$_{Agg}$ + Ending Adjusted Balance$_{Agg}$)/2

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Beginning Adjusted Balance$_{Agg}$	=	Aggregate Adjusted Balance on the first day of the Accrual Period during which such day occurs; and
Ending Adjusted Balance$_{Agg}$	=	Aggregate Adjusted Balance on the last day of the Accrual Period during which such day occurs.2.50%; provided that the "Applicable Spread" shall be 3.35% after the occurrence and during the continuance of a Curable BDC Asset Coverage Event or an Event of Default.

"Approval Notice": a notice substantially in the form of Exhibit A-5 attached hereto, executed by the Administrative Agent, evidencing the approval of the Administrative Agent, in its sole discretion in accordance with clause (B) of the definition of "Eligible Loan", of the Loans to be added to the Collateral.

"Approved Broker Dealer": Each broker dealer listed on part I of Schedule II hereto.

"Approved Valuation Firm": Each valuation firm listed on part II of Schedule II hereto.

"Asset Coverage Ratio": The ratio, determined on a consolidated basis, without duplication and in accordance with GAAP of (a) the fair market value of the total assets of the BDC and its consolidated Subsidiaries as required by, and in accordance with, GAAP and Applicable Law and any orders of the Securities and Exchange Commission issued to the BDC, to be determined by the Board of Directors of the BDC and reviewed by its auditors, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of the BDC and its consolidated Subsidiaries, to (b) the aggregate amount of Indebtedness of the BDC and its consolidated Subsidiaries, in each case determined pursuant to Section 18 under the 1940 Act, as modified by Section 61 thereunder, and any orders of the Securities and Exchange Commission issued thereunder, including any exemptive relief granted by the Securities and Exchange Commission with respect to the Indebtedness of any Person.

"Assigned Value":

(a) With respect to any Loan as of any date of determination and subject to the following clauses (b) through (f) and the last paragraph of this definition of "Assigned Value," the lowest of (i) 100%, (ii) the Purchase Price with respect to such Loan and (iii) the value (expressed as a percentage of par) of such Loan as determined by the Administrative Agent in its sole discretion and set forth in the Approval Notice. For the avoidance of doubt, the "Assigned Value" of any Loan may not subsequently be adjusted absent a Value Adjustment Event with respect to such Loan or pursuant to the last paragraph of this definition of "Assigned Value".

(b) [reserved].

(c) If a Value Adjustment Event with respect to any Loan occurs, the "Assigned Value" of such Loan may be amended by the Administrative Agent in its sole

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discretion; provided that, subject to the last paragraph of this definition of "Assigned Value," (x) with respect to any Broadly Syndicated Loan~~ that has both a Moody's Rating of at least "B3" and an S&P rating of at least "B-"~~, the Administrative Agent shall not adjust the Assigned Value to a value lower than the lower of (A) the Market Value of such Loan on such date and (B) the Initial Assigned Value with respect to such Loan on such date and (y) with respect to any First Lien Loan that is not (I) a Recurring Revenue Loan or (II) a Broadly Syndicated Loan~~ with both a Moody's Rating of at least "B3" and an S&P rating of at least "B-"~~ and solely with respect to the occurrence of a Value Adjustment Event of the type described in clause (a) of the definition thereof with respect to such Loan, immediately after giving effect to any such reevaluation, the Assigned Value shall not be lower than the lower of (1) the Initial Assigned Value of such Loan on such date and (2) such value that would result in the Facility Attachment Ratio for such Loan being equal to or lower than the "Minimum Facility Attachment Ratio" specified therefor in accordance with the grids below:

First Lien Loans	
Net Senior Leverage Ratio	Minimum Facility Attachment Ratio
Less than 4.25x	2.90x
Greater than or equal to 4.25 and less than 5.00x	2.80x
Greater than or equal to 5.00 and less than 6.00x	2.70x
Greater than or equal to 6.00 and less than 7.00x	2.60x
Greater than or equal to 7.00 and less than 8.00x	2.40x
Greater than or equal to 8.00x	0.00x

Second Lien Loans and First Lien Last Out Loans	
Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 5.00x	Facility Attachment Ratio as of the date of acquisition of such Loan
Greater than or equal to 5.00 and less than 6.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.25x
Greater than or equal to 6.00 and less than 7.00x	Facility Attachment Ratio as of the date of acquisition of such Loan less 0.50x
Greater than or equal to 7.00x	0.00x

Designated Loans	
Total Leverage Ratio	Minimum Facility Attachment Ratio
Less than 6.00x	Lesser of (x) the Facility Attachment Ratio as of the date of acquisition of such Loan and (y) 2.00x
Greater than or equal to 6.00x	0.00x

(d) In the event that a Value Adjustment Event results in the reduction of the Assigned Value of any Eligible Loan and, subsequent to such reduction, either (i) the Net

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Senior Leverage Ratio (in the case of any Value Adjustment Event pursuant to clause (a)(i) of such definition), (ii) the Cash Interest Coverage Ratio (in connection with any Value Adjustment Event pursuant to clause (b) of such definition), (iii) the Total Leverage Ratio (in the case of any Value Adjustment Event pursuant to clause (a)(ii) of such definition) or (iii) all of the Net Senior Leverage Ratio, Cash Interest Coverage Ratio and Total Leverage Ratio (in the case of any Value Adjustment Event pursuant to clauses (a) and (b) of such definition) is or are increased to the applicable levels reported on the Purchase Date of such Loan, then the Borrower may, by written notice to the Administrative Agent, request that the Assigned Value of such Loan be re-determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1; and (e) The Assigned Value shall be zero for any Loan that is not an Eligible Loan. On any Business day, the Borrower may request that the Administrative Agent reevaluate the Assigned Value of any Loan, which the Administrative Agent may do in its sole discretion. Any Assigned Value determined hereunder with respect to any Loan on any date after the date such Loan is transferred to the Borrower shall be communicated by the Administrative Agent to the Borrower, the Collateral Manager, the Collateral Custodian and the Lenders. “Assigned Value Notice”: A notice delivered by the Administrative Agent to the Borrower and the Collateral Custodian specifying the value of a Loan determined in accordance with terms of the definition of “Assigned Value” in this Section 1.1, which notice shall include the reasons supporting the Administrative Agent’s determination that a Value Adjustment Event has occurred. “Availability”: As of any day, an amount equal to the excess, if any, of (i) the Borrowing Base minus (ii) the Advances Outstanding on such day; provided that (A) at all times during the continuation of a Curable BDC Asset Coverage Event, the Availability shall be zero and (B) at all times on and after the earliest to occur of the Revolving Period End Date, the Revolving Period Termination Date and the Termination Date, the Availability shall be zero. “Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Collection Period. “Bail-In Action”: The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. “Bail-In Legislation”: With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. “Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. USActive 37382726.2937382726.32 7 “Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus ½ of 1% and (b) the Prime Rate in effect on such day. “BDC”: New Mountain Finance Corporation, a Delaware corporation that has elected to be regulated as a business development company under the 1940 Act. “BDC Reporting Date”: Any date on which the BDC publically files its financial statements. “Benchmark”: Initially, Daily Simple SOFR; provided that if a Benchmark Transition Event with respect to Daily Simple SOFR has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts payable, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to such Section 12.1. “Benchmark Replacement”: With respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to such Benchmark for syndicated credit facilities and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark; or USActive 37382726.2937382726.32 8 (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any other tenor of such Benchmark (or such component thereof) continues to be provided on such date. “Benchmark Transition Event”: With respect to the then-current Benchmark, the occurrence of one or more of the following events with respect to the Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any such Benchmark (or such component); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or (c) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks. “Benchmark Transition Start Date”: Following the occurrence of a Benchmark Transition Event with respect to a then-current Benchmark, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). USActive 37382726.2937382726.32 9 “Benchmark Unavailability Period”: With respect to any then-current Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.1 and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 12.1. “Beneficial Ownership Certification”: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association. “Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230. “BHC Act Affiliate”: The meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Borrower”: The meaning specified in the Preamble. “Borrower LLC Agreement”: The Third Amended and Restated Limited Liability Company Agreement of the Borrower, dated as of December 18, 2014, as the same may be amended, restated, modified or supplemented from time to time. “Borrower’s Notice”: Any (a) Funding Notice or (b) Reinvestment Notice. “Borrowing Base”: As of any Measurement Date, an amount equal to the greater of (A) zero and (B) the least of: (a) an amount equal to (i) the product of (x) the Aggregate OLB on such date minus the Excess Concentration Amount on such date and (y) the Weighted Average Advance Rate on such date, plus (ii) the amount on deposit in the Principal Collection Account on such date minus (iii) the Unfunded Exposure Equity Amount on such date plus (iv) the amount on deposit in the Unfunded Exposure Account on such date; (b) an amount equal to (i) the Aggregate OLB on such date, minus (ii) the Required Minimum Equity Amount on such date, plus (iii) the amount on deposit in the Principal Collection Account on such date, minus (iv) the Unfunded Exposure Equity Amount on such date plus (v) the amount on deposit in the Unfunded Exposure Account on such date minus (vi) the Excess Concentration Amount; and (c) an amount equal to (i) the Facility Amount as of such date, minus (ii) the Aggregate Unfunded Exposure Amount on such date, plus (iii) the amount on deposit in the Unfunded Exposure Account on such date. 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“Borrowing Base Certificate”: A certificate, in the form of Exhibit A-4, setting forth, among other things, the calculation of the Borrowing Base as of each Measurement Date. “Breakage Costs”: With respect to any Lender, any amount or amounts as shall compensate such Lender for any loss, cost or expense incurred by such Lender (as determined by the applicable Lender in such Lender’s reasonable discretion, but excluding the Applicable Spread) as a result of a payment by the Borrower of Advances Outstanding or Interest other than on a Payment Date. All Breakage Costs shall be due and payable hereunder on each Payment Date in accordance with Section 2.7 and Section 2.8. The determination by the applicable Lender of the amount of any such loss, cost or expense shall be conclusive absent manifest error. “Broadly Syndicated Loan”: Any First Lien Loan that (i) is issued pursuant to an Underlying Instrument governing the issuance of Indebtedness of the related Obligor having an aggregate principal amount (whether drawn or undrawn) of, as of the later to occur of the Fourth Amendment Closing Date and the date of acquisition of such First Lien Loan by the Borrower, $350,000,000 or greater and (ii) has a related Obligor with EBITDA of, as of the later to occur of the Fourth Amendment Closing Date and the date of acquisition of such First Lien Loan by the Borrower, at least $75,000,000 for the twelve months immediately prior (which may be determined on an annualized basis if the Obligor has been in operation for less than twelve months as of the later to occur of the Fourth Amendment Closing Date and the date of acquisition of such First Lien Loan by the Borrower); provided that, with respect to any Broadly Syndicated Loan acquired by the Borrower on and after the Eighth Amendment Closing Date, such Broadly Syndicated Loan shall have both a Moody’s Rating of at least “B3” and an S&P rating of at least “B-” as of the related Cut-Off Loan Date. “Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York or the location of the Collateral Custodian’s Corporate Trust Office. “Cash”: Cash or legal currency of the United States of America as at the time shall be legal tender for payment of all public and private debts. “Cash Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Cash Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Cash Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith. “Cash Interest Expense”: With respect to any Obligor for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption reflected on the most recent financial statements delivered by such Obligor to the Borrower for such period. “Certificated Security”: The meaning specified in Section 8-102(a)(4) of the UCC. USActive 37382726.2937382726.32 11 “Change of Control”: Any of the following: (a) the creation, imposition or, to the knowledge of the Borrower or the Collateral Manager, threatened imposition of any Lien on any limited liability company membership interest in the Borrower; (b) the Borrower LLC Agreement shall fail to be in full force and effect; (c) the failure of the Collateral Manager to directly or indirectly own 100% of the limited liability company membership interests in the Borrower; (d) the dissolution, termination or liquidation in whole or in part, transfer or other disposition of all or substantially all of the assets of the Collateral Manager; or (e) any Taxable Entity Agreement shall fail to be in full force and effect. “Clearing Agency”: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. “Code”: The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated or issued thereunder. “Collateral”: All of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts (as defined in the UCC), General Intangibles, Instruments and Investment Property and any and all other property of any type or nature owned by it, including but not limited to: (a) all Loans, Permitted Investments and Equity Securities, all payments thereon or with respect thereto and all contracts to purchase, commitment letters, confirmations and due bills relating to any Loans, Permitted Investments or Equity Securities; (b) the Accounts and all Cash and Financial Assets credited thereto and all income from the investment of funds therein; (c) all Transaction Documents to which the Borrower is a party; (d) all funds; and (e) all accounts, accessions, profits, income benefits, proceeds, substitutions and replacements, whether voluntary or involuntary, of and to any of the property of the Borrower described in the preceding clauses. “Collateral Account”: One or more Securities Accounts created and maintained on the books and records of the Collateral Custodian entitled “Collateral Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. USActive 37382726.2937382726.32 12 “Collateral Custodian”: Wells Fargo, not in its individual capacity, but solely as Collateral Custodian, its successor in interest pursuant to Section 7.3 or such Person as shall have been appointed Collateral Custodian pursuant to Section 7.5. “Collateral Custodian Fee”: The fees, expenses and indemnities set forth as such in the Collateral Custodian Fee Letter and as provided for in this Agreement or any other Transaction Document. “Collateral Custodian Fee Letter”: The Fee Schedule, updated as of December 17, 2014, as acknowledged by the Collateral Manager. “Collateral Custodian Termination Notice”: The meaning specified in Section 7.5. “Collateral Manager”: The meaning specified in the Preamble. “Collateral Manager Default”: The occurrence of any one or more of the following: (a) the Collateral Manager fails to observe or perform in any material respect any covenant or agreement applicable to it in any Transaction Document (it being understood and agreed that the Collateral Manager shall have no responsibility for the creditworthiness or continuing eligibility of any Eligible Loan) and such failure continues unremedied for a period of 30 days (if such failure can be remedied) after the earlier to occur of (A) a Responsible Officer of the Collateral Manager’s actual knowledge of such failure or (B) its receipt of written notice of such failure; (b) the occurrence of an Event of Default described in any of Sections 9.1(b), (c) or (d) that results primarily from any material breach by the Collateral Manager of its duties under the Transaction Documents and which continues to be unremedied for a period of ten (10) Business Days; (c) an Insolvency Event shall occur with respect to the Collateral Manager; (d) (A) the occurrence of an act by the Collateral Manager that constitutes fraud or criminal activity in the performance of its obligations under the Transaction Documents (as determined pursuant to a final adjudication by a court of competent jurisdiction), (B) the Collateral Manager being convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to its business of providing asset management services or (C) any responsible officer of the Collateral Manager primarily responsible for the performance by the Collateral Manager of its obligations under the Transaction Documents (in the performance of his or her investment management duties) is convicted (after all appeals and the expiration of time to appeal) of a criminal offense materially related to the business of the Collateral Manager providing asset management services and continues to have responsibility for the performance by the Collateral Manager under the Transaction Documents for a period of 30 days after the final such appeal; USActive 37382726.2937382726.32 13 (e) any failure by the Collateral Manager to make any payment, transfer or deposit into the Collection Account as required by this Agreement which continues unremedied for a period of two (2) Business Days; (f) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any recourse debt or other obligations, which debt or other obligations are in excess of United States $15,000,000, individually or in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such recourse debt or other obligations, whether or not waived; (g) the Collateral Manager shall cease to be the sole member of the Borrower or, other than in accordance with Section 6.10 or 6.11, shall cease to act in the capacity of Collateral Manager; (h) the occurrence or existence of any change with respect to the Collateral Manager which the Administrative Agent in its sole discretion determines has a Material Adverse Effect (provided that, the withdrawal of the Collateral Manager’s election to be regulated as a business development company shall not constitute a Material Adverse Effect on the Collateral Manager); (i) any Change of Control described in clause (c), (d) or (e) of the definition thereof occurs; (j) any failure by the Collateral Manager to deliver any Required Reports hereunder on or before the date occurring two (2) Business Days after the date such report is required to be made or given, as the case may be, under the terms of this Agreement; or (k) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of United States $15,000,000, individually or in the aggregate, and the continuance of such judgment, decree or order unsatisfied and in effect for any period of more than sixty (60) consecutive days without a stay of execution. “Collateral Manager Termination Notice”: The meaning specified in Section 6.11 “Collection Account”: Collectively, the Interest Collection Account and the Principal Collection Account. “Collection Period”: The period from but excluding the Determination Date immediately preceding the previous Payment Date to and including the Determination Date immediately preceding the current Payment Date (or, in the case of the final Payment Date, to and including such Payment Date). “Collections”: All cash collections and other cash proceeds of any Collateral, including, without limitation or duplication, any Interest Collections, Principal Collections, collections on Permitted Investments or other amounts received in respect thereof (but excluding any Excluded Amounts). 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“Commitment”: With respect to each Lender, the commitment of such Lender to make Loan Advances in accordance herewith in an amount up to (a) prior to the earlier to occur of the applicable Revolving Period End Date or the Termination Date and unless a Curable BDC Asset Coverage Event has occurred and is continuing, the dollar amount set forth opposite such Lender’s name on Annex B hereto or the amount set forth as such Lender’s “Commitment” on Schedule I to the Joinder Supplement relating to such Lender, as such amounts may be reduced, increased or assigned from time to time pursuant to the terms of this Agreement, and (b) if a Curable BDC Asset Coverage Event has occurred and is continuing and on or after the earlier to occur of the applicable Revolving Period End Date or the Termination Date, zero. “Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage. “Commitment Reduction Percentage”: On or prior to the one-year anniversary of the FifthEighth Amendment Closing Date, a percentage equal to 1.00%. “Conforming Changes”: With respect to the use or administration of Daily Simple SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent decides (in consultation with the Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject. “Corporate Trust Office”: The designated corporate trust office of the Collateral Custodian specified on Annex A or such other address within the United States as the Collateral Custodian may designate from time to time by notice to the Administrative Agent. USActive 37382726.2937382726.32 15 “Covenant Compliance Period”: The period beginning on the A&R Effective Date and ending on the date on which all Commitments have been terminated and the Obligations have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim giving rise thereto has been asserted). “Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b). “Credit and Collection Policy”: The written credit policies and procedures manual of the Collateral Manager set forth on Schedule IV, as such credit and collection policy may be as amended or supplemented from time to time in accordance with Section 5.1(h). “Curable BDC Asset Coverage Event”: The meaning specified in Section 5.1(s). “Cut-Off Loan Date”: The date on which the Collateral is initially contributed to the facility, as reported on the Borrowing Base Certificate. “Daily Simple SOFR” means for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. Daily Simple SOFR in no event shall be less than the Floor. “Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default. “Default Right”: The meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances or participations in Swingline Advances required to be funded by it hereunder within one USActive 37382726.2937382726.32 16 Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit or has failed to confirm in writing within five (5) Business Days of any reasonable request by the Administrative Agent or the Borrower that it intends to comply with its funding obligations under this Agreement, (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (v) becomes subject to a Bail-In Action. “Delayed Draw Loan”: A Loan that requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that, such Loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation. “Designated Loan”: Any Loan that the Administrative Agent, in its sole discretion, has designated as a “Designated Loan” on the related Approval Notice solely for the purposes of determining the Assigned Value of such Loan in reference to the “Minimum Facility Attachment Ratio” specified therefor and set forth in the definition of “Assigned Value.” “Determination Date”: The last day of each calendar month; provided that, with respect to the Termination Date, the Determination Date shall be the Termination Date. “DIP Loan”: Any Loan (i) with respect to which the related Obligor is a debtor-in-possession as defined under the Bankruptcy Code, (ii) which has the priority allowed pursuant to Section 364 of the Bankruptcy Code and (ii) the terms of which have been approved by a court of competent jurisdiction (the enforceability of which is not subject to any pending contested matter or proceeding). “Discretionary Sale”: The meaning specified in Section 2.14(b). “Discretionary Sale Date”: With respect to any Discretionary Sale, the Business Day on which such Discretionary Sale occurs. “Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Administrative Agent, the Collateral Custodian, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain Dollars to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Custodian, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which Dollars are being offered to such Lender does not accurately reflect USActive 37382726.2937382726.32 17 the cost to such Lender of making, funding or maintaining any Advance or (c) any Lender shall have notified the Administrative Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain Dollars to make, fund or maintain any Advance; provided that if the circumstances described above have arisen and such circumstances are unlikely to be temporary then no Disruption Event shall have been deemed to occur and a Benchmark Transition Event shall have occurred. “Distressed Loan”: Any Loan (a)(i) that is issued pursuant to an Underlying Instrument governing the issuance of Indebtedness having an aggregate principal amount (whether drawn or undrawn) of less than U.S.$350,000,000 at the time of issuance, (ii) with respect to which the EBITDA of the related Obligor set forth on the most recently delivered financial statements is less than $75,000,000, (iii) that is not rated by S&P and Moody’s (or the Obligor thereof is not rated by S&P and Moody’s) and (iv) either (x) for which bid side prices cannot be obtained from at least two Approved Broker Dealers or (y) for which the average bid side prices obtained from Approved Broker Dealers is less than 80% (expressed as a percentage of par) or (b)(i) that is a Non-First Lien Loan, (ii) for which the average bid side prices obtained from Approved Broker Dealers is less than 95% (expressed as a percentage of par) and (iii) for which the Total Leverage Ratio of the related Obligor with respect to such Non-First Lien Loan is greater than 6.00. “Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States. “EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA”, “Adjusted EBITDA” or any comparable definition in the related Underlying Instruments, and in any case that “EBITDA”, “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligor on such Loan and any parent or subsidiary that is obligated pursuant to the Underlying Instruments for such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) and any other item the Borrower and the Administrative Agent mutually deem to be appropriate; provided that, with respect to any Obligor for which four full fiscal quarters of economic data are not available, EBITDA shall be determined for such Obligor based on annualizing the economic data from the reporting periods actually available. “EEA Financial Institution”: (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. USActive 37382726.2937382726.32 18

“EEA Member Country”: Any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority”: Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eighth Amendment Closing Date”: October 26, 2023. “Eligible Loan”: Each Loan (A) for which the Administrative Agent and the Collateral Custodian have received (or, in accordance with clause (b) of the definition of “Required Loan Documents”, the Collateral Custodian will receive) the related Required Loan Documents; (B) that has been approved by the Administrative Agent in its sole discretion on or prior to the date of the related Transaction; and (C) that satisfies each of the following eligibility requirements (unless the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan): (a) such Loan is a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan or a Recurring Revenue Loan; (b) such Loan is denominated and payable only in Dollars in the United States and does not permit the currency in which such Loan is payable to be changed; provided that the sum of the OLBs of all Loans denominated in a currency other than Dollars may comprise up to 5% of the Aggregate OLB; (c) the acquisition of such Loan will not cause the Borrower or the pool of Collateral to be required to register as an investment company under the 1940 Act; (d) such Loan does not constitute a DIP Loan; (e) the primary Underlying Asset for such Loan is not real property; (f) such Loan is in the form of and is treated as indebtedness of the related Obligor for United States federal income tax purposes and is not a United States real property interest as defined under Section 897 of the Code; (g) as of the date such Loan is first included as part of the Collateral hereunder (or, if earlier, under any of the Existing Loan and Security Agreements), such Loan is not delinquent in payment after taking into account any applicable grace or cure period; (h) such Loan and any Underlying Assets comply in all material respects with all Applicable Laws; (i) such Loan is eligible under its Underlying Instruments (giving effect to the provisions of Sections 9-406 and 9-408 of the UCC) to be sold to the Borrower and to have a security interest therein granted to the Administrative Agent, as agent for the Secured Parties; USActive 37382726.2937382726.32 19 (j) such Loan, together with the Underlying Instruments related thereto, (i) is, to the knowledge of the Borrower following the Borrower’s completion of customary due diligence, in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to customary bankruptcy, insolvency and equity limitations, (ii) is not subject to any litigation, dispute or offset, and (iii) contains provisions substantially to the effect that the Obligor’s payment obligations thereunder are absolute and unconditional without any right of rescission, setoff, counterclaim or defense for any reason against the Borrower or any assignee thereof except as required by law; (k) such Loan (i) was originated by the Borrower (and underwritten by New Mountain Finance Advisers BDC, L.L.C., the investment advisor of the Collateral Manager, on behalf of the Borrower and its Affiliates), or was purchased by the Borrower from a third-party (and re-underwritten by New Mountain Finance Advisers BDC, L.L.C., the investment advisor of the Collateral Manager, on behalf of the Borrower and its Affiliates), in each case in accordance with the Credit and Collection Policy, and (ii) is fully documented; (l) the Borrower has good and marketable title to, and is the sole owner of, such Loan, and (ii) the Borrower has granted to the Administrative Agent a valid and perfected first-priority (subject to Permitted Liens) security interest in the Loan and Underlying Instruments, for the benefit of the Secured Parties; (m) such Loan, and any payment made with respect to such Loan, is not subject to any withholding tax unless the Obligor thereon is required under the terms of the related Underlying Instrument to make “gross-up” payments that cover the full amount of such withholding tax on an after-tax basis (subject to customary carveouts); (n) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority or any other Person required to be obtained, effected or given in connection with the making, acquisition, transfer or performance of such Loan have been duly obtained, effected or given and are in full force and effect; (o) such Loan and the Underlying Instruments related thereto, are eligible to be sold, assigned or transferred to the Borrower, and neither the sale, transfer or assignment of such Loan to the Borrower, nor the granting of a security interest hereunder to the Administrative Agent, violates, conflicts with or contravenes in any material respect any Applicable Law or any contractual or other restriction, limitation or encumbrance binding on the Borrower; (p) such Loan requires the related Obligor to pay customary maintenance, repair, insurance and taxes, together with all other ancillary costs and expenses, with respect to the related, underlying collateral of such Loan; (q) such Loan has an original term to stated maturity that does not exceed ten (10) years; (r) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Administrative Agent or any Secured Party from obtaining all necessary information with regard to such Loan, so long as the Administrative Agent or such USActive 37382726.2937382726.32 20 Secured Party, as applicable, has agreed to maintain the confidentiality of such information in accordance with the provisions of such Underlying Instruments; (s) such Loan requires (i) periodic payments of accrued and unpaid interest in cash (x) in a minimum amount of (A) if such Loan has a floating interest rate based on LIBOR, such LIBOR rate plus 2% per annum, (B) if such Loan has a floating interest rate based on the Prime Rate, the Prime Rate or (C) if such Loan has a fixed interest rate, 6% per annum and (y) on a current basis no less frequently than semi-annually and (ii) a fixed amount of principal payable in cash no later than its stated maturity; (t) if such Loan is a registration-required obligation within the meaning of Section 163(f)(2) of the Code, such Loan is Registered; (u) such Loan is not a participation interest; (v) all information provided by the Borrower or the Collateral Manager with respect to the Loan is true, correct and complete in all material respects as of the date such information is provided; (w) such Loan (A) is not an Equity Security and (B) does not provide for the conversion or exchange into an Equity Security at any time on or after the date it is included as part of the Collateral; (x) such Loan does not constitute Margin Stock; (y) unless such Loan is a Delayed Draw Loan or a Revolving Loan, such Loan does not require the Borrower to make advances in respect of such Loan at any time after the Borrower’s purchase of such Loan; provided that, if such Loan is a Delayed Draw Loan or a Revolving Loan, the acquisition of such Loan would not cause the sum of the OLBs of all Loans that are Delayed Draw Loans or Revolving Loans plus the Aggregate Unfunded Exposure Amount to exceed the greater of (i) 10% of the Aggregate OLB plus the Aggregate Unfunded Exposure Amount as of such date and (ii) the Applicable Future Funding Limit Amount set forth on Annex C; (z) the Obligor of such Loan is an Eligible Obligor; provided that with respect to clause (f) of such term, only the Loans or portions thereof exceeding the thresholds set forth in such clause (f) shall be deemed to be Loans with Obligors that are not Eligible Obligors; (aa) such Loan shall not cause the sum of the aggregate OLBs and Unfunded Exposure Amounts of Loans that are Recurring Revenue Loans to exceed the greater of (i) 10% of the Aggregate OLB as of such date and (ii) the applicable amount noted in Annex C; and (bb) such Loan satisfies such other eligibility criteria as may be mutually agreed upon by the Administrative Agent and the Borrower prior to the applicable Advance Date. USActive 37382726.2937382726.32 21 For purposes of determining compliance with clause (B) of the definition of “Eligible Loan,” each Loan included in the Loan Schedule set forth on Schedule III hereto as of the A&R Effective Date shall be deemed to be approved by the Administrative Agent. For the avoidance of doubt, following the end of the Revolving Period, references to the “Aggregate OLB” in clauses (b), (y) and (aa) above shall refer to the Aggregate OLB as of the Revolving Period End Date. “Eligible Obligor”: Any Obligor: (a) that is a business organization (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization; (b) that is not a Governmental Authority; (c) that is not an Affiliate of the Borrower or the Collateral Manager; (d) that is organized or incorporated in (i) the United States (or any State thereof) or (ii) if approved in writing by the Administrative Agent in its sole discretion, any other country; (e) that is not the subject of an Insolvency Event and, as of the date on which such Loan becomes part of the Collateral, such Obligor has not, to the Borrower’s knowledge after completion of customary due diligence, experienced a material adverse change in its financial condition; (f) where the sum of the OLBs of all Eligible Loans made to such Obligor (including any Affiliate thereof) does not exceed (i) the Applicable Top-3 Obligor Amount set forth on Annex C if such Obligor is one of the three (3) largest Obligors (by aggregate OLB of all Eligible Loans to such Obligor), (ii) the Applicable Next Top-3 Obligor Amount set forth on Annex C if such Obligor is one of the next three (3) largest Obligors (by aggregate OLB of all Eligible Loans to such Obligor (not including any Obligors described in clause (i))) or (iii) the Applicable Other Obligor Amount set forth on Annex C if neither clause (i) nor clause (ii) above apply; and (g) where the sum of the OLBs of Eligible Loans that are Non-First Lien Loans made to such Obligor (including any Affiliate thereof) does not exceed the Applicable Non-First Lien Loan Obligor Amount set forth on Annex C. “Equity Security”: (i) Any equity security or any other security that is not eligible for purchase by the Borrower as a Loan and (ii) any security purchased as part of a “unit” with a Loan and that itself is not eligible for purchase by the Borrower as a Loan. “ERISA”: The United States Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated or issued thereunder. “ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (b) a trade or USActive 37382726.2937382726.32 22 business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower. “EU Bail-In Legislation Schedule”: The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default”: The meaning specified in Section 9.1. “Excepted Persons”: The meaning specified in Section 12.13(a). “Excess Concentration Amount”: The greater of (a) zero and (b) the greater of (x) the aggregate OLB of all Non-First Lien Loans minus the product of (A) the Aggregate OLB and (B) 35% and (y) the aggregate OLB of all Second Lien Loans minus the product of (A) the Aggregate OLB and (B) 25%. “Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Excluded Amounts”: Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, (i) which amount is attributable to the reimbursement of payment by the Borrower or any Affiliate (other than from amounts on deposit in the Collection Account) of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets or (ii) which amount was deposited into the Collection Account in error. “Excluded Taxes”: Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or a Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Advance or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13(g) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing A&R Loan and Security Agreement”: The meaning specified in the Recitals. “Existing Loan and Security Agreements”: Collectively, the Existing A&R Loan and Security Agreement, the Existing Operating Loan and Security Agreement and the Existing SPV Loan and Security Agreement. USActive 37382726.2937382726.32 23 “Existing Operating Loan and Security Agreement”: That certain Amended and Restated Loan and Security Agreement, dated as of May 19, 2011 among the Borrower, the Lenders, the Administrative Agent and the Collateral Custodian. “Existing SPV Loan and Security Agreement”: That certain Loan and Security Agreement, dated as of October 27, 2010, among the Borrower, the Lenders, the Administrative Agent and the Collateral Custodian “Exposure Amount Shortfall”: The meaning specified in Section 2.2(e). “Extending Lender”: The meaning specified in Section 2.3(c). “Facility Amount”: An amount equal to the lesser of (i) the aggregate Commitments and (ii) $800,000,000, as such amount may vary from time to time pursuant to Sections 2.1(c) and 2.3 hereof; provided that on or after the earlier to occur of the Revolving Period End Date with respect to all Commitments or the Termination Date, the Facility Amount shall mean the Advances Outstanding. “Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (a) if such Eligible Loan is a First Lien Loan, the product of (i) the First Out Attachment Ratio, (ii) the applicable Advance Rate and (iii) the Assigned Value, (b) if such Eligible Loan is a First Lien Last Out Loan, the sum of (i) the First Out Attachment Ratio and (ii) the product of (A) the Last Out Attachment Ratio less the First Out Attachment Ratio, (B) the applicable Advance Rate and (C) the Assigned Value, (c) if such Eligible Loan is a Second Lien Loan, the sum of (i) the Net Senior Leverage Ratio and (ii) the product of (A) the Total Leverage Ratio less the Net Senior Leverage Ratio, (B) the applicable Advance Rate and (C) the Assigned Value, and (d) if such Eligible Loan is a Designated Loan, the applicable Facility Attachment Ratio calculation above for a First Lien Loan. “Facility Maturity Date”: The two-year anniversary of the Revolving Period End Date with respect to all the Commitments. “FATCA”: Sections 1471 through 1474 of the Code, as in effect on the A&R Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements (or related legislation or official administrative rules or practices) implementing the foregoing. “FDIC”: The Federal Deposit Insurance Corporation, and any successor thereto. “Federal Funds Rate”: For any day, a per annum rate equal to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Administrative Agent for such day (or, if such day is not a Business Day, for the next preceding Business Day), or, if for any reason such rate is not available on any day, the rate determined, in the sole discretion of the Administrative USActive 37382726.2937382726.32 24 Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. on such day. “Federal Reserve Bank of New York’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Fee Letter”: Any Fee Letter among the Borrower, the Administrative Agent and/or any Lenders, as the same may be amended, restated, modified or supplemented from time to time. “Fifth Amendment Closing Date: April 20, 2021. “Financial Asset”: The meaning specified in Section 8-102(a)(9) of the UCC. “Financial Sponsor”: Any Person, including any Subsidiary of such Person, whose principal business activity is acquiring, holding, and selling investments (including controlling interests) in otherwise unrelated companies that each are distinct legal entities with separate management, books and records and bank accounts, whose operations are not integrated with one another and whose financial condition and creditworthiness are independent of the other companies so owned by such Person. “First Lien Last Out Loan”: Any Loan that is (i) a commercial loan (ii) that by its terms could become subordinate in right of payment to another obligation of the Obligor in a bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (iii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority under applicable law (subject to liens permitted under the applicable credit agreement) and (iv) the Collateral Manager determines in good faith that the value of the collateral securing the loan on or about the time of origination equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral. “First Lien Loan”: A Loan (i) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to Liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any state or agency thereof) under Applicable Law and (iii) the Collateral Manager determines in good faith that the value of the collateral securing the Loan on or about the time of origination equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral. “First Out Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to the “senior net leverage ratio” or any comparable term relating to any “first out” senior secured Indebtedness in the Underlying Instruments for such Loan; provided that if the “senior net leverage ratio” or such comparable term is not defined in the Underlying Instruments, then the First Out Attachment Ratio shall be the ratio of such “first out” senior secured Indebtedness (less Unrestricted Cash) to EBITDA, as calculated by the Collateral Manager in good faith using information from calculations consistent with the relevant USActive 37382726.2937382726.32 25 compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Underlying Instruments. For the avoidance of doubt, “first out” senior secured Indebtedness refers to all or any portion of such Loan that constitutes first lien senior secured Indebtedness that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the relevant Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings. “Fitch”: Fitch Ratings, Inc. or any successor thereto. “Floor”: A rate of interest equal to 0.0%. “Foreign Lender”: A Lender that is not a U.S. Person. “Fourth Amendment Closing Date”: September 30, 2020. “Fronting Exposure”: At any time there is a Defaulting Lender, with respect to the Swingline Lender, such Defaulting Lender’s Pro Rata Share of Swingline Advances other than Swingline Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swingline Lender shall have been provided in accordance with the terms hereof. “Funding Date”: With respect to any Loan Advance, the Business Day following the Business Day of receipt (or in the case of any Swingline Advance, the Business Day of receipt) by the Administrative Agent (which shall promptly deliver the same to each Revolving Lender or, in the case of any Swingline Advance, the Swingline Lender) of a Funding Notice and other required deliveries in accordance with Section 2.2. “Funding Notice”: A notice in the form of Exhibit A-1 requesting an Advance, including the items required by Section 2.2. “GAAP”: Generally accepted accounting principles as in effect from time to time in the United States. “General Intangible”: The meaning specified in Section 9-102(a)(42) of the UCC. “Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person. “Highest Required Investment Category”: (i) With respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one (1) month instruments, “Aa2” and “P-1” for three (3) month instruments, “Aa3” and “P-1” for six (6) month instruments and “Aa2” and “P-1” for instruments with a term in excess of six (6) months, (ii) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments, and (iii) with respect to USActive 37382726.2937382726.32 26 rating assigned by Fitch (if such investment is rated by Fitch), “F-1+” for short-term instruments and “AAA” for long-term instruments. “Increased Costs”: Any amounts that an Affected Party has notified the Borrower pursuant to Section 2.12(d) are required to be paid by the Borrower to an Affected Party pursuant to Section 2.12. “Indebtedness”: With respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities incurred in the ordinary course of business and payable in accordance with customary trade practices) or that is evidenced by a note, bond, debenture or similar instrument or other evidence of indebtedness customary for indebtedness of that type, (b) all obligations of such Person under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all indebtedness, obligations or liabilities of that Person in respect of derivatives, and (f) all obligations under direct or indirect guaranties in respect of obligations (contingent or otherwise) to purchase or otherwise acquire, or to otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kind referred to in clauses (a) through (e) above. “Indemnified Amounts”: The meaning specified in Section 10.1(a). “Indemnified Parties”: The meaning specified in Section 10.1(a). “Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Transaction Document and (b) to the extent not otherwise described in (a), Other Taxes. “Independent”: As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (a) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person (other than the payment of any amounts as compensation for actual services rendered), and (b) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. “Independent” when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. “Independent Manager”: The meaning specified in Section 4.1(t)(xxv). “Indorsement”: The meaning specified in Section 8-102(a)(11) of the UCC, and “Indorsed” has a corresponding meaning. USActive 37382726.2937382726.32 27 USActive 37382726.2937382726.32 28 P IR = the Advances Outstanding on such day; and = “Ineligible Assignee”: Any private investment company, investment firm, investment partnership, private equity fund or other private equity investment vehicle. “Initial Assigned Value”: With respect to any Loan, the “Initial Assigned Value”, if any, set forth on the related Approval Notice by the Administrative Agent in its sole discretion. “Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction over such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing. “Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally. “Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event. “Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC. “Interest”: For each Accrual Period, the sum of the amounts determined (with respect to each day during such Accrual Period) in accordance with the following formula: IR x P x 1 D where: D the Interest Rate for such day; = 360 days (or, to the extent the Interest Rate for such day is determined pursuant to the proviso of the definition thereof, 365 or 366 days, as applicable). provided that (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason. “Interest Collections”: All payments of interest, late fees, amendment fees, prepayment fees and premiums, extension fees, consent fees and waiver fees on Loans and Permitted Investments, including any payments of accrued interest received on the sale of Loans or Permitted Investments and all payments of principal (including principal prepayments) on Permitted Investments purchased with the proceeds described in this definition, in each case, received in cash by or on behalf of the Borrower or Collateral Custodian; provided that, Interest Collections shall not include (x) Sale Proceeds representing accrued interest that are applied toward payment for accrued interest on the purchase of a Loan and (y) interest received in respect of a Loan (including in connection with any sale thereof), which interest was purchased with Principal Collections. “Interest Collection Account”: One or more Securities Accounts created and maintained on the books and records of the Collateral Custodian entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. “Interest Rate”: With respect to any day, a rate per annum equal to (a) the Benchmark for such day plus (b) the Applicable Spread for such day; provided that, for any day after the occurrence and during the continuance of a Disruption Event, the “Interest Rate” on that portion of the Advances Outstanding owing to the affected Lender shall mean a rate per annum equal to (x) the Base Rate for such day plus (y) the Applicable Spread for such day. “Intermediary”: A Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity, which in each case is not an Affiliate of the Borrower or the Collateral Manager. “Investment”: With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans and the acquisition of Equity Securities otherwise permitted by the terms hereof which are related to such Loans. “Investment Property”: The meaning specified in Section 9-102(a)(49) of the UCC. “IRS”: The United States Internal Revenue Service. “Joinder Supplement”: An agreement among the Borrower, a Lender and the Administrative Agent in the form of Exhibit I to this Agreement (appropriately completed) delivered in connection with a Person becoming a Lender hereunder after the A&R Effective Date, as contemplated by Section 2.1(c). “Last Out Attachment Ratio”: With respect to any Loan, the Net Senior Leverage Ratio. USActive 37382726.2937382726.32 29 “Lenders”: The meaning specified in the Preamble, including Wells Fargo, and each financial institution which may from time to time become a Lender hereunder by executing and delivering a Joinder Supplement to the Administrative Agent and the Borrower as contemplated by Section 2.1(c). For the avoidance of doubt, the Swingline Lender shall constitute a “Lender” with respect to the repayment of Swingline Advances for all purposes hereunder. “Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person. “Loan”: Any loan made by the Borrower or by a commercial bank, an investment bank, investment fund or other financial institution and acquired by the Borrower; provided that, any such loan is similar to those typically made to a commercial client or syndicated, sold or participated to a commercial bank or institutional loan investor or other financial institution in the ordinary course of business. “Loan Advance”: The meaning specified in Section 2.1(a). “Loan Checklist”: An electronic or hard copy, as applicable, of a checklist in the form of Exhibit K delivered by or on behalf of the Borrower to the Collateral Custodian for each Loan of all related Required Loan Documents, which shall also specify whether such document is an original or a copy. “Loan File”: With respect to each Loan, a file containing (a) each of the documents and items as set forth on the Loan Checklist (to the extent reasonably available to the Borrower or the Collateral Manager) with respect to such Loan and (b) duly executed originals and copies of any other relevant records relating to such Loans and the Underlying Assets pertaining thereto. “Loan Register”: The meaning specified in Section 5.3(n). “Loan Schedule”: The Loan Schedule provided by the Borrower to the Administrative Agent and the Collateral Custodian, in the form of Schedule III hereto, as such list may be amended, supplemented or modified from time to time in accordance with this Agreement. “Margin Stock”: “Margin Stock” as defined under Regulation U. “Market Value”: With respect to any Loan (other than a Distressed Loan) as of any date of determination, the price (expressed as a percentage of par) as of the immediately preceding Measurement Date (or, if such date is a Measurement Date, as of such date) determined in the following manner: (a) in the case of a Broadly Syndicated Loan, by using the bid side quote determined by any of Loan Pricing Corporation, MarkIt Partners or any other nationally recognized loan pricing service or broker quote selected by the Collateral Manager and approved in writing by the Administrative Agent; provided that, if such Loan is a Distressed Loan or if the Administrative Agent or the Collateral Manager reasonably determines that any such quote is not current or accurate, either of the Administrative Agent or the Collateral Manager may reject such quote; USActive 37382726.2937382726.32 30

(b) if the value of a Broadly Syndicated Loan is not determined in accordance with clause (a) above (either because no bid side quote is available or the Administrative Agent or the Collateral Manager reasonably rejects any such quote), by using the average of the bid side quotes determined by three Approved Broker Dealers active in the trading of such asset; or (i) if only two such bids can be obtained, the average of the bid side quotes of such two bids; or (ii) if only one such bid can be obtained, such bid; provided that, if the Administrative Agent reasonably determines that the quote of any such Approved Broker Dealer is not current or accurate, the Administrative Agent may reject such quote; or (c) if the value of a Loan is not determined in accordance with clause (a) or (b) above (either because no bid side quote is available or, the Administrative Agent reasonably rejects one or more bid side quotes or such Loan is not a Broadly Syndicated Loan), by using the value assigned by the Administrative Agent in a notice thereof sent to the Collateral Manager and the Collateral Custodian. “Markit”: The Markit Loan Pricing service, a division of Markit Group Limited. “Material Action”: The meaning specified in the Borrower LLC Agreement. “Material Adverse Effect”: With respect to any event or circumstance, a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower, (b) the validity, enforceability or collectability of this Agreement or any other Transaction Document or the validity, enforceability or collectability of the Loans generally or any material portion of the Loans, (c) the rights and remedies of the Administrative Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document, (d) the ability of each of the Borrower or the Collateral Manager to perform its obligations under any Transaction Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Administrative Agent’s or the other Secured Parties’, lien on the Collateral. “Material Modification”: Any amendment or waiver of, or modification or supplement to, an Underlying Instrument governing a Loan executed or effected on or after the date on which the Borrower acquired such Loan that: (a) (i) reduces, delays or waives any or all of the principal amount of such Loan as and when due or (ii) extends or delays (A) the stated maturity date of such Loan or (B) the required or scheduled amortization for such Loan, and such extension or delay has not been approved by the Administrative Agent in its sole reasonable discretion; (b) waives one or more interest payments, or permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Loan (other than any such USActive 37382726.2937382726.32 31 waiver that occurs without any further action in accordance with the terms of the applicable Underlying Instrument); (c) contractually or structurally subordinates such Loan by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of Liens (other than Permitted Liens) on any of the Underlying Assets securing such Loan; (d) substitutes, alters or releases (other than as permitted by such Underlying Instruments) the Underlying Assets securing such Loan, and each such substitution, alteration or release, as determined in the sole discretion of the Administrative Agent, materially and adversely affects the value of such Loan; or (e) amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Recurring Revenue”, “Total Leverage Ratio” or “Cash Interest Coverage Ratio” (or any respective comparable definition in its Underlying Instruments) or the definition of any component thereof (including any adjustment to EBITDA or similar definition) in a manner that, in the sole discretion of the Administrative Agent, is materially adverse to the Administrative Agent or the Lenders; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (e). “Measurement Date”: Each of the following: (i) the A&R Effective Date; (ii) each date on which a Value Adjustment Event occurs; (iii) each Determination Date, (iv) the date of each Transaction and (v) the date of each Discretionary Sale. “Moody’s”: Moody’s Investors Service, Inc., and any successor thereto. “Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is or was at any time during the current year or the preceding five (5) years contributed to by the Borrower or any ERISA Affiliate on behalf of its employees. “Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments. “Non-Consenting Lender”: A Lender (other than a Lender which is administered by the Administrative Agent or an Affiliate of the Administrative Agent) whose approval is required for an Applicable Amendment and who has given notice that it will not consent to such Applicable USActive 37382726.2937382726.32 32 Amendment or has failed to approve such Applicable Amendment within five (5) Business Days after written request therefor from the Administrative Agent or the Borrower. “Non-Extending Lender”: The meaning specified in Section 2.3(c). “Non-First Lien Loan”: A Second Lien Loan or a First Lien Last Out Loan. “Non-Usage Fee”: A fee with respect to each Accrual Period in an amount equal to the sum for each day during such Accrual Period of (x) the product of (a) the Unused Facility Amount as of the close of business on such day multiplied by (b) the Non-Usage Fee Rate with respect to such day, divided by (y) 365. “Non-Usage Fee Rate”: For each day, the sum of (a) 0.50% on the first portion of the Unused Facility Amount up to the product of (i) 40% and (ii) the Facility Amount and (b) for all Unused Facility Amount in excess of such first portion, 2.00%. “Noteless Loan”: A Loan with respect to which the Underlying Instruments either (i) do not require the Obligor to execute and deliver a promissory note to evidence the indebtedness created under such Loan or (ii) require execution and delivery of such a promissory note only upon the request of any holder of the indebtedness created under such Loan, and as to which the Borrower has not requested a promissory note from the related Obligor. “Notice of Exclusive Control”: The meaning specified in the Securities Account Control Agreement. “Obligations”: The unpaid principal amount of, and interest (including, without limitation, interest accruing after the maturity of the Advances and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on the Advances and all other obligations and liabilities of the Borrower to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with any Transaction Document, and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent, the Collateral Custodian or to the Lenders that are required to be paid by the Borrower pursuant to the terms of the Transaction Documents) or otherwise. “Obligor”: With respect to any Loan, any Person or Persons obligated to make payments pursuant to or with respect to such Loan, including any guarantor thereof. “Officer’s Certificate”: A certificate signed by a Responsible Officer of the Person providing the applicable certification, as the case may be. USActive 37382726.2937382726.32 33 “OLB”: For any Loan as of any date of determination, an amount equal to the product of (x) the Assigned Value of such Loan as of such date of determination, and (y) the principal balance of such Loan outstanding as of such date of determination. “Operating Lease Implementation”: The implementation by an Obligor of IFRS 16/ASC 842. “Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Administrative Agent in its sole discretion. “Original Cash Interest Coverage Ratio”: With respect to any Loan, the Cash Interest Coverage Ratio for such Loan on the date of the related Approval Notice. “Original Closing Date”: With respect to (a) the Existing A&R Loan and Security Agreement, December 18, 2014, (b) the Existing SPV Loan and Security Agreement, October 27, 2010 and (c) the Existing Operating Loan and Security Agreement, May 19, 2011, as applicable. “Original Net Senior Leverage Ratio”: With respect to any Loan, the Net Senior Leverage Ratio for such Loan on the date of the related Approval Notice. “Original Total Leverage Ratio”: With respect to any Loan, the Total Leverage Ratio for such Loan on the date of the related Approval Notice (or, if consented to by the Administrative Agent, on the A&R Effective Date). “Other Connection Taxes”: With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Advance or Transaction Document). “Other Taxes”: All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document or any other document providing liquidity support, credit enhancement or other similar support to the Lenders in connection with this Agreement or the funding or maintenance of Advances hereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by the Borrower). “Participant Register”: The meaning specified in Section 12.16(b). “Payment Date”: The fourth Business Day of each calendar month. “Payment Duties”: The meaning specified in Section 7.2(b)(vii). USActive 37382726.2937382726.32 34

“Pension Plans”: The meaning specified in Section 4.1(v). “Permanent BDC Asset Coverage Event”: The meaning specified in Section 5.1(s). “Permitted Investment Required Ratings”: With respect to any obligation or security, (a) if such obligation or security (i) has both a long-term and a short-term credit rating from Moody’s, such ratings are “Aa3” or better (not on credit watch for possible downgrade) and “P-1” (not on credit watch for possible downgrade), respectively, (ii) has only a long-term credit rating from Moody’s, such rating is “Aaa” (not on credit watch for possible downgrade) or (iii) has only a short-term credit rating from Moody’s, such rating is “P-1” (not on credit watch for possible downgrade) and (b) for securities (x) with original maturities up to 30 days, a short-term credit rating of at least “F1” and a long-term credit rating of at least “A” (if such long-term rating exists) from Fitch or (y) with original maturities of more than 30 days but not in excess of 365 days, a short-term credit rating of “F1+” and a long-term credit rating of at least “AA-“ (if such long-term rating exists) from Fitch. “Permitted Investments”: (i) Cash or (ii) any United States dollar investment that, at the time it is delivered to the Collateral Custodian (directly or through an intermediary or bailee), is one or more of the following obligations or securities (which may include obligations or securities for which the Collateral Custodian or an Affiliate of the Collateral Custodian provides services or receives compensation): (a) direct obligations of, and obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Permitted Investment Required Ratings; (b) demand and time deposits in, certificates of deposit of, trust accounts with, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Permitted Investment Required Ratings; (c) commercial paper (excluding extendible commercial paper or asset backed commercial paper) which satisfies the Permitted Investment Required Ratings; and (d) shares or other securities of non-United States registered money market funds which funds have, at all times, credit ratings of Aaa-mf by Moody’s and AAAm by S&P; provided that, (A) Permitted Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (d) above, as mature (or are putable at par to the issuer or obligor thereof) no later than the Business Day prior to the next USActive 37382726.2937382726.32 35 Payment Date (unless such Permitted Investments are issued by the Collateral Custodian in its capacity as a banking institution, in which case such Permitted Investments may mature on such Payment Date), and (B) Permitted Investments shall exclude any investments not treated as “cash equivalents” for purposes of Section __.10(c)(8)(iii)(A) of the regulations implementing the Volcker Rule in accordance with any applicable interpretive guidance thereunder. For the avoidance of doubt, the Borrower shall only acquire Permitted Investments that, in the commercially reasonable belief of the Collateral Manager, are “cash equivalents” as defined in the Volcker Rule. The Collateral Custodian shall have no obligation to oversee or monitor compliance with the foregoing. “Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person, (b) Liens imposed by law, such as banks’, securities intermediaries’, materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith and (c) Liens granted pursuant to or by the Transaction Documents or expressly permitted thereby. “Person”: An individual, group, sector, territory, or country, partnership, corporation, company, limited liability company, limited liability partnership, joint stock company, trust (including a statutory or business trust), estate, unincorporated association, sole proprietorship, joint venture, nonprofit corporation, group, sector, government (or any agency, instrumentality or political subdivision thereof), territory or other entity or organization. “Prime Rate”: The greater of (x) zero and (y) the rate announced by Wells Fargo from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wells Fargo or any other specified financial institution in connection with extensions of credit to debtors. “Principal Collections”: All amounts received by the Borrower or the Collateral Custodian in respect of the Loans, Permitted Investments and Equity Securities that are not Interest Collections to the extent received in cash by or on behalf of the Borrower or the Collateral Custodian. “Principal Collection Account”: One or more Securities Accounts created and maintained on the books and records of the Collateral Custodian entitled “Principal Collection Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. “Pro Rata Share”: With respect to a Lender, the percentage obtained by dividing the amount of the Commitment of (or, after the applicable Revolving Period End Date, the Advances USActive 37382726.2937382726.32 36 Outstanding owing to) such Lender (as determined pursuant to the definition of Commitment) by the Facility Amount. “Proceeds”: With respect to any Collateral, all property that is receivable or received when such Collateral is collected, sold, liquidated, foreclosed, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes all rights to payment with respect to any insurance relating to such Collateral. “Promissory Note”: A promissory note made payable to a Lender substantially in the form mutually agreed by the Borrower, the Administrative Agent and such Lender. “Purchase Price”: With respect to any Loan, an amount (expressed as a percentage of par) equal to (i) the purchase price (or, if different principal amounts of such Loan were purchased at different purchase prices, the weighted average of such purchase prices) paid by the Borrower for such Loan (exclusive of any interest, Accreted Interest and original issue discount) divided by (ii) the principal balance of such Loan outstanding as of the date of such purchase (exclusive of any interest, Accreted Interest and original issue discount); provided that, if the ratio of clause (i) to clause (ii) above with respect to a Loan acquired by the Borrower in the secondary market is equal to 95% or higher, such Loan shall be deemed to have a Purchase Price of 100%. “QFC”: The meaning assigned to the term “qualified financial contract” in, and interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “Qualified Institution”: A depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Administrative Agent and (ii) the deposits of which are insured by the FDIC. “Rating Agency”: Each of S&P, Fitch and Moody’s. “Recipient”: (a) The Administrative Agent, and (b) any Lender, as applicable. “Recurring Revenue”: With respect to any Recurring Revenue Loan, the meaning of “Recurring Revenue” or any comparable definition or term in the related Underlying Instruments relating to recurring maintenance or support revenues, subscription revenues, and recurring revenues attributable to software licensed or sold (excluding one-time license revenues) in the Underlying Instruments for such Loan. “Recurring Revenue Loan”: A Loan that (i) has a related Obligor organized under the law of the United States and is denominated in Dollars, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law, (iii) has a USActive 37382726.2937382726.32 37 related Obligor that is principally engaged in an enterprise software business that derives revenue primarily under contractual agreements and/or selling software as a service, (iv) is structured or underwritten based on a multiple of the related Obligor’s Recurring Revenue, and (v) that contains a Recurring Revenue Loan Covenant Flip Scheduled Date (which date is no later than the 3 year anniversary of the date on which the Borrower acquired such Loan; provided that the Administrative Agent may re-designate such Loan as a First Lien Loan or a Second Lien Loan in its sole discretion if the recurring revenue covenants in the related Underlying Instruments are replaced (whether by amendment or by operation of such Underlying Instruments) with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) (a “Recurring Revenue Reclassification Date”). For any Loan subject to a Recurring Revenue Reclassification Date, any references to the Senior Leverage Ratio and Interest Coverage Ratio as of the date on which such Loan was acquired by the Borrower shall be deemed to mean such ratios determined by the Administrative Agent in its sole discretion as of the Recurring Revenue Reclassification Date. “Recurring Revenue Loan Cash Liquidity Amount”: With respect to any Recurring Revenue Loan, the meaning of “Unrestricted Cash” or any comparable definition or term in the Related Underlying Instruments, or, if no such definition is defined or otherwise set forth in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any Lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments); provided that cash held in reserve accounts for the purpose of meeting interest payments on indebtedness may be included at the sole discretion of the Administrative Agent. “Recurring Revenue Loan Covenant Flip Scheduled Date”: With respect to any Recurring Revenue Loan, as of its date of acquisition by the Borrower, the scheduled date upon which the covenants for such Loan are to be replaced with traditional cash flow leverage lending covenants (such as those based on total leverage, senior leverage, and interest coverage) as specified in the original Underlying Instruments for such Loan. “Recurring Revenue Loan Gross Leverage Ratio”: With respect to any Recurring Revenue Loan, the ratio for the related Obligor of (a) indebtedness to (b) Recurring Revenue, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the related Underlying Instruments. “Recurring Revenue Reclassification Date”: The meaning specified in the definition of Recurring Revenue Loan. “Reinvestment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 3.2(a) in respect of any reinvestment, in the form of Exhibit A-3. “Register”: The meaning specified in Section 12.16(b). USActive 37382726.2937382726.32 38

“Registered”: With respect to any registration-required obligation within the meaning of Section 163(f)(2) of the Code, a debt obligation that was issued after July 18, 1984 and that is in registered form within the meaning of Section 5f.103-1(c) of the Treasury Regulations. “Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. §221, or any successor regulation. “Relevant Test Period”: With respect to any Loan, the relevant test period for the calculation of Net Senior Leverage Ratio, Total Leverage Ratio or Cash Interest Coverage Ratio, as applicable, for such Loan in accordance with the related Underlying Instruments or, if no such period is provided for therein, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Loan; provided that, with respect to any Loan for which the relevant test period is not provided for in the related Underlying Instruments, if four (4) consecutive fiscal quarters have not yet elapsed since the closing date of the relevant Underlying Instruments, “Relevant Test Period” shall initially include the period from such closing date to the end of the fourth fiscal quarter thereafter, and shall subsequently include each period of the last four (4) consecutive reported fiscal quarters of such Obligor. “Repayment Notice”: Each notice required to be delivered by the Borrower pursuant to Section 2.3 in respect of any reduction in the Facility Amount or repayment of Advances Outstanding, in the form of Exhibit A-2. “Reportable Event”: The meaning specified in Section 4.1(v). “Reporting Date”: The third Business Day of each calendar month. “Required Advance Reduction Amount”: As of any Measurement Date, an amount equal to the greater of (a)(i) Advances Outstanding on such day minus (ii) the Borrowing Base on such day and (b) zero. “Required Lenders”: The Lenders representing an aggregate of more than 50% of the sum of (a) the Commitments then in effect of each Lender with respect to which neither the applicable Revolving Period End Date or the Termination Date has occurred plus (b) the outstanding Advances owing to each other Lender; provided that, for the purposes of determining the Required Lenders, (i) if at any time there is more than one non-Defaulting Lender (counting affiliated Lenders as a single Lender), at least two unaffiliated non-Defaulting Lenders shall be required to constitute “Required Lenders” and (ii) the Commitment of any Defaulting Lender shall be disregarded for purposes of determining whether the consent of the Required Lenders has been obtained and such Lender shall not constitute a Required Lender hereunder. “Required Loan Documents”: For each Loan, the following documents or instruments: (a) (i) the original related executed promissory note (if any) or, in the case of a lost note, a copy of the executed underlying promissory note accompanied by an original executed affidavit and indemnity endorsed by the Borrower in blank (and an unbroken chain of USActive 37382726.2937382726.32 39 endorsements from each prior holder of such promissory note to the Borrower), or (ii) if such promissory note is not issued in the name of the Borrower, an executed copy of each assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan from any prior third party owner thereof directly to the Borrower and from the Borrower in blank; and (b) to the extent applicable for the related Loan, copies of the executed (i) guaranty, (ii) credit agreement, (iii) loan agreement, (iv) note purchase agreement, (v) sale and servicing agreement, (vi) acquisition agreement (or similar agreement) and (vii) security agreement; provided that, to the extent that final copies of the foregoing documents are not available as of the related Funding Date, the latest available draft copies with the final copies to be delivered within ten (10) Business Days after such Funding Date. “Required Minimum Equity Amount”: On any day, the greater of (x) $250,000,000 and (y) the aggregate OLB of the Loans of the three (3) largest Obligors forming part of the Collateral. “Required Reports”: Collectively, the Borrowing Base Certificate, the financial statements of Obligors and the Collateral Manager and the annual statements as to compliance and the annual Independent public accountant’s report. “Responsible Officer”: With respect to any Person, any duly authorized officer, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. “Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606. “Review Criteria”: The meaning specified in Section 7.2(b)(i). “Revolving Lender”: Each Lender with a Commitment to fund Loan Advances. “Revolving Loan”: Any Loan (other than a Delayed Draw Loan, but including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower. “Revolving Period”: The period commencing on the A&R Effective Date and ending on the day preceding the earlier to occur of the Revolving Period End Date with respect to all the Commitments or the Termination Date. “Revolving Period End Date”: The earliest to occur of (a) the three-year anniversary of the FifthEighth Amendment Closing Date (as such date may be extended with respect to each USActive 37382726.2937382726.32 40 Extending Lender pursuant to Section 2.3(c)), (b) a Permanent BDC Asset Coverage Event and (c) the Revolving Period Termination Date. “Revolving Period Termination Date”: The date of the declaration of the Termination Date pursuant to Section 9.2(a). “S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto. “Sale Proceeds”: With respect to any Loan, all proceeds received as a result of the sale of such Loan, net of all out-of-pocket expenses of the Borrower, the Collateral Manager and the Collateral Custodian incurred in connection with any such sale. “Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over any Agreement Party or other Sanctions Party. “Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-SDN List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the direct or indirect ownership or control of such legal entity by Sanctioned Person(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program. “Sanctions Party”: Individually and collectively, (a) each Affiliate or Subsidiary of an Agreement Party; (b) any owner of any Collateral securing any part of the Obligations or this Agreement; and (c) any officer, director, manager or employee acting on behalf of any Agreement Party with respect to the Obligations, this Agreement or the other Transaction Documents or the Required Loan Documents. With respect to any Person that is affiliated with an Agreement Party but which Person is not itself an Agreement Party, the term “Sanctions Party” shall not include a portfolio company of such Person or the officers or directors of such portfolio company unless such Person would otherwise be included in the definition of Sanctions Party. “Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable. “Second Lien Loan”: Any Loan that (x)(i) is secured by a pledge of collateral which security interest is validly perfected and second priority security under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments), (ii) is either pari passu or second priority in right of payment with the Indebtedness of the holders of the first priority security USActive 37382726.2937382726.32 41 interest and (iii) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority security interest, the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal or (y) is designated by the Administrative Agent as a “Second Lien Loan” on the related Approval Notice. “Secured Party”: (i) Each Lender, (ii) the Administrative Agent and (iii) the Collateral Custodian. “Securities Account”: The meaning specified in Section 8-501(a) of the UCC. “Securities Account Control Agreement”: The Third Amended and Restated Account Control Agreement, dated as of the date hereof, among the Borrower, as the pledgor, the Administrative Agent and Wells Fargo, as the Collateral Custodian and as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time. “Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securities Intermediary”: A Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity. “Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC. “Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC. “Shareholders’ Equity”: The aggregate net asset value of New Mountain Finance Corporation determined under GAAP. “SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator. “SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator). “SOFR Administrator’s Website” means the website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including USActive 37382726.2937382726.32 42 disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital. “Special Purpose Provision”: The meaning specified in the Borrower LLC Agreement. “Structuring Fee”: The meaning specified in the applicable Fee Letter. “Subsidiary”: As to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. “Swingline Advance”: Any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.1, and all such swingline loans collectively as the context requires. “Swingline Commitment”: The commitment of the Swingline Lender to fund Swingline Advances, subject to the terms and conditions herein, in an amount not greater than $50,000,000 (without regard to any future reimbursement of Swingline Advances by the Revolving Lenders), as such amount may be reduced, increased or assigned from time to time pursuant to the provisions of this Agreement. The Swingline Commitment is a sub-limit of the Commitment of the Swingline Lender, in its capacity as a Revolving Lender hereunder, and is not in addition thereto. “Swingline Lender”: The meaning specified in the Preamble. “Swingline Refund Date”: The meaning specified in Section 2.15(a). “Taxable Entity”: The BDC. “Taxable Entity Agreement”: The collective reference to the organizational documents of the BDC. “Taxes”: Any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Termination Date”: The earliest of (a) the date of the termination in whole of the Facility Amount pursuant to Section 2.3(a), (b) the Facility Maturity Date and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a). “Third Amendment Closing Date”: May 7, 2019. USActive 37382726.2937382726.32 43 “Total Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Total Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Leverage Ratio” or comparable definition, the ratio of (i) the total Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower and Collateral Manager in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor in accordance with the requirements of the related Underlying Instruments. “Transaction”: The meaning specified in Section 3.2. “Transaction Documents”: This Agreement, the Securities Account Control Agreement, any Joinder Supplement, each Fee Letter, each Promissory Note and the Collateral Custodian Fee Letter. “Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment. “UCC”: The Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions. “Uncertificated Security”: The meaning specified in Section 8-102(a)(l8) of the UCC. “Underlying Assets”: With respect to a Loan, any property or other assets designated and pledged as collateral to secure repayment of such Loan, including, without limitation, to the extent provided for in the relevant Underlying Instruments, a pledge of the stock, membership or other ownership interests in the related Obligor and all Proceeds from any sale or other disposition of such property or other assets. “Underlying Instruments”: The loan agreement, credit agreement, indenture or other agreement pursuant to which a Loan or Permitted Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Loan or Permitted Investment or of which the holders of such Loan or Permitted Investment are the beneficiaries. “United States”: The United States of America. “Unfunded Exposure Account”: One or more Securities Accounts created and maintained on the books and records of the Collateral Custodian entitled “Unfunded Exposure Account” in the name of the Borrower and subject to the Lien of the Administrative Agent for the benefit of the Secured Parties. USActive 37382726.2937382726.32 44 “Unfunded Exposure Amount”: On any date of determination, with respect to any Loan, the aggregate amount (without duplication) of all (i) unfunded commitments and (ii) all standby or contingent commitments associated with such Loan. “Unfunded Exposure Equity Amount”: On any date of determination, an aggregate amount equal to the sum, for each Loan, of (a) the Unfunded Exposure Amount for such Loan minus (b) the product of (i) the Unfunded Exposure Amount for such Loan, (ii) the Advance Rate for such Loan and (iii) the Assigned Value of such Loan. “Unrestricted Cash”: The meaning of “Unrestricted Cash” or any comparable definition or term in the Underlying Instruments for each Loan, and in any case that “Unrestricted Cash” or such comparable definition is not defined or otherwise set forth in such Underlying Instruments, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Underlying Instruments), as reflected on the most recent financial statements of the relevant Obligor that have been delivered to the Borrower. “Unused Facility Amount”: At any time, (a) the Facility Amount minus (b) the Advances Outstanding at such time. “USA Patriot Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime”: Each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. “U.S. Tax Compliance Certificate”: The meaning assigned to such term in Section 2.13(g). “Value Adjustment Event”: With respect to any Loan, the occurrence of any one or more of the following events after the related Funding Date: (a) (i) solely with respect to any First Lien Loan or any First Lien Last Out Loan, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (A) greater than 3.50 and (B) greater than 0.75 higher than the Original Net Senior Leverage Ratio and (ii) solely with respect to any Designated Loan or Second Lien Loan, the Total Leverage Ratio of the related Obligor with respect to such Loan is (A) greater USActive 37382726.2937382726.32 45 than 4.00 and (B) greater than 0.75 higher than the Original Total Leverage Ratio; provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Net Senior Leverage Ratio or the Total Leverage Ratio for any Loan as determined on the related Funding Date; (b) the Cash Interest Coverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) less than 1.50 to 1.00 and (ii) less than 85% of the Original Cash Interest Coverage Ratio (or, if applicable, the Cash Interest Coverage Ratio as of the related Recurring Revenue Reclassification Date); provided that in connection with any Revenue Recognition Implementation or any Operating Lease Implementation, the Administrative Agent may retroactively adjust the Cash Interest Coverage Ratio for any Loan as determined on the related Funding Date; (c) solely with respect to Recurring Revenue Loans, the Recurring Revenue Loan Gross Leverage Ratio with respect to such Eligible Loan increases by greater than 10.0% from such ratio at the time the asset was first acquired by the Borrower; (d) solely with respect to Recurring Revenue Loans, either (i) the recurring revenue covenants for such Eligible Loan fail to be replaced with traditional cash flow leverage lending covenants by the Recurring Revenue Loan Covenant Flip Scheduled Date or (ii) the Recurring Revenue Loan Covenant Flip Scheduled Date is extended; (e) solely with respect to Recurring Revenue Loans, such Loan fails to maintain a liquidity amount of at least (x) 1.20 greater than the applicable “liquidity covenant” (or such comparable definition or term) in the related Underlying Instruments or (y) if such “liquidity covenant” is not available in the related Underlying Instruments, the amount determined by the Administrative Agent in its sole discretion and set forth on the applicable Approval Notice for such Loan; (f) any of (i) a payment default under such Loan (after giving effect to any applicable grace or cure periods, but in any case not to exceed five (5) Business Days, in accordance with the Underlying Instruments), (ii) a default under such Loan, together with the election by any Person or group of Persons authorized to exercise any rights or remedies by the applicable Underlying Instruments (including, without limitation, the Borrower) to enforce any of their respective rights or remedies (including, without limitation, acceleration of the Loan) pursuant to the applicable Underlying Instruments or (iii) an Insolvency Event with respect to the related Obligor; (g) the occurrence of a Material Modification with respect to such Loan; or (h) the failure to deliver (i) with respect to quarterly reports, any financial statements (including unaudited financial statements) to the Administrative Agent sufficient to calculate the Net Senior Leverage Ratio, the Total Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than eighty (80) days after the end of the first, second or third quarter of any fiscal year and (ii) with respect to annual reports, any audited financial statements to the Administrative Agent sufficient to calculate the Net Senior Leverage USActive 37382726.2937382726.32 46

Ratio, the Total Leverage Ratio or the Cash Interest Coverage Ratio of the related Obligor by the date that is no later than one hundred and sixty (160) days after the end of any fiscal year. “Volcker Rule”: Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. “Weighted Average Advance Rate”: As of any date of determination with respect to all Eligible Loans on such date (a) the sum of the products for each Eligible Loan of (i) such Eligible Loan’s Advance Rate and (ii) such Eligible Loan’s OLB minus the portion, if any, of such Eligible Loan’s OLB included in the Excess Concentration Amount divided by (b) the Aggregate OLB on such date minus the Excess Concentration Amount. “Wells Fargo”: Wells Fargo Bank, National Association, a national banking association, and its successors and assigns. “Withholding Agent”: The Borrower, the Collateral Custodian and the Administrative Agent. “Write-Down and Conversion Powers”: With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. Section 1.2. Other Terms. All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9. Section 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Section 1.4. Interpretation. In each Transaction Document, unless a contrary intention appears: (a) the singular number includes the plural number and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents; (c) reference to any gender includes each other gender; (d) reference to day or days without further qualification means calendar days; USActive 37382726.2937382726.32 47 (e) reference to any time means Charlotte, North Carolina time; (f) reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; (g) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision; (h) if any date for compliance with the terms or conditions of any Transaction Document falls due on a day which is not a Business Day, then such due date shall be deemed to be the immediately following Business Day; (i) reference to any delivery or transfer to the Collateral Custodian with respect to the Collateral in this Agreement means delivery or transfer to the Collateral Custodian for the benefit of the Administrative Agent on behalf of the Secured Parties; (j) the word “including” is not limiting and means “including without limitation;” (k) the word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise; (l) references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a responsible officer of such Person; (m) for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1; and (n) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles. USActive 37382726.2937382726.32 48 (o) the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.1, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and their Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. ARTICLE II. THE ADVANCES Section 2.1. The Advances. (a) Loan Advances. During the Revolving Period, the Borrower may, at its option, request the Revolving Lenders to make advances of funds (each, a “Loan Advance”) by delivering a Funding Notice with respect to such Loan Advance to the Administrative Agent, which shall provide notification to the Revolving Lenders with respect thereto, in an aggregate amount up to the Availability as of the proposed Funding Date of the Loan Advance; provided, however, that no Revolving Lender shall be obligated to make any Loan Advance on or after the date that is two (2) Business Days prior to the earlier to occur of the applicable Revolving Period End Date or the Termination Date. Following the receipt of a Funding Notice during the Revolving Period, subject to the terms and conditions hereinafter set forth, the Revolving Lenders shall fund such Loan Advance. (b) Swingline Advances. During the Revolving Period, the Borrower may, at its option, request the Swingline Lender make Swingline Advances to the Borrower by delivering a Funding Notice with respect to such requested Swingline Advance to the Administrative Agent, which shall forward such Funding Notice to the Swingline Lender and provide notification to the Revolving Lenders with respect thereto. Following the receipt of a Funding Notice during the Revolving Period, subject to the terms and conditions hereinafter set forth, the Swingline Lender shall make the requested Swingline Advances to the Borrower; USActive 37382726.2937382726.32 49 provided that the Swingline Lender shall not fund any Swingline Advance if, after giving effect to the amount of the Swingline Advance requested, (i) in the sole discretion of the Swingline Lender, a Default or Event of Default exists or would result therefrom, (ii) the Advances Outstanding would exceed the Borrowing Base or (iii) the aggregate amount of Advances and Swingline Advances made by the Swingline Lender would exceed the Commitment of the Swingline Lender. (c) The Borrower may, with the written consent of the Administrative Agent, (x) add additional Persons as Revolving Lenders or (y) increase the Commitment of any Revolving Lender and, in each case increase the aggregate Commitments hereunder; provided that, (1) the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent and (2) the Facility Amount shall not exceed $800,000,000. Each additional Revolving Lender shall become a party hereto by executing and delivering to the Administrative Agent and the Borrower a Joinder Supplement and a representation letter in the form of Exhibit I. Upon such increase, Annex A hereto shall be deemed to be revised to reflect such increase in such Lender’s Commitment and those terms set forth on Annex C shall be revised as set forth therein in accordance with such increase. For the avoidance of doubt, on the FifthEighth Amendment Closing Date the Facility Amount shall be $730,000,000 and on any subsequent date of determination, the terms set forth on Annex C shall vary in accordance with the Facility Amount then in effect (including, prior to the earlier to occur of the end of the Revolving Period or the Termination Date, in connection with a permanent reduction of the Facility Amount). The Borrower, or the Collateral Manager on its behalf, may at any time request Annex C to be revised so long as it has received prior written consent from the Administrative Agent and the Required Lenders. (d) Advances to be made for the purpose of refunding Swingline Advances shall be made by the Revolving Lenders as provided in Section 2.15. Section 2.2. Procedures for Advances by the Lenders. (a) Subject to the limitations set forth herein, the Borrower may request an Advance from the Lenders by delivering to the Administrative Agent at certain times the information and documents set forth in this Section 2.2. Upon receipt of such information and documents, the Administrative Agent will provide notification to the Revolving Lenders and/or the Swingline Lender, as applicable, with respect thereto. (b) With respect to (i) all Loan Advances, no later than 3:00 p.m. on the Business Day prior to the proposed Funding Date and (ii) all Swingline Advances, no later than 3:00 p.m. on the proposed Funding Date, the Borrower (or the Collateral Manager on its behalf) shall deliver: (i) to the Administrative Agent (which shall promptly deliver to each Revolving Lender or, in the case of any Swingline Advance, the Swingline Lender) and the Collateral Custodian a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof; USActive 37382726.2937382726.32 50

(ii) to the Administrative Agent a description of the Obligor and the Loan(s) to be funded by the proposed Advance; (iii) to the Administrative Agent a wire disbursement and authorization form, to the extent not previously delivered; (iv) to the Administrative Agent and the Collateral Custodian a duly completed Funding Notice which shall (a) specify the desired amount of such Advance, which amount must be at least equal to $500,000 (or, in the case of any Advance to be applied to fund any draw under a Delayed Draw Loan or Revolving Loan, such lesser amount as may be required to fund such draw), to be allocated to each Lender in accordance with its Pro Rata Share, (b) specify the proposed Funding Date of such Advance, (c) specify the Loan(s) to be financed on such Funding Date (including the appropriate file number, Obligor, original loan balance, OLB, Assigned Value and Purchase Price for each Loan) and, with respect to any Delayed Draw Loan or Revolving Loan, the amount to be deposited in the Unfunded Exposure Account in connection with the acquisition of such Loan(s) pursuant to Section 2.2(e) and (d) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent (x) after 3:00 p.m. on the Business Day prior to the Business Day for which such Advance (other than a Swingline Advance) is requested, (y) after 3:00 p.m. on the Business Day on which a Swingline Advance is requested or (z) on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent at 9:00 a.m. on the next Business Day. (c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) or (b), as applicable, and upon satisfaction of the applicable conditions set forth in Article III: (i) in the case of a Loan Advance, (x) each Lender shall make available to the Administrative Agent in same day funds, by no later than 12:00 noon, an amount equal to such Lender’s Pro Rata Share of the least of (A) the amount requested by the Borrower for such Advance, (B) the aggregate unused Commitments then in effect and (C) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing the Advances Outstanding to exceed the Borrowing Base and (y) the Administrative Agent shall make all funds received from the Lenders under clause (x) available to the Borrower in same day funds by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2; or (ii) in the case of a Swingline Advance, the Swingline Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to the least of (i) the amount requested by the Borrower for such Swingline Advance, (ii) the positive difference between (A) the Swingline Commitment then in effect and (B) the aggregate outstanding Swingline Advances as of such date and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Swingline Advance, could be advanced to USActive 37382726.2937382726.32 51 the Borrower hereunder without causing the Advances Outstanding to exceed the Borrowing Base. (d) On each Funding Date, the obligation of each Revolving Lender to remit its Pro Rata Share of any such Loan Advance shall be several from that of each other Revolving Lender and the failure of any Revolving Lender to so make such amount available to the Borrower shall not relieve any other Revolving Lender of its obligation hereunder. (e) Notwithstanding anything to the contrary herein, upon the occurrence of the earlier of (i) an Event of Default or (ii) the Revolving Period End Date with respect to all the Commitments, if the amount on deposit in the Unfunded Exposure Account is less than the Aggregate Unfunded Exposure Amount, the Borrower shall request an Advance in the amount of such shortfall (the “Exposure Amount Shortfall”). Following receipt of a Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested), the Revolving Lenders shall fund such Exposure Amount Shortfall in accordance with Section 2.2(b) as if the Revolving Period were still in effect and notwithstanding anything to the contrary herein (including, without limitation, the Borrower’s failure to satisfy any of the conditions precedent set forth in Section 3.2), except that no Lender shall make any Advance to the extent that, after giving effect to such Advance, the Advances Outstanding would exceed the Borrowing Base. Section 2.3. Reduction of the Facility Amount; Optional Repayments. (a) The Borrower shall be entitled at its option to terminate the Facility Amount in whole or reduce in part the portion of the Facility Amount that exceeds the sum of the Advances Outstanding, accrued Interest and Breakage Costs; provided that (i) the Borrower shall provide a Repayment Notice to the Administrative Agent at least one (1) Business Day prior to such termination or reduction, (ii) any partial reduction of the Facility Amount shall be in an amount equal to $5,000,000 and in integral multiples of $500,000 in excess thereof and (iii) in the case of such termination or reduction on or prior to the first anniversary of the FifthEighth Amendment Closing Date (other than to the extent set forth in Section 2.3(d)), the Borrower shall pay to each Lender the applicable Commitment Reduction Fee in accordance with Section 2.7 or Section 2.8, as applicable. Any request for a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a). (b) The Borrower shall be entitled at its option, at any time, to reduce Advances Outstanding; provided that (i) the Borrower shall provide a Repayment Notice to the Administrative Agent at least one (1) Business Day prior to such reduction and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that the Required Advance Reduction Amount is equal to zero) shall be in a minimum amount of $500,000 and in integral multiples of $100,000 in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower shall deliver to the Administrative Agent, which shall promptly deliver to each Lender, (1) instructions to reduce such Advances Outstanding and (2) funds sufficient to repay such Advances Outstanding together with all accrued Interest and any Breakage Costs; provided that, USActive 37382726.2937382726.32 52 the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay the related accrued Interest and Breakage Costs, if any, in full. The Administrative Agent shall apply amounts received from the Borrower pursuant to this Section 2.3(b) to (x) unless a Default or an Event of Default has occurred, if directed by the Borrower, the pro rata reduction of the Advances Outstanding of the Non-Extending Lenders or (y) otherwise, the pro rata reduction of the Advances Outstanding, to the payment of accrued Interest on the amount of the Advances Outstanding to be repaid and to the payment of any Breakage Costs. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Revolving Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable. (c) At any time after the nine-month anniversary of the A&R Effective Date and prior to the end of the Revolving Period, the Borrower may deliver to the Administrative Agent (which shall promptly deliver the same to the Lenders) a notice requesting that the Revolving Period be extended and specifying the requested length of such extension. Each Lender shall have the right in its sole discretion to approve (each such Lender, an “Extending Lender”) or deny (each such Lender, a “Non-Extending Lender”) any such extension request and shall notify the Administrative Agent within ten (10) Business Days of its determination. Upon written notice from the Administrative Agent to the Borrower (with a copy to each Extending Lender), the Revolving Period shall be extended to such date as is approved by each Extending Lender for all purposes hereof (and clause (a) of the definition of “Revolving Period End Date” shall be deemed amended). The Extending Lenders (on a pro rata basis) shall have the right to purchase the Commitments of the Non-Extending Lenders and any Commitments of the Non-Extending Lenders not so purchased (or assigned pursuant to Section 12.16) shall be terminated on the Revolving Period End Date immediately prior to giving effect to such extension. Non-Extending Lenders will receive payments on their Advances Outstanding in accordance with the terms hereof until their Advances Outstanding are reduced to zero, at which point they will cease to be Lenders hereunder. (d) Notwithstanding anything to the contrary in Section 2.3(a), no Commitment Reduction Fee shall be payable by the Borrower in the event that (A) such termination or permanent reduction occurs no sooner than the date which is one year following the FifthEighth Amendment Closing Date, (B) such termination or permanent reduction occurs as a result of a refinancing of this credit facility in connection with (x) any transaction for which the Administrative Agent or any of its affiliates holds at least 25.0% of the aggregate commitments of such refinancing or (y) a distributed capital markets offering or (C) such permanent reduction results solely in the amortization of the Facility Amount and any Loans released from the Lien of the Administrative Agent as a result of such reduction are not used to collateralize a replacement financing facility during the 90-day period following the date of the release of such Lien. Section 2.4. Determination of Interest and Non-Usage Fee. The Administrative Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) and the Non-Usage Fee (including any previously accrued and unpaid Non-Usage Fee) to be paid by the Borrower on each Payment USActive 37382726.2937382726.32 53 Date for the related Accrual Period and shall advise the Collateral Manager thereof on the third Business Day prior to such Payment Date. Section 2.5. Promissory Notes. (a) The Borrower shall, upon the request of a Lender, execute and deliver a Promissory Note evidencing the Advances of such Lender. Each such Promissory Note shall be payable to such Lender in a face amount equal to such Lender’s Commitment as of the date of delivery for such Promissory Note. (b) If any Lender elects not to receive a Promissory Note, all references herein and the other Transaction Documents to such Lender’s Promissory Note shall be deemed to mean the Advances outstanding with respect to such Lender. The parties hereto acknowledge and agree that the provisions herein and the other Transaction Documents related to the Lenders hereunder shall apply to each Lender regardless of whether such Lender has received a Promissory Note. Section 2.6. Principal Repayments. (a) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date (or, with respect to any Non-Extending Lender, the earlier to occur of (x) the two-year anniversary of the termination of its Commitment and (y) the Termination Date) or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and each Lender (or, with respect to any Non-Extending Lender, the Borrower, the Administrative Agent and such Non-Extending Lender). (b) At the Borrower’s option in its sole discretion, it may take any of the following actions at any time to reduce the Required Advance Reduction Amount: (i) depositing Cash into the Principal Collection Account; (ii) repaying Advances Outstanding in accordance with Section 2.3(b); and/or (iii) posting additional Eligible Loans as Collateral. Section 2.7. Settlement Procedures. (a) On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Interest Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority: (1) to the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount USActive 37382726.2937382726.32 54 payable pursuant to this Section 2.7(a)(1), Section 2.7(b)(1) and Section 2.8(1) shall not exceed $100,000 per annum; (2) pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s Share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender; (3) pro rata to the Administrative Agent and each Lender, all fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement; (4) pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero; (5) pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee; (6) after the end of the Revolving Period, to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall; (7) pro rata to each applicable party, to pay all other accrued and unpaid Administrative Expenses and Taxes; and (8) (A) during a Default, to remain in the Interest Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Collateral Manager). (b) On each Payment Date, so long as no Event of Default has occurred and is continuing, the Collateral Manager shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Principal Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority: (1) to the extent not paid pursuant to Section 2.7(a)(1), to the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), this Section 2.7(b)(1) and Section 2.8(1) shall not exceed $100,000 per annum; (2) to the extent not paid pursuant to Section 2.7(a)(2), pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any USActive 37382726.2937382726.32 55 unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender; (3) to the extent not paid pursuant to Section 2.7(a)(3), pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement; (4) to the extent not paid pursuant to Section 2.7(a)(4), pro rata to each Lender, if the Required Advance Reduction Amount is greater than zero, an amount necessary to reduce the Required Advance Reduction Amount to zero; (5) to the extent not paid pursuant to Section 2.7(a)(5), pro rata to each Lender, in an amount equal to any accrued and unpaid Commitment Reduction Fee; (6) during the Revolving Period, (x) to each Non-Extending Lender to pay Advances Outstanding in an amount equal to the Pro Rata Share of such Non-Extending Lender and (y) the remainder as directed by the Collateral Manager, to (A) repay Advances Outstanding, (B) return cash to the Principal Collection Account for application in accordance with the terms hereof and/or (C) unless a Default or Curable BDC Asset Coverage Event has occurred and is continuing, or after giving effect to such distribution the Availability is less than zero, to be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Collateral Manager); (7) after the end of the Revolving Period and to the extent not paid pursuant to Section 2.7(a)(6), to the Unfunded Exposure Account in an amount equal to Exposure Amount Shortfall; (8) after the end of the Revolving Period or after the occurrence and during the continuation of a Curable BDC Asset Coverage Event, to the Lenders to pay the Advances Outstanding; (9) to the extent not paid pursuant to Section 2.7(a)(7), pro rata to each applicable party to pay all other Administrative Expenses and Taxes; and (10) (A) during a Default, to remain in the Principal Collection Account or (B) otherwise, any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Collateral Manager). (c) The Collateral Manager may, in its sole discretion, direct the Collateral Custodian to make a payment to the Borrower from the Principal Collection Account on any Business Day other than a Payment Date if, both immediately prior and after giving effect to such payment (i) the Availability is greater than zero and (ii) no Default, Event of Default or Curable BDC Asset Coverage Event has occurred and is continuing. USActive 37382726.2937382726.32 56 (d) Subject to the satisfaction of the conditions set forth in Section 3.2, the Collateral Manager may direct the Collateral Custodian to withdraw funds on deposit in the Principal Collection Account on any Business Day in order to reinvest such funds in Eligible Loans to be pledged hereunder. Section 2.8. Alternate Settlement Procedures. On each Payment Date following the occurrence of and during the continuation of an Event of Default, the Collateral Manager (or, after delivery of a Notice of Exclusive Control, the Administrative Agent) shall direct the Collateral Custodian to pay pursuant to the latest Borrowing Base Certificate (and the Collateral Custodian shall make payment from the Collection Account to the extent of Available Funds, in reliance on the information set forth in such Borrowing Base Certificate) to the following Persons, the following amounts in the following order of priority: (1) to the Collateral Custodian, in an amount equal to any accrued and unpaid Collateral Custodian Fees; provided that, the aggregate amount payable pursuant to Section 2.7(a)(1), Section 2.7(b)(1) and this Section 2.8(1) shall not exceed $100,000 per annum; (2) pro rata to each Lender, in an amount equal to (A) such Lender’s share of the Interest for the related Accrual Period and any accrued and unpaid Interest for previous Accrual Periods, (B) such Lender’s share of the Non-Usage Fee for the related Accrual Period and any unpaid Non-Usage Fees for previous Accrual Periods and (C) any unpaid Breakage Costs with respect to such Lender; (3) pro rata to the Administrative Agent and each Lender, all other fees and other amounts, including any Increased Costs and Structuring Fee, but other than the principal of Advances Outstanding, Commitment Reduction Fee and Administrative Expenses, then due to each such Person under this Agreement; (4) pro rata to the Lenders to pay the Advances Outstanding and any accrued and unpaid Commitment Reduction Fee; (5) pro rata to each applicable party, to pay all other Administrative Expenses and Taxes; and (6) any remaining amounts shall be distributed to (or as directed by) the Borrower (to be used for any purpose, including distribution to the Collateral Manager). Section 2.9. Collections and Allocations. (a) Collections. The Collateral Manager shall promptly identify any collections received as being on account of Interest Collections or Principal Collections and shall transfer, or cause to be transferred, all Collections received to the appropriate Collection Account within two Business Days after such Collections are received. The Collateral Manager shall USActive 37382726.2937382726.32 57 include a statement as to the amount of Principal Collections and Interest Collections on deposit on each Reporting Date in the Borrowing Base Certificate delivered pursuant to Section 5.1(p). (b) Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may withdraw from the Collection Account any deposits thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent (which shall promptly deliver a copy thereof to each Lender) a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent. (c) Initial Deposits. On each Funding Date, the Collateral Manager will instruct the related Obligor to deposit all Collections with respect to Collateral being acquired by the Borrower on such date into the Collection Account. (d) Investment of Funds. Unless a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts deposited in the Collection Account, all such amounts shall be invested in Permitted Investments selected by the Collateral Manager on each Payment Date (or pursuant to standing instructions provided by the Collateral Manager); provided that, if a Collateral Manager Default or an Event of Default has occurred and is continuing, to the extent there are uninvested amounts in the Collection Account, all such amounts may be invested in Permitted Investments selected by the Administrative Agent (or pursuant to standing instructions provided by the Administrative Agent). All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the applicable Collection Account and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable). (e) Unfunded Exposure Account. (i) Amounts on deposit in the Unfunded Exposure Account may be withdrawn (A) by the Collateral Custodian pursuant to Section 2.9(e)(ii) to fund any draw requests of the relevant Obligors under any Delayed Draw Loan or Revolving Loan or (B) if the amount on deposit in the Unfunded Exposure Account exceeds the Aggregate Unfunded Exposure Amount, by the Borrower (or the Collateral Manager on the Borrower’s behalf) to make a deposit into the Principal Collection Account to the extent of such excess. (ii) After the end of the Revolving Period, any draw request made by an Obligor under a Delayed Draw Loan or Revolving Loan, along with wiring instructions for the applicable Obligor, shall be forwarded by the Collateral Manager (on the Borrower’s behalf) to the Collateral Custodian (with a copy to the Administrative Agent) along with an instruction to the Collateral Custodian to withdraw the applicable amount from the Unfunded Exposure Account. Upon receipt of, and in accordance with, such instruction, the Collateral Custodian shall fund such draw request directly from the Unfunded Exposure Account. (f) For all U.S. federal tax reporting purposes, all income earned on the funds invested and allocable to the Accounts is legally owned by the Borrower (and beneficially owned by the Borrower or the Collateral Manager). The Borrower is required to provide to the Collateral Custodian (i) an IRS Form W-9 no later than the date hereof, and (ii) any additional USActive 37382726.2937382726.32 58

IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Collateral Custodian as may be necessary (a) to reduce or eliminate the imposition of U.S. withholding taxes and (b) to permit the Collateral Custodian to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Borrower. The Borrower is further required to report to the Collateral Custodian comparable information upon any change in the legal or beneficial ownership of the income allocable to the Accounts. The Collateral Custodian shall have no liability to the Borrower or any other person in connection with any tax withholding amounts paid, or retained for payment, to a governmental authority from the Accounts arising from the Borrower’s failure to timely provide an accurate, correct and complete IRS Form W-9 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Custodian having first received (x) instructions with respect to the investment of such funds, and (y) the forms and other documentation required by this paragraph. Section 2.10. Payments, Computations, Etc. (a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower or the Collateral Manager hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower or the Collateral Manager, as applicable, shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 5.25% per annum above the Prime Rate, payable on demand; provided that, such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate and the Non-Usage Fee, which shall each be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days elapsed. (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of Interest or any fee payable hereunder, as the case may be. For avoidance of doubt, to the extent that Available Funds are insufficient on any Payment Date to satisfy the full amount of any Increased Costs then due pursuant to Section 2.12, such unpaid amounts shall remain due and owing and shall accrue interest as provided in Section 2.10(a) until repaid in full. (c) If any Advance requested by the Borrower is not effectuated as a result of the Borrower’s actions or failure to fulfill any condition under Section 3.2, as the case may be, on the date specified therefor, the Borrower shall indemnify the applicable Lender against any reasonable loss, cost or expense incurred by the applicable Lender, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the applicable Lender to fund or maintain such Advance, but excluding the Applicable Spread. USActive 37382726.2937382726.32 59 Section 2.11. Fees. (a) The Borrower shall pay or cause to be paid in accordance with Sections 2.7 and 2.8, the applicable Non-Usage Fee. (b) The Borrower shall pay or cause to be paid in accordance with Sections 2.7 and 2.8, in the manner specified in each Fee Letter, the applicable portion of each Structuring Fee. (c) The Collateral Custodian shall be entitled to receive the Collateral Custodian Fee in accordance with Sections 2.7 and 2.8. (d) The Borrower shall pay to Cadwalader, Wickersham & Taft LLP as counsel to the Administrative Agent on the A&R Effective Date, its reasonable estimated fees and out-of-pocket expenses through the A&R Effective Date, and shall pay all additional reasonable fees and out-of-pocket expenses of Cadwalader, Wickersham & Taft LLP required to be paid by the Borrower hereunder and on the immediately following Payment Date after its receipt of an invoice therefor in accordance with the terms of Section 2.7 or 2.8, as applicable. Section 2.12. Increased Costs; Capital Adequacy; Illegality. (a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any Applicable Law or (ii) the compliance by an Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case, adopted, made or implemented after the A&R Effective Date, shall (a) subject any Affected Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of Interest), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, any Affected Party or (c) impose any other condition (other than Taxes) affecting the ownership interest in the Collateral conveyed to the Lenders hereunder or any Affected Party’s rights hereunder or under any other Transaction Document, the result of which is to increase the cost to any Affected Party or to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under any other Transaction Document, then on the later of the next Payment Date and 30 days after receipt by the Borrower of demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost incurred or such reduction suffered. (b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by any Affected Party USActive 37382726.2937382726.32 60 with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by an Affected Party with any request or directive regarding capital adequacy, in each case, adopted, made or implemented after the A&R Effective Date, has or would have the effect of reducing the rate of return on the capital of any Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which any such Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of such Affected Party with respect to capital adequacy) by an amount deemed by such Affected Party to be material, then from time to time, on the later of the next Payment Date and 30 days after receipt by the Borrower of demand by such Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such reduction; provided that notwithstanding anything in this Section 2.12(b) to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” for the purposes of clause (i) above, regardless of the date enacted, adopted or issued. (c) If as a result of any event or circumstance similar to those described in clause (a) or (b) of this Section 2.12 that occurs after the A&R Effective Date, any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of Advances hereunder, then on the later of the next Payment Date and 30 days after receipt by the Borrower of demand by such Affected Party, the Borrower shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts payable or paid by it. (d) In determining any amount provided for in this Section 2.12, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.12 shall submit to the Collateral Manager a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent manifest error. (e) If a Disruption Event as described in clause (a) of the definition of “Disruption Event” with respect to any Lender occurred, such Lender shall in turn so notify the Borrower, whereupon all Advances Outstanding of the affected Lender in respect of which Interest accrues at the Benchmark shall immediately be converted into Advances Outstanding in respect of which Interest accrues at the Base Rate in accordance with the definition of “Interest Rate”. (f) Failure or delay on the part of any Affected Party to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Affected Party’s right to demand or receive such compensation. Notwithstanding anything to the contrary in this Section 2.12, the Borrower shall not be required to compensate an Affected Party pursuant to this Section USActive 37382726.2937382726.32 61 2.12 for any amounts incurred more than six (6) months prior to the date that such Affected Party notifies the Borrower of such Affected Party’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six (6) month period shall be extended to include the period of such retroactive effect. (g) Each Lender agrees that it will take such commercially reasonable actions as the Borrower may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 2.12 or Section 2.13; provided that, no Lender shall be obligated to take any actions that would, in the reasonable opinion of such Lender, be disadvantageous to such Lender. In no event will Borrower be responsible for increased amounts referred to in this Section 2.12 which relates to any other entities to which Lenders provide financing. In no event will Borrower be responsible for any increased amounts or reduced return referred to in this Section 2.12 resulting from any Lender subject to a Bail-In Action being deemed a Defaulting Lender or such Lender not receiving interest on Advances that it does not fund as a result of a Bail-In Action. Section 2.13. Taxes. (a) Defined Terms. For purposes of this Section 2.13, the term “applicable law” includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.13) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, on the later of the next Payment Date and 30 days after receipt by the Borrower of demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.13) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower USActive 37382726.2937382726.32 62 by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.16(b) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Transaction Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.13, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent, at the time or times reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as will enable the Borrower, the Collateral Custodian or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.13(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing: (1) any Lender that is a U.S. Person shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent on or prior to the date USActive 37382726.2937382726.32 63 on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (2) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), whichever of the following is applicable: i. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; ii. executed copies of IRS Form W-8ECI; iii. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or iv. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner; (3) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower, the Collateral Custodian and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower, the Collateral Custodian or the Administrative Agent), executed copies of any other form prescribed by applicable USActive 37382726.2937382726.32 64 law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower, the Collateral Custodian or the Administrative Agent to determine the withholding or deduction required to be made; and (4) if a payment made to a Lender under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower, the Collateral Custodian and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower, the Collateral Custodian or the Administrative Agent as may be necessary for the Borrower, the Collateral Custodian and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower, the Collateral Custodian and the Administrative Agent in writing of its legal inability to do so. (h) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to USActive 37382726.2937382726.32 65 require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (i) Survival. Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Transaction Document. Section 2.14. Discretionary Sales. (a) Discretionary Sales. The Borrower shall be permitted to sell Loans (each, a “Discretionary Sale”) subject to the following conditions: (i) no Collateral Manager Default or Event of Default has occurred and is continuing and, immediately after giving effect to such Discretionary Sale, no Collateral Manager Default, Default or Event of Default shall have occurred; (ii) immediately after giving effect to such Discretionary Sale, the Required Advance Reduction Amount shall be (x) zero or (y) subject to the prior consent of the Administrative Agent (in its sole discretion), an amount less than the Required Advance Reduction Amount immediately prior to giving effect to such Discretionary Sale; (iii) the Borrower shall have delivered a Borrowing Base Certificate to the Administrative Agent; (iv) such Discretionary Sale shall be made by the Collateral Manager, on behalf of the Borrower, to an unaffiliated third party purchaser in a transaction (i) reflecting arms-length market terms and (ii) in which the Borrower makes no representations, warranties or covenants and provides no indemnification for the benefit of any other party to the Discretionary Sale (other than that the Borrower has good title thereto, free and clear of all Liens and has the right to sell the related Loan), provided that, the Borrower may make a Discretionary Sale to an Affiliate of the Borrower with the prior written consent of the Administrative Agent in its sole discretion; (v) on the related Discretionary Sale Date, the Administrative Agent and/or the Collateral Custodian, as applicable, shall have received, as applicable, in immediately available funds, an amount equal to the sum of (a) an amount sufficient to reduce the Advances Outstanding such that, after giving effect to the transfer of the Loans that are the subject of such Discretionary Sale, the Required Advance Reduction Amount will be equal to zero plus (b) an amount equal to all unpaid Interest then due and owing to the extent reasonably determined by the Administrative Agent to be attributable to that portion of the Advances Outstanding to be repaid in connection with the Discretionary Sale plus (c) an aggregate amount equal to the sum of all other Obligations due and owing to the Administrative Agent, each applicable Lender, the Affected Parties and the Indemnified Parties, as applicable, under this Agreement and the other Transaction Documents (or such lesser amount as consented to by the Administrative Agent pursuant to clause (ii) above); USActive 37382726.2937382726.32 66

(vi) on the related Discretionary Sale Date, the proceeds (net of (x) amounts payable pursuant to Section 2.14(b)(v) and (y) normal transactional expenses) from such Discretionary Sale shall be sent directly to the Collection Account; and (vii) the aggregate OLB of all Loans which are sold or intended to be sold by the Borrower in connection with a Discretionary Sale during any 12-month rolling period shall not exceed 30% of the highest Aggregate OLB at any point during such 12-month period; provided that, any Discretionary Sale may be excluded from such 30% limitation with the prior written consent of the Administrative Agent; provided, further, that the Borrower may make Discretionary Sales of Loans exceeding such 30% limitation if (x) all proceeds from such Discretionary Sales are applied pursuant to Section 2.3(b) to reduce Advances Outstanding and (y) the Facility Amount is concurrently reduced pursuant to Section 2.3(a) by an amount equal to the proceeds of such Discretionary Sales. (b) Notices to Lenders. The Administrative Agent shall provide the Lenders with copies of any notices (and, if requested by the Lenders, other materials) received by the Administrative Agent pursuant to this Section 2.14 in connection with any Discretionary Sale. Section 2.15. Refunding of Swingline Advances. (a) Each Swingline Advance shall be refunded by the Revolving Lenders on the second Business Day following the date of such Swingline Advance (each such date, a “Swingline Refund Date”). Such refundings shall be made by the Revolving Lenders in accordance with their respective Pro Rata Shares and shall thereafter be reflected as Advances of the Revolving Lenders on the books and records of the Administrative Agent. Each Revolving Lender shall fund its respective Pro Rata Share of Advances as required to repay Swingline Advances outstanding to the Swingline Lender no later than 12:00 noon on the applicable Swingline Refund Date. (b) The Borrower shall pay to the Swingline Lender, within twenty-two (22) days of demand, the amount of such Swingline Advances to the extent amounts received from the Revolving Lenders are not sufficient to repay in full the outstanding Swingline Advances requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Lenders in accordance with their respective Pro Rata Shares. Nothing in this clause (b) is intended to or shall relieve any Lender from any default in its funding obligations under this Agreement. (c) Each Revolving Lender acknowledges and agrees that its obligation to refund Swingline Advances in accordance with the terms of this Section 2.15 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 3.2. Further, each Revolving Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Advances pursuant to this Section 2.15, an Insolvency Event relating to the Borrower or the Collateral Manager shall have occurred, each Revolving Lender will, on the date the applicable Advance would have been made, purchase an undivided participating interest in the Swingline USActive 37382726.2937382726.32 67 Advance to be refunded in an amount equal to its Pro Rata Share of the aggregate amount of such Swingline Advance. Each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Revolving Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Revolving Lender such Revolving Lender’s participating interest in a Swingline Advance, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s participating interest was outstanding and funded). (d) Notwithstanding anything to the contrary contained in this Section 2.15, the Swingline Lender shall not be obligated to make any Swingline Advance at a time when any other Lender is a Defaulting Lender, unless the Swingline Lender has entered into arrangements (which may include the delivery of cash collateral) with the Borrower or such Defaulting Lender which are satisfactory to the Swingline Lender to eliminate the Swingline Lender’s Fronting Exposure (after giving effect to Section 2.16(a)(iii)) with respect to any such Defaulting Lender. Section 2.16. Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1. (ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by that Defaulting Lender to the Swingline Lender; third, if so determined by the Administrative Agent or the Swingline Lender, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in a Swingline Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Advances under this Agreement; sixth, to the payment of any amounts owing to the Revolving Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Revolving Lender or the Swingline Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of USActive 37382726.2937382726.32 68 competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances or funded participations in Swingline Loans in respect of which that Defaulting Lender has not fully funded its Pro Rata Share, such payment shall be applied solely to pay the Advances and funded participations in Swingline Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances, or funded participations in Swingline Loans, of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. (iii) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans pursuant to Section 2.15(c), the “Pro Rata Share” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (x) each such reallocation shall be given effect only if the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans shall not exceed the positive difference, if any, of (A) the Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Advances of that Lender. (iv) Promptly on demand by the Swingline Lender or the Administrative Agent from time to time, the Borrower shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to the Swingline Lender (after giving effect to clause (iii) above). (v) For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Non-Usage Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender). (b) If the Administrative Agent and the Swingline Lender in their respective sole discretion determine that a Defaulting Lender should no longer be deemed to be a Defaulting Lender (provided in the case of a Defaulting Lender pursuant to clause (iv) or (v) of such term or that has defaulted in the funding of an Advance, which default remains uncured, such determination shall require the consent of the Borrower), the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.16(a)(iii) above), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the USActive 37382726.2937382726.32 69 extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. ARTICLE III. CONDITIONS TO CLOSING AND ADVANCES Section 3.1. Conditions to Amendment and Restatement. Neither any Lender, the Administrative Agent nor the Collateral Custodian shall be obligated to take, fulfill or perform any other action hereunder, until the following conditions have been satisfied in the sole discretion of, or waived in writing by, the Administrative Agent: (a) Each Transaction Document shall have been duly executed by, and delivered to, the parties thereto, and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance satisfactory to the Administrative Agent; (b) The Administrative Agent shall have received satisfactory evidence that the Borrower and the Collateral Manager have obtained all required consents and approvals of all Persons to the execution, delivery and performance of this Agreement and the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby; (c) The Borrower and the Collateral Manager shall each have delivered to the Administrative Agent a certification in the form of Exhibit D; (d) The Borrower and the Collateral Manager shall each have delivered to the Administrative Agent a certificate as to whether such entity is Solvent in the form of Exhibit C. (e) The Collateral Manager shall have delivered to the Administrative Agent certification that no Default, Event of Default, Change of Control or Collateral Manager Default has occurred and is continuing. (f) The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinion or opinions of Schulte Roth & Zabel LLP counsel to the Borrower, covering (i) enforceability, grant and perfection of the security interests on the Collateral and (ii) non-consolidation of the Borrower with the Collateral Manager, in each case in form and substance reasonably acceptable to the Administrative Agent. (g) The Administrative Agent and each Lender shall have received copies of the Credit and Collection Policy. (h) The Administrative Agent and the Lenders shall have received, sufficiently in advance of the A&R Effective Date, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money USActive 37382726.2937382726.32 70 laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. (i) The Administrative Agent shall have received certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of the Borrower and the Collateral Manager (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires it to qualify as a foreign Person except, as to this subclause (ii), where the failure to so qualify could not be reasonably expected to have a Material Adverse Effect. (j) The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower, and bankruptcy and pending lawsuits with respect to the Borrower and the results of such search shall be satisfactory to the Administrative Agent. (k) The Administrative Agent and the Lenders shall have received the fees (including fees, disbursements and other charges of the Administrative Agent) to be received on the A&R Effective Date referred to herein to the extent invoiced. (l) No “Default”, “Event of Default” or “Collateral Manager Termination Event” is continuing under the Existing A&R Loan and Security Agreement. (m) Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that U.S. law requires each Lender and the Administrative Agent to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower. Section 3.2. Conditions Precedent to All Advances. (a) Each Advance under this Agreement and each reinvestment of Principal Collections pursuant to Section 2.7(d) (each, a “Transaction”) shall be subject to the further conditions precedent that: (i) with respect to (A) any Loan Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. one (1) Business Day prior to the related Funding Date or (B) any Swingline Advance, the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian) no later than 3:00 p.m. on the related Funding Date: (1) the documents required by Section 2.2(b) and a Loan Schedule; and USActive 37382726.2937382726.32 71 (2) a Certificate of Assignment substantially in the form of Exhibit F containing such additional information as may be reasonably requested by the Administrative Agent and each Lender; (ii) with respect to any reinvestment of Principal Collections permitted by Section 2.7(d), the Collateral Manager shall have delivered to the Administrative Agent (with a copy to the Collateral Custodian), no later than 3:00 p.m. on the Business Day prior to any such reinvestment, a Reinvestment Notice in the form of Exhibit A-3 and a Borrowing Base Certificate, executed by the Collateral Manager and the Borrower; (b) On the date of such Transaction the following shall be true and correct and the Borrower and the Collateral Manager shall have certified in the related Borrower’s Notice that all conditions precedent to the requested Transaction have been satisfied and shall thereby be deemed to have certified that: (i) The representations and warranties contained in Section 4.1 and Section 4.2 are true and correct in all respects on and as of such day as though made on and as of such day and shall be deemed to have been made on such day (other than any representation and warranty that is made as of a specific date); (ii) No event has occurred, or would result from such Transaction or from the application of proceeds thereof, that constitutes an Event of Default, Default or Collateral Manager Default; (iii) On and as of such day, after giving effect to such Transaction, the Availability is greater than or equal to zero; (iv) On and as of such day, the Borrower and the Collateral Manager each has performed all of the covenants and agreements contained in this Agreement to be performed by such Person on or prior to such day; (v) No Applicable Law prohibits or enjoins the making of such Advance by any Lender or the proposed reinvestment of Principal Collections; and (vi) No Curable BDC Asset Coverage Event has occurred and is continuing. (c) The Revolving Period End Date with respect to the all the Commitments or the Termination Date shall not have occurred; (d) On the date of such Transaction, the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably require; (e) The Borrower and Collateral Manager shall have delivered to the Administrative Agent all reports required to be delivered as of the date of such Transaction including, without limitation, all deliveries required by Section 2.2; USActive 37382726.2937382726.32 72 (f) The Borrower shall have paid all fees then required to be paid and, without duplication of Section 2.11, shall have reimbursed the Lenders, the Collateral Custodian and the Administrative Agent for all fees, costs and expenses then required to be paid of closing the transactions contemplated hereunder and under the other Transaction Documents, including the reasonable attorney fees and any other legal and document preparation costs incurred by the Lenders, the Collateral Custodian and the Administrative Agent; (g) The Borrower shall have received a copy of the related Approval Notice; and (h) In connection with each Transaction, the Borrower shall have delivered to the Collateral Custodian (with a copy to the Administrative Agent) on the date of the related Transaction, an emailed copy of the duly executed original promissory notes for each such Loan in respect of which a promissory note is issued (or, in the case of any Noteless Loan, a fully executed assignment agreement), and, if any Loans are closed in escrow, a certificate (in the form of Exhibit J) from the closing attorneys of such Loan confirming the possession of the Required Loan Documents; provided that, notwithstanding the foregoing, the Borrower shall cause the Loan Checklist and the Required Loan Documents to be in the possession of the Collateral Custodian within ten (10) Business Days of any related Advance Date with respect to any Loan. The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Advance shall give rise to a right of the Administrative Agent, which right may be exercised at any time on the demand of the Required Lenders, to rescind the related Advance and direct the Borrower to pay to the Administrative Agent for the benefit of the Lenders an amount equal to the Advances made during any such time that any of the foregoing conditions precedent were not satisfied. Section 3.3. Custodianship; Transfer of Loans and Permitted Investments. (a) The Administrative Agent shall hold all Certificated Securities (whether Loans or Permitted Investments) and Instruments in physical form at the Corporate Trust Office. Any successor Collateral Custodian shall be a state or national bank or trust company which is not an Affiliate of the Borrower and which is a Qualified Institution. (b) Each time that the Borrower shall direct or cause the acquisition of any Loan or Permitted Investment, the Borrower shall, if such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation has not already been delivered to the Collateral Custodian in accordance with the requirements set forth in the definition of “Required Loan Documents”, cause the delivery of such Permitted Investment or, in the case of a Loan, the related promissory note or (with respect to a Noteless Loan) assignment documentation in accordance with the requirements set forth in the definition of “Required Loan Documents” to the Collateral Custodian to be credited by the Collateral Custodian to the Collateral Account in accordance with the terms of this Agreement. The security interest of the Administrative Agent in the funds or other property utilized in USActive 37382726.2937382726.32 73 connection with such acquisition shall, immediately and without further action on the part of the Administrative Agent, be released. (c) The Borrower (or the Collateral Manager on behalf of the Borrower) shall cause all Loans or Permitted Investments acquired by the Borrower to be transferred to the Collateral Custodian for credit by the Collateral Custodian to the Collateral Account, and shall cause all Loans and Permitted Investments acquired by the Borrower to be delivered to the Collateral Custodian by one of the following means (and shall take any and all other actions necessary to create and perfect in favor of the Administrative Agent a valid security interest in each Loan and Permitted Investment, which security interest shall be senior (subject to Permitted Liens) to that of any other creditor of the Borrower (whether now existing or hereafter acquired): (i) in the case of an Instrument or a Certificated Security represented by a Security Certificate in registered form by having it Indorsed to the Collateral Custodian or in blank by an effective Indorsement or registered in the name of the Administrative Agent and by (A) delivering such Instrument or Security Certificate to the Collateral Custodian at the Corporate Trust Office and (B) causing the Collateral Custodian to maintain (on behalf of the Administrative Agent) continuous possession of such Instrument or Security Certificate at the Corporate Trust Office; (ii) in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective; (iii) in the case of any Security Entitlement, by causing each such Security Entitlement to be credited to a Securities Account in the name of the Borrower pursuant to the Securities Account Control Agreement; (iv) in the case of General Intangibles (including any Loan or Permitted Investment not evidenced by an Instrument) by filing, maintaining and continuing the effectiveness of, a financing statement naming the Borrower as debtor and the Administrative Agent as secured party and describing the Loan or Permitted Investment (as the case may be) as the collateral at the filing office of the Secretary of State of the State of Delaware. (d) The security interest of the Administrative Agent in any Collateral disposed of in a transaction permitted by this Agreement shall, immediately and without further action on the part of the Administrative Agent, be released and the Collateral Custodian shall immediately release such Collateral to, or as directed by, the Borrower. ARTICLE IV. REPRESENTATIONS AND WARRANTIES Section 4.1. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows as of the A&R Effective Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) USActive 37382726.2937382726.32 74 made; provided that the representation set forth in Section 4.1(dd) shall be made only as of the A&R Effective Date: (a) Organization and Good Standing. The Borrower has been duly organized, and is validly existing as a limited liability company in good standing, under the laws of the State of Delaware, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and had at all relevant times, and now has all necessary power, authority and legal right to acquire, own and sell the Collateral. (b) Due Qualification. The Borrower is (i) duly qualified to do business and is in good standing as a limited liability company in its jurisdiction of formation, and (ii) has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect. (c) Power and Authority; Due Authorization; Execution and Delivery. The Borrower (i) has all necessary limited liability company power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary limited liability company action, the execution, delivery and performance of each Transaction Document to which it is a party and the transfer and assignment of an ownership and security interest in the Collateral on the terms and conditions herein provided. This Agreement and each other Transaction Document to which the Borrower is a party have been duly executed and delivered by the Borrower. (d) Binding Obligation. Each Transaction Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity). (e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation, operating agreement or any Contractual Obligation of the Borrower, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s properties pursuant to the terms of any such Contractual Obligation or (iii) violate any Applicable Law in any material respect. (f) Agreements. The Borrower is not a party to any agreement or instrument or subject to any limited liability company restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. The Borrower is not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its USActive 37382726.2937382726.32 75 properties or assets are or may be bound, where such defaults could reasonably be expected to result in a Material Adverse Effect. (g) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Borrower is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Borrower is a party or (iii) that could reasonably be expected to have Material Adverse Effect. (h) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Borrower of each Transaction Document to which the Borrower is a party have been obtained. (i) Bulk Sales. The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not require compliance with any “bulk sales” act or similar law by the Borrower. (j) Solvency. The Borrower is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Borrower is a party do not and will not render the Borrower not Solvent. (k) Taxes. (i) The Borrower is a “disregarded entity” of the Collateral Manager for U.S. federal income tax purposes. (ii) The Borrower has filed or caused to be filed all U.S. federal and other material tax and information returns that are required to be filed by it and has paid or made adequate provisions for the payment of all U.S. federal and other material Taxes and all material assessments made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower or the Taxable Entity, as applicable), and no U.S. federal or other material tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Borrower’s knowledge, no claim is being asserted, with respect to any such Tax, fee or other charge (other than any claim the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower or the Taxable Entity, as applicable). (l) Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein or in the other Transaction Documents (including, without limitation, the use of the proceeds from the transfer of the Collateral) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase, and no proceeds from the Advances will be used to carry or purchase, any “margin stock” within the USActive 37382726.2937382726.32 76 meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U. The foregoing shall not restrict the receipt by the Borrower of any Equity Security as a result of a workout or restructuring of any Obligor of a Loan. (m) Security Interest. (i) This Agreement creates a valid and continuing security interest (as defined in the UCC as in effect from time to time in the State of New York) in the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties, which security interest is validly perfected under Article 9 of the UCC and is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Borrower; (ii) the Collateral is comprised of “instruments”, “security entitlements”, “general intangibles”, “certificated securities”, “uncertificated securities”, “securities accounts”, “investment property” and “proceeds” (each as defined in the applicable UCC) and such other categories of collateral under the applicable UCC as to which the Borrower has complied with its obligations under Section 4.1(m)(i); (iii) with respect to Collateral that constitutes Security Entitlements: (1) all of such Security Entitlements have been credited to one of the Accounts and the securities intermediary for each Account has agreed to treat all assets credited to such Account as Financial Assets within the meaning of the UCC as in effect from time-to-time in the State of New York; (2) the Borrower has taken all steps necessary to enable the Administrative Agent to obtain “control” (within the meaning of the UCC as in effect from time-to-time in the State of New York) with respect to each Account; and (3) the Accounts are not in the name of any Person other than the Borrower, subject to the Lien of the Administrative Agent. The Borrower has not instructed the securities intermediary of any Account to comply with the entitlement order of any Person other than the Administrative Agent; provided that, until the Administrative Agent delivers a Notice of Exclusive Control, the Borrower and the Collateral Manager may cause cash in the Accounts to be invested in Permitted Investments, and the proceeds thereof to be distributed in accordance with this Agreement. (iv) all Accounts constitute “securities accounts” as defined in the Section 8-501(a) of the UCC as in effect from time-to-time in the State of New York; (v) the Borrower owns and has good and marketable title to the Collateral free and clear of any Lien (other than Permitted Liens) of any Person; (vi) the Borrower has received all consents and approvals required by the terms of any Loan to the granting of a security interest in the Loans hereunder to the Administrative Agent, on behalf of the Secured Parties; USActive 37382726.2937382726.32 77 (vii) the Borrower has taken all necessary steps to authorize the Administrative Agent to file all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in that portion of the Collateral in which a security interest may be perfected by filing pursuant to Article 9 of the UCC as in effect in the Borrower’s jurisdiction of organization; (viii) other than the security interest granted to the Administrative Agent, on behalf of the Secured Parties, pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of any collateral included in the Collateral other than any financing statement in favor of the Administrative Agent or that has been terminated and/or fully and validly assigned to the Administrative Agent on or prior to the date hereof. There are no judgments against the Borrower; (ix) all original executed copies of each underlying promissory note that constitute or evidence each Loan that is evidenced by a promissory note has been or, subject to the delivery requirements contained herein, will be delivered to the Collateral Custodian; (x) the Borrower has received, or subject to the delivery requirements contained herein will receive, a written acknowledgment from the Collateral Custodian that the Collateral Custodian or its bailee is holding each underlying promissory note (if any) that evidence all Loans evidenced by a promissory note solely on behalf of the Administrative Agent for the benefit of the Secured Parties; (xi) none of the underlying promissory notes (if any) that constitute or evidence the Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent on behalf of the Secured Parties; (xii) with respect to Collateral that constitutes an Uncertificated Security, the Borrower has caused the Administrative Agent to gain “control” of such Collateral pursuant to Section 8-106(c) of the UCC and (B) such control remains effective; and (xiii) in the case of an Uncertificated Security, by (A) causing the Administrative Agent to become the registered owner of such Uncertificated Security and (B) causing such registration to remain effective. (n) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished by the Borrower to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects. (o) Location of Offices. The Borrower’s location (within the meaning of Article 9 of the UCC) is, and at all times has been, the State of Delaware. The Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit D. The Borrower has not changed its name (whether by amendment of its certificate of formation, by reorganization or USActive 37382726.2937382726.32 78 otherwise) or its jurisdiction of organization and has not changed its location within the four (4) months preceding the A&R Effective Date (or, if less, the period of time since its formation). (p) Collection Account. The Collection Accounts (including any sub accounts thereof) are the only accounts to which Collections on the Collateral are sent. (q) Legal Name. The Borrower’s exact legal name is New Mountain Finance Holdings, L.L.C. (r) Value Given. The Borrower shall have given reasonably equivalent value to the applicable third party seller of Collateral in consideration for the transfer to the Borrower of the Collateral, and no such transfer shall have been made for or on account of an antecedent debt, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code. (s) Accounting. The Borrower accounts for the transfers to it of interests in Collateral as sales for legal (other than tax) purposes on its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein. (t) Special Purpose Entity. The Borrower has not and shall not: (i) engage in any business or activity other than the purchase, receipt and management of Collateral, the transfer and pledge of Collateral under the Transaction Documents and such other activities as are incidental thereto; (ii) acquire or own any assets other than (a) the Collateral, (b) Permitted Investments and (c) incidental property as may be necessary for the operation of the Borrower and the performance of its obligations under the Transaction Documents; (iii) merge into or consolidate with any Person, dissolve, terminate or liquidate in whole or in part, transfer, divide or otherwise dispose of all or substantially all of its assets (other than in accordance with the provisions hereof) or change its jurisdiction of formation, without in each case first obtaining the prior written consent of the Administrative Agent and each Lender, or except as permitted by this Agreement, change its legal structure; (iv) fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, or amend, modify, terminate the provisions of its operating agreement other than in accordance with the terms thereof, or fail to comply with the provisions of its operating agreement or otherwise fail to observe limited liability company formalities; (v) own any Subsidiary or make any Investment in any Person (other than Permitted Investments) without the consent of the Administrative Agent; (vi) except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person; USActive 37382726.2937382726.32 79 (vii) incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than Indebtedness to the Secured Parties hereunder or in conjunction with a repayment of all Advances owed to the Lenders and a termination of all the Commitments; (viii) become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due; (ix) fail to maintain its bank accounts separate and apart from those of any other Person, other than as expressly provided in the Transaction Documents; (x) enter into any contract or agreement with any Person, except (a) the Transaction Documents, (b) other contracts or agreements that are upon terms and conditions that are commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties other than such Person and (c) as otherwise permitted under the Transaction Documents; (xi) seek its dissolution or winding up in whole or in part; (xii) fail to correct any known misunderstandings regarding the separate identity of the Borrower and the BDC or any principal or Affiliate thereof or any other Person; (xiii) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person; (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity of the Person with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates); (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (xvi) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors; (xvii) except as may be required or permitted by the Code and regulations or other applicable state or local tax law, hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person; (xviii) fail to maintain separate company records and books of account; provided, however, that the Borrower’s assets and liabilities may be included in a consolidated financial statement of the BDC so long as the separateness of the Borrower from the BDC and the unavailability of the Borrower’s assets and credit to satisfy the debts and other obligations of USActive 37382726.2937382726.32 80 the BDC are disclosed by the BDC within all public filings that contain such consolidated financial statements; (xix) fail to pay its own liabilities and expenses only out of its own funds; (xx) fail to maintain a sufficient number of employees, if any, in light of its contemplated business operations or to pay the salaries of its own employees, if any; (xxi) acquire the obligations or securities of its Affiliates or stockholders; (xxii) fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space, if any, provided by an Affiliate or services performed by any employee of an Affiliate; (xxiii) fail to use separate checks bearing its own name; (xxiv) pledge its assets to secure the obligations of any other Person; (xxv) (A) fail at any time to have at least one (1) independent manager or director (the “Independent Manager”) who is not currently (a) a manager, officer, employee or Affiliate of the Borrower or any major creditor, or a manager, officer or employee of any such Affiliate (other than an independent manager or similar position of the Borrower, the BDC or an Affiliate), or (ii) the beneficial owner of any limited liability company interests of the Borrower or any voting, investment or other ownership interests of any Affiliate of the Borrower or of any major creditor or (B) fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Independent Manager are duly authorized by the unanimous vote of the board of managers (including the Independent Manager) except as otherwise permitted pursuant to the Borrower LLC Agreement; (xxvi) fail to provide that the unanimous consent of all members (including the consent of the Independent Manager) is required for the Borrower to take any Material Action; and (xxvii) take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Schulte Roth & Zabel LLP, dated as of the date hereof upon which the conclusions expressed therein are based. (u) 1940 Act. The Borrower is not required to register as an “investment company” within the meaning of the 1940 Act. (v) ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all “employee pension benefit plans,” as such term is defined in Section 3 of ERISA which are subject to Title IV of ERISA and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan (the “Pension Plans”), does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets USActive 37382726.2937382726.32 81 as of the most recent annual financial statements reflecting such amounts), (ii) no non-exempt prohibited transactions, failures to satisfy minimum funding standards, withdrawals or reportable events within the meaning of 4043 of ERISA, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, (each a “Reportable Event”) have occurred with respect to any Pension Plans that, in the aggregate, could subject the Borrower to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. (w) Compliance with Law. The Borrower has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy). (x) Collections. The Borrower acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two Business Days after receipt as required herein. (y) Amendments. No Loan has been amended, modified or waived, except for amendments, modifications or waivers, if any, to such Collateral otherwise permitted under Section 6.4(a) and in accordance with the Credit and Collection Policy. (z) Full Payment. As of the Funding Date thereof, the Borrower has no knowledge of any fact which should lead it to expect that any Loan will not be repaid by the Borrower in full. (aa) Accuracy of Representations and Warranties. Each representation or warranty by the Borrower contained herein or in any report, financial statement, exhibit, schedule, certificate or other document furnished by the Borrower pursuant hereto, in connection herewith or in connection with the negotiation hereof is true and correct in all material respects. (bb) Members of the Borrower. The sole member of the Borrower is a U.S. Person. (cc) USA Patriot Act. Neither the Borrower nor any Affiliate of the Borrower is (i) a region, country, territory, organization, person or entity named on an Office of Foreign Asset Control (OFAC) list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Bank” within the meaning of the USA Patriot Act, i.e., a foreign bank that does not have a physical presence in any country and that is USActive 37382726.2937382726.32 82 not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of the Treasury under Sections 311 or 312 of the USA Patriot Act as warranting special measures due to money laundering concerns. (dd) Compliance with Other Agreements. The Borrower has complied at all times prior to the A&R Effective Date with the terms of its limited liability company agreement and the other agreements to which it is a party, including the Existing A&R Loan and Security Agreement. (ee) Sanctions. None of the Borrower nor any Person directly or indirectly controlling the Borrower, any Person directly or indirectly controlled by the Borrower and, to the Borrower’s knowledge, any other Sanctions Party of any of the foregoing: (a) is a Sanctioned Person, (b) is controlled by or is acting on behalf of a Sanctioned Person, (c) is, to the Borrower’s knowledge, under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions, or (d) will fund any repayment of the credit with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement or any Sanctions Party to be in breach of any Sanctions. The Borrower will notify the Lenders and Administrative Agent in writing promptly after becoming aware of any breach of this section. (ff) Beneficial Ownership Certification. As of the Third Amendment Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects. The representations and warranties in Section 4.1(m) shall survive the termination of this Agreement and such representations and warranties may not be waived by any party hereto without the consent of the Administrative Agent. Section 4.2. Representations and Warranties of the Borrower Relating to the Agreement and the Collateral. The Borrower hereby represents and warrants, as of the A&R Effective Date and as of each Funding Date: (a) Valid Security Interest. This Agreement constitutes a security agreement within the meaning of Section 9-102(a)(73) of the UCC as in effect from time to time in the State of New York. Upon the delivery to the Collateral Custodian of all Collateral constituting “instruments” and “certificated securities” (as defined in the UCC as in effect from time to time in the jurisdiction where the Collateral Custodian is located pursuant to Section 5.5(c)), the crediting of all Collateral that constitutes Financial Assets (as defined in the UCC as in effect from time to time in the State of New York) to an Account and the filing of the financing statements described in Section 4.1(m) in the jurisdiction in which the Borrower is located, the security interest created hereby shall be a valid and first priority perfected security interest in all of the Collateral (subject to Permitted Liens) in that portion of the Collateral in which a security interest may be created under Article 9 of the UCC as in effect from time to time in the State of New York. USActive 37382726.2937382726.32 83 (b) Eligibility of Collateral. The Borrower has conducted such due diligence and other review as it considered necessary with respect to the Loans set forth on Schedule III. As of the A&R Effective Date and each Funding Date, (i) the Loan Schedule and the information contained in each Funding Notice delivered pursuant to Section 2.2, is an accurate and complete listing in all material respects of all Loans included in the Collateral as of the related Funding Date and the information contained therein with respect to the identity of such Loans and the amounts owing thereunder is true, correct and complete in all material respects as of the related Funding Date, (ii) each such Loan included in the Borrowing Base is an Eligible Loan, (iii) each Loan included in the Collateral is free and clear of any Lien of any Person (other than Permitted Liens) and in compliance with all Applicable Laws in all material respects and (iv) with respect to each Loan included in the Collateral, all material consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Authority or any Person required to be obtained, effected or given by the Borrower in connection with the transfer of an ownership interest or security interest in such Collateral to the Administrative Agent as agent for the benefit of the Secured Parties have been duly obtained, effected or given and are in full force and effect. (c) No Fraud. Each Loan was acquired by the Borrower without any fraud or material misrepresentation. Section 4.3. Representations and Warranties of the Collateral Manager. The Collateral Manager represents and warrants as follows as of the A&R Effective Date, each Funding Date, and as of each other date provided under this Agreement or the other Transaction Documents on which such representations and warranties are required to be (or deemed to be) made: (a) Organization and Good Standing. The Collateral Manager has been duly organized, and is validly existing as a corporation in good standing, under the laws of the State of Delaware, with all requisite corporate power and authority to own or lease its properties and conduct its business as such business is presently conducted. (b) Due Qualification. The Collateral Manager is duly qualified to do business and is in good standing as a corporation, and has obtained all necessary qualifications, licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals, except where the failure to be so qualified or in good standing or to have obtained such licenses or approvals could not reasonably be expected to have a Material Adverse Effect. (c) Power and Authority; Due Authorization; Execution and Delivery. The Collateral Manager (i) has all necessary corporate power, authority and legal right to (a) execute and deliver each Transaction Document to which it is a party, and (b) carry out the terms of the Transaction Documents to which it is a party, and (ii) has duly authorized by all necessary corporate action, the execution, delivery and performance of each Transaction Document to which it is a party. This Agreement and each other Transaction Document to which the Collateral Manager is a party have been duly executed and delivered by the Collateral Manager. USActive 37382726.2937382726.32 84 (d) Binding Obligation. Each Transaction Document to which the Collateral Manager is a party constitutes a legal, valid and binding obligation of the Collateral Manager enforceable against the Collateral Manager in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity). (e) No Violation. The consummation of the transactions contemplated by each Transaction Document to which it is a party and the fulfillment of the terms thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Collateral Manager’s certificate of formation, operating agreement or any Contractual Obligation of the Collateral Manager, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Collateral Manager’s properties pursuant to the terms of any such Contractual Obligation, other than this Agreement, or (iii) violate any Applicable Law in any material respect. (f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the knowledge of the Collateral Manager, threatened against the Collateral Manager, before any Governmental Authority (i) asserting the invalidity of any Transaction Document to which the Collateral Manager is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document to which the Collateral Manager is a party or (iii) that could reasonably be expected to have Material Adverse Effect. (g) All Consents Required. All approvals, authorizations, consents, orders, licenses, filings or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Collateral Manager of each Transaction Document to which the Collateral Manager is a party have been obtained. (h) Reports Accurate. All information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Collateral Manager to the Administrative Agent or any Lender in connection with this Agreement are true, complete and correct in all material respects. (i) Collections. The Collateral Manager acknowledges that all Collections received by it or its Affiliates with respect to the Collateral transferred or pledged hereunder are held and shall be held in trust for the benefit of the Secured Parties until deposited into the Collection Account within two (2) Business Days from receipt as required herein. (j) Solvency. The Collateral Manager is not the subject of any Insolvency Proceedings or Insolvency Event. The transactions under the Transaction Documents to which the Collateral Manager is a party do not and will not render the Collateral Manager not Solvent. (k) Taxes. The Collateral Manager is a U.S. Person and is treated as a corporation for U.S. federal income tax purposes. The Collateral Manager has filed or caused to be filed all U.S. federal and other material tax and information returns that are required to be filed by it and has paid or made adequate provisions for the payment of all U.S. federal and other material Taxes and all material assessments, in each case, that are due, made against it or any of its property (other than any amount of Tax the validity of which is currently being contested in USActive 37382726.2937382726.32 85 good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Collateral Manager), and no U.S. federal or other material tax lien (other than a Permitted Lien in respect of Taxes) has been filed and, to the Collateral Manager’s knowledge, no material claim is being asserted, with respect to any such Tax, fee or other charge. (l) ERISA. Except as would not reasonably be expected to constitute a Material Adverse Effect, (i) the present value of all benefits vested under all Pension Plans of the Collateral Manager does not exceed the value of the assets of the Pension Plan allocable to such vested benefits (based on the value of such assets as of the most recent annual financial statements reflecting such amounts), (ii) no Reportable Events have occurred with respect to any Pension Plans that, in the aggregate, could subject the Collateral Manager to any material tax, penalty or other liability and (iii) no notice of intent to terminate a Pension Plan has been filed, nor has any Pension Plan been terminated under Section 4041(f) of ERISA, nor has the Pension Benefit Guaranty Corporation instituted proceedings to terminate, or appoint a trustee to administer a Pension Plan and no event has occurred or condition exists that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan. (m) 1940 Act. The Collateral Manager is regulated as a business development company under the 1940 Act. (n) Compliance with Law. The Collateral Manager has complied in all material respects with all Applicable Law to which it may be subject, and no item of Collateral contravenes in any material respect any Applicable Law (including, without limitation, all applicable predatory and abusive lending laws, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy). (o) No Material Adverse Effect. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect on the Collateral Manager since January 14, 2014. (p) Actions of the Collateral Manager. The Collateral Manager acknowledges and agrees that, as of the date hereof, all of the Loans owned by the Borrower as of the A&R Effective Date (or subject to irrevocable commitments to purchase by the Borrower for settlement (as participations or assignments) after the A&R Effective Date) are owned by way of an assignment (and not a participation) and are as set forth on Schedule III and hereby consents to the acquisition by the Borrower on the A&R Effective Date (or, in respect of Loans with respect to which the Borrower has entered into irrevocable commitments to purchase as of the A&R Effective Date for settlement after the A&R Effective Date) of each Loan set forth on Schedule III. (q) Sanctions. None of the Collateral Manager, any Person directly or indirectly controlling the Collateral Manager nor any Person directly or indirectly controlled by the Collateral Manager and, to the Collateral Manager’s knowledge, any other Sanctions Party of any of the foregoing (a) is a Sanctioned Person, (b) is controlled by or is acting on behalf of a USActive 37382726.2937382726.32 86

Sanctioned Person, (c) is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions, or (d) will fund any repayment of the credit with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Agreement or any Sanctions Party to be in breach of any Sanctions. The Collateral Manager will notify the Lenders and Administrative Agent in writing promptly after becoming aware of any breach of this section. Section 4.4. Representations and Warranties of the Collateral Custodian. The Collateral Custodian in its individual capacity and as Collateral Custodian represents and warrants as follows: (a) Organization; Power and Authority. It is a duly organized and validly existing national banking association in good standing under the laws of the United States. It has full corporate power, authority and legal right to execute, deliver and perform its obligations as Collateral Custodian under this Agreement. (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for herein have been duly authorized by all necessary association action on its part, either in its individual capacity or as Collateral Custodian, as the case may be. (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of its articles of incorporation or bylaws or any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Collateral Custodian is a party or by which it or any of its property is bound. (d) No Violation. The execution and delivery of this Agreement, the performance of the Transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with or violate, in any material respect, any Applicable Law as to the Collateral Custodian. (e) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or Governmental Authority applicable to the Collateral Custodian, required in connection with the execution and delivery of this Agreement, the performance by the Collateral Custodian of the transactions contemplated hereby and the fulfillment by the Collateral Custodian of the terms hereof have been obtained. (f) Validity, Etc. This Agreement constitutes the legal, valid and binding obligation of the Collateral Custodian, enforceable against the Collateral Custodian in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and general principles of equity (whether considered in a suit at law or in equity). USActive 37382726.2937382726.32 87 ARTICLE V. GENERAL COVENANTS Section 5.1. Affirmative Covenants of the Borrower. The Borrower covenants and agrees with the Lenders that during the Covenant Compliance Period: (a) Compliance with Laws. The Borrower will comply in all material respects with all Applicable Laws, including those with respect to the Collateral or any part thereof. (b) Preservation of Company Existence. The Borrower will (i) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its formation, (ii) qualify and remain qualified in good standing as a limited liability company in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect and (iii) maintain the Borrower LLC Agreement in full force and effect. (c) Performance and Compliance with Collateral. The Borrower will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Collateral, the Transaction Documents and all other agreements related to such Collateral. (d) Keeping of Records and Books of Account. The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Administrative Agent to visit and inspect the financial records and the properties of such person at reasonable times and as often as reasonably requested, without unreasonably interfering with such party’s business and affairs and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent to discuss the affairs, finances and condition of such person with the officers thereof and independent accountants therefor, in each case, other than (x) material and affairs protected by the attorney-client privilege and (y) materials which such party may not disclose without violation of confidentiality obligations binding upon it; provided that the right of the Administrative Agent provided herein to visit and inspect the financial records and properties of the Borrower shall be limited to not more than two such visits and inspections in any fiscal year; provided further that, during the continuance of a Collateral Manager Default or an Event of Default, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero. For the avoidance of doubt, the Administrative Agent may, and shall upon request of any Lender, permit each such requesting Lender to be included on any such visit and inspection, and shall use reasonably commercial efforts to schedule any visit on a day when such requesting Lenders desiring to attend such visit may be included. USActive 37382726.2937382726.32 88 (e) Protection of Interest in Collateral. With respect to the Collateral, the Borrower will (i) acquire such Collateral directly from a third party, (ii) (at the Collateral Manager’s expense) take all action necessary to perfect, protect and more fully evidence the Borrower’s ownership of such Collateral free and clear of any Lien other than the Lien created hereunder and Permitted Liens, including, without limitation, (a) with respect to the Loans and that portion of the Collateral in which a security interest may be perfected by filing and maintaining (at the Collateral Manager’s expense), effective financing statements against the Obligor in all necessary or appropriate filing offices, (including any amendments thereto or assignments thereof) and filing continuation statements, amendments or assignments with respect thereto in such filing offices, (including any amendments thereto or assignments thereof) and (b) executing or causing to be executed such other instruments or notices as may be necessary or appropriate, (iii) subject to Section 5.1(d) above, permit the Administrative Agent or its respective agents or representatives to visit the offices of the Borrower during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Borrower having knowledge of such matters, and (iv) take all additional action that the Administrative Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Collateral. (f) Deposit of Collections. (i) The Borrower shall, or shall cause the Collateral Manager to, instruct each Obligor to deliver all Collections to the applicable Collection Account. (ii) The Borrower shall promptly (but in no event later than two (2) Business Days after receipt) deposit all Collections received by such party in respect of the Collateral into the appropriate Collection Account as set forth in clause (i) above. (g) Special Purpose Entity. The Borrower shall be in compliance with the special purpose entity requirements set forth in Section 4.1(t). (h) Credit and Collection Policy. The Borrower will (a) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (b) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. The Borrower will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent. (i) Events of Default. Promptly following the Borrower’s knowledge or notice of the occurrence of any Event of Default or Default, the Borrower will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Borrower has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Borrower setting forth the details of such event and the action that the Borrower proposes to take with respect thereto. USActive 37382726.2937382726.32 89 (j) Obligations and Taxes. (i) The Borrower shall pay its material Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all U.S. federal and other material Taxes and withholding Tax obligations before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof and enforce all material indemnities and rights against Obligors with respect to any U.S. federal and other material Tax or withholding Tax; provided, that such payment and discharge shall not be required with respect to any such U.S. federal and other Taxes or other obligations so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower and/or the Taxable Entity, as appropriate, shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation or Taxes and enforcement of a Lien. (ii) The Borrower will be a “disregarded entity” of the Collateral Manager for U.S. federal income tax purposes. (iii) The Borrower will file or cause to be filed all material tax and information returns that are required to be filed by it. (k) Use of Proceeds. The Borrower will use the proceeds of the Advances only to originate or acquire Loans (including to fund Delayed Draw Loans and Revolving Loans), to make distributions to its member in accordance with the terms hereof or to pay related expenses (including expenses payable hereunder). (l) Beneficial Ownership Regulation. Promptly following any request therefor, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Borrower shall deliver to the Administrative Agent information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation. (m) Adverse Claims. The Borrower will not create, or participate in the creation of, or permit to exist, any Liens on any of the Accounts other than the Lien created by this Agreement and other Permitted Liens. (n) Notices. The Borrower will furnish (or cause the Taxable Entity to furnish) to the Administrative Agent: (i) Income Tax Liability. Within ten (10) Business Days after the receipt of revenue agent reports or other written proposals, determinations or assessments of the IRS or any other taxing authority which propose, determine or otherwise set forth positive adjustments to the Tax liability of, or assess or propose the collection of Taxes required to have been withheld by, the Borrower or the Taxable Entity which equal or exceed $1,000,000 in the aggregate, telephonic or facsimile notice (confirmed in writing within five (5) Business Days) specifying the nature of the items giving rise to such adjustments and the amounts thereof; USActive 37382726.2937382726.32 90

(ii) Auditors’ Management Letters. Promptly after the receipt thereof, any auditors’ management letters are received by the Borrower or by its accountants; (iii) Representations and Warranties. Promptly after receiving knowledge or notice of the same, the Borrower shall notify the Administrative Agent if any representation or warranty set forth in Section 4.1 or Section 4.2 was incorrect at the time it was given or deemed to have been given and at the same time deliver to the Administrative Agent a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, the Borrower shall notify the Administrative Agent in the manner set forth in the preceding sentence before any Funding Date of any facts or circumstances within the knowledge of the Borrower which would render any of the said representations and warranties untrue as of such Funding Date; (iv) ERISA. Promptly after receiving notice of any “reportable event” (as defined in Title IV of ERISA) with respect to the Borrower (or any ERISA Affiliate thereof), a copy of such notice; (v) Proceedings. As soon as possible and in any event within three (3) Business Days after an executive officer of the Borrower receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower or the Collateral Manager; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower or the Collateral Manager in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.1(n); (vi) Notice of Certain Events. Promptly upon becoming aware thereof, notice of (1) any Collateral Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan”, and (6) of the occurrence of any default by an Obligor on any Loan; (vii) Organizational Changes. As soon as possible and in any event within fifteen (15) Business Days after the effective date thereof, notice of any change in the name, jurisdiction of organization, organizational structure or location of records of the Borrower or the Collateral Manager; provided that, the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral; USActive 37382726.2937382726.32 91 (viii) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, notice of any change in the accounting policies of the Borrower; and (ix) Removal and Resignation of Independent Manager. No less than five (5) Business Days prior to any removal of the Independent Manager of any such removal, and within five (5) Business Days after any resignation of the Independent Manager. (o) Contest Recharacterization. The Borrower shall in good faith contest any attempt to recharacterize the treatment of the Loans as property of the bankruptcy estate of the Collateral Manager. (p) Payment Date Reporting. The Borrower shall deliver (or shall cause to be delivered) a Borrowing Base Certificate on each Reporting Date, determined as of the immediately preceding Determination Date. Each such Borrowing Base Certificate delivered immediately prior to a Payment Date shall contain instructions to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable. (q) Borrower Financial Statements. Unless the Borrower is consolidated with the BDC for financial reporting purposes, the Borrower will submit to the Administrative Agent (which shall promptly deliver to each Lender), (A) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)), consolidated unaudited financial statements of the Borrower for the most recent fiscal quarter, (B) within ninety (90) days after the end of each fiscal year, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants. (r) BDC Financial Statements. The Borrower will cause the BDC to submit to the Administrative Agent (which shall promptly deliver to each Lender), (A) within sixty (60) days after the end of each of its fiscal quarters (excluding the fiscal quarter ending on the date specified in clause (B)) consolidated unaudited financial statements of the BDC for the most recent fiscal quarter, (B) within ninety (90) days after the end of each fiscal year consolidated audited financial statements of the BDC, audited by a firm of nationally recognized independent public accountants. (s) BDC Assets. The Borrower will submit to the Administrative Agent (which shall promptly deliver to each Lender), on each BDC Reporting Date, a certification by a Responsible Officer of the BDC of the aggregate assets and commitments of the BDC and its consolidated Subsidiaries (determined in accordance with GAAP and Applicable Law) as of the end of the previous fiscal quarter. A “Curable BDC Asset Coverage Event” shall be deemed to occur if (i) the Asset Coverage Ratio of the BDC and its consolidated Subsidiaries on any BDC Reporting Date is less than 1.5:1, and (ii) no Permanent BDC Asset Coverage Event is continuing. A Curable BDC Asset Coverage Event shall be deemed to be continuing until the earlier of (x) the occurrence of a Permanent BDC Asset Coverage Event, and (y) any BDC USActive 37382726.2937382726.32 92 Reporting Date on which the Asset Coverage Ratio of the BDC and its consolidated Subsidiaries on a BDC Reporting Date is equal to or greater than 1.75:1. A “Permanent BDC Asset Coverage Event” shall be deemed to occur and be continuing if the Asset Coverage Ratio of the BDC and its consolidated Subsidiaries (determined in accordance with GAAP and Applicable Law) on three (3) consecutive BDC Reporting Dates is less than 1.5:1. Notwithstanding the foregoing, if (1) a Permanent BDC Asset Coverage Event occurs, and (2) the Asset Coverage Ratio of the BDC and its consolidated Subsidiaries on two (2) consecutive BDC Reporting Dates following such occurrence is equal to or greater than 1.75:1, then (A) such Permanent BDC Asset Coverage Event shall be deemed to be cured and no longer continuing for all purposes of this Agreement, and (B) the corresponding Event of Default under Section 9.1(l) shall be deemed to be waived by the Administrative Agent and the Required Lenders for all purposes of this Agreement pursuant to Section 12.1, in each case as of the second (2nd) of such BDC Reporting Dates. (t) BDC Status. The BDC will use its best efforts to continue to be regulated as a business development company under the 1940 Act. (u) Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing UCC and other financing statements, agreements or instruments) that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Transaction Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Permitted Liens) of the security interests and Liens created or intended to be created hereby. Such security interests and Liens will be created hereunder and the Borrower shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as it shall reasonably request to evidence compliance with this Section 5.1(r). The Borrower agrees to provide such evidence as the Administrative Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. (v) Non-Consolidation. The Borrower shall at all times act in a manner such that each of the assumptions made by Schulte Roth & Zabel LLP in their opinion delivered pursuant to Section 3.1(f)(ii) is true and accurate in all material respects. The Borrower shall at all times observe and be in compliance in all material respects with all covenants and requirements in the Borrower LLC Agreement. (w) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Borrower, any Person directly or indirectly controlling the Borrower, any Person directly or indirectly controlled by the Borrower and, to the Borrower’s knowledge, any other Sanctions Party of any of the foregoing shall: (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering and Anti-Corruption Laws, (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, (c) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Law, and (d) ensure it does not fund any repayment of the credit in violation of any Anti-Corruption USActive 37382726.2937382726.32 93 Laws or Anti-Money Laundering Laws. The Borrower shall, upon the request of the Administrative Agent from time to time, provide certification of the Borrower’s compliance with this Section 5.1(w). (x) Compliance with Sanctions. None of the Borrower, any Person directly or indirectly controlling the Borrower, any Person directly or indirectly controlled by the Borrower or, to the Borrower’s actual knowledge, any other Sanctions Party of any of the foregoing will, directly or indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Person shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Borrower will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section. (y) Other. The Borrower will furnish to the Administrative Agent promptly, from time to time, such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager or the Borrower as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Administrative Agent or the other Secured Parties under or as contemplated by this Agreement. Section 5.2. Negative Covenants of the Borrower. During the Covenant Compliance Period: (a) Other Business. The Borrower will not (i) engage in any business other than (A) entering into and performing its obligations under the Transaction Documents and other activities contemplated by the Transaction Documents, (B) the acquisition, ownership and management of the Collateral, (C) the sale or disposition of Loans and other Collateral as permitted hereunder and (D) offering or providing managerial assistance to any portfolio company of the BDC or the Borrower, (ii) incur any Indebtedness, obligation, liability or contingent obligation of any kind other than pursuant to the Transaction Documents or (iii) form any Subsidiary or make any Investment in any other Person (other than Permitted Investments). (b) Collateral Not to be Evidenced by Instruments. The Borrower will take no action to cause any Loan that is not, as of the A&R Effective Date or the related Funding Date, as the case may be, evidenced by an Instrument, to be so evidenced except in connection with the enforcement or collection of such Loan or unless such Instrument is promptly delivered to the Administrative Agent, together with an Indorsement in blank, as collateral security for such Loan. (c) Security Interests. Except as otherwise permitted herein or in respect of any Discretionary Sale, the Borrower will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Collateral, whether now existing or hereafter transferred hereunder, or any interest therein. The USActive 37382726.2937382726.32 94

Borrower will promptly notify the Administrative Agent of the existence of any Lien (other than Permitted Liens) on any Collateral and the Borrower shall defend the right, title and interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Collateral against all claims of third parties; provided that, nothing in this Section 5.2(c) shall prevent or be deemed to prohibit the Borrower from suffering to exist Permitted Liens upon any of the Collateral. (d) Mergers, Acquisitions, Sales, etc. The Borrower will not be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or all or substantially all of the equity interests of any other Person (other than in connection with the enforcement or collection of any Loan or as a result of a workout or restructuring of an Obligor), or sell, transfer, divide, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement). (e) Change of Location of Underlying Instruments. The Borrower shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian office set forth in Section 5.5(c) on the A&R Effective Date, unless the Borrower has given at least thirty (30) days’ written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Secured Parties’ first priority perfected security interest (subject to Permitted Liens) continues in effect. (f) ERISA Matters. Except as would not reasonably be expected to constitute a Material Adverse Effect, the Borrower will not (a) engage or knowingly permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor, (b) permit to exist any failure to satisfy minimum funding standards, as defined in Section 302(a) of ERISA and Section 412(a) of the Code, or funding deficiency with respect to any Pension Plan other than a Multiemployer Plan, (c) fail to make or knowingly permit any ERISA Affiliate to fail to make, any payments to a Multiemployer Plan that the Borrower or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, (d) terminate any Pension Plan so as to result in any liability, or (e) permit to exist any occurrence of any Reportable Event with respect to a Pension Plan. (g) Borrower LLC Agreement. The Borrower will not amend, modify, waive or terminate (i) any provision of the Borrower LLC Agreement if such amendment, modification, waiver or termination would result in a Default, Event of Default or Material Adverse Effect or (ii) any Special Purpose Provision, in each case without the prior written consent of the Administrative Agent. (h) Changes in Payment Instructions to Obligors. The Borrower will not make any change, or permit the Collateral Manager to make any change, in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change. USActive 37382726.2937382726.32 95 (i) Extension or Amendment of Collateral. The Borrower will not, except as otherwise permitted in Section 6.4(a), consent to the extension, amendment or other modification of the terms of any Loan without the prior written consent of the Administrative Agent. (j) Fiscal Year. The Borrower shall not change its fiscal year or method of accounting without providing the Administrative Agent with prior written notice (i) providing a detailed explanation of such changes and (ii) including a pro forma financial statements demonstrating the impact of such change. (k) Change of Control. The Borrower shall not enter into any transaction or agreement which results in a Change of Control. (l) Sole Ownership. The Borrower shall not have more than one (1) owner of its membership interests during the term of this Agreement. (m) Disregarded Entities. The Borrower shall not file any election or take any position to be other than a “disregarded entity” for U.S. tax purposes. Section 5.3. Affirmative Covenants of the Collateral Manager. The Collateral Manager covenants and agrees with the Lenders that during the Covenant Compliance Period: (a) Compliance with Law. The Collateral Manager will comply in all material respects with all Applicable Law, including those with respect to the Collateral or any part thereof. (b) Preservation of Company Existence. The Collateral Manager will (i) preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. (c) Performance and Compliance with Collateral. The Collateral Manager will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with each item of Collateral and will do nothing to impair the rights of the Administrative Agent, as agent for the Secured Parties, or of the Secured Parties in, to and under the Collateral. (d) Keeping of Records and Books of Account. (i) The Collateral Manager will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Collateral in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral and the identification of the Collateral. USActive 37382726.2937382726.32 96 (ii) The Collateral Manager shall permit the Administrative Agent and, upon the request of any Lender, each such requesting Lender or their respective designated representatives to visit the offices of the Collateral Manager during normal office hours and upon reasonable notice and examine and make copies of all documents, books, records and other information concerning the Collateral and discuss matters related thereto with any of the officers or employees of the Collateral Manager having knowledge of such matters; provided that the right of the Administrative Agent and any requesting Lender provided herein to visit and inspect the financial records and properties of the Collateral Manager shall be limited to not more than one (1) such visit and inspection in any fiscal quarter; provided further that after the occurrence of a Collateral Manager Default or an Event of Default and during its continuance, there shall be no limit to the number of such visits and inspections, and after the resolution of such Collateral Manager Default or Event of Default, the number of visits occurring in the current fiscal quarter shall be deemed to be zero. (iii) The Collateral Manager will on or prior to the date hereof, mark its master data processing records and other books and records relating to the Collateral with a legend, acceptable to the Administrative Agent, describing the pledge of the Collateral by the Borrower to the Administrative Agent as agent for the Secured Parties hereunder. (e) Preservation of Security Interest. The Collateral Manager (at its own expense) will authorize the Administrative Agent to file such financing and continuation statements and any other documents that may be required by any law or regulation of any Governmental Authority to preserve and protect fully the first priority perfected ownership and security interest of the Administrative Agent, as agent for the Secured Parties in, to and under the Loans and proceeds thereof and that portion of the Collateral in which a security interest may be perfected by filing. (f) Credit and Collection Policy. The Collateral Manager will (i) comply in all material respects with the Credit and Collection Policy in regard to the Collateral, and (ii) furnish to the Administrative Agent prior to its effective date, prompt written notice of any changes in the Credit and Collection Policy. The Collateral Manager will not agree to or otherwise permit to occur any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent; provided that, no consent shall be required from the Administrative Agent in connection with any change mandated by Applicable Law or a Governmental Authority as evidenced by an Opinion of Counsel to that effect delivered to the Administrative Agent. Compliance by the Collateral Manager with this covenant shall be deemed to constitute compliance by the Borrower with its corresponding obligations under Sections 5.1(h). (g) Events of Default. Promptly following the Collateral Manager’s knowledge or notice of the occurrence of any Event of Default or Default, the Collateral Manager will provide the Administrative Agent with written notice of the occurrence of such Event of Default or Default of which the Collateral Manager has knowledge or has received notice. In addition, such notice will include a written statement of a Responsible Officer of the Collateral Manager setting forth the details of such event and the action that the Collateral Manager proposes to take with respect thereto. USActive 37382726.2937382726.32 97 (h) Taxes. (i) The Collateral Manager shall pay its material Indebtedness and other obligations promptly and in accordance with their terms and timely pay and discharge promptly when due all U.S. federal and other material Taxes and withholding Tax obligations before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof and enforce all material indemnities and rights against Obligors and the Collateral Manager with respect to any U.S. federal and other material Tax or withholding Tax; provided, that such payment and discharge shall not be required with respect to any such U.S. federal and other Taxes or other obligations so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Collateral Manager shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation or Taxes and enforcement of a Lien. The Collateral Manager shall file or cause to be filed all U.S. federal and other material Tax and information returns required to be filed by it. (ii) The Collateral Manager will be a U.S. Person and will be treated as a corporation for U.S. federal income tax purposes. (i) Other. The Collateral Manager will promptly furnish to the Administrative Agent such other information, documents, records or reports respecting the Collateral or the condition or operations, financial or otherwise, of the Collateral Manager as the Administrative Agent (on behalf of itself or any Lender) may from time to time reasonably request in order to protect the interests of the Administrative Agent or other Secured Parties under or as contemplated by this Agreement. (j) Proceedings. The Collateral Manager will furnish to the Administrative Agent, as soon as possible and in any event within three (3) Business Days after the Collateral Manager receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or any of their Affiliates; provided that, notwithstanding the foregoing, any settlement, judgment, labor controversy, litigation, action, suit or proceeding affecting the Collateral, the Transaction Documents, the Secured Parties’ interest in the Collateral, or the Borrower, the Collateral Manager or any of their Affiliates in excess of $1,000,000 or more shall be deemed to be material for purposes of this Section 5.3(j). (k) Deposit of Collections. The Collateral Manager shall promptly (but in no event later than two (2) Business Days after receipt) deposit into the Collection Account any and all Collections received by the Borrower or the Collateral Manager. (l) Required Notices. The Collateral Manager will furnish to the Administrative Agent, promptly upon becoming aware thereof, notice of (1) any Collateral USActive 37382726.2937382726.32 98

Manager Default, (2) any Value Adjustment Event, (3) any Change of Control, (4) any other event or circumstance that could reasonably be expected to have a Material Adverse Effect, (5) any event or circumstance whereby any Loan which was included in the latest calculation of the Borrowing Base as an Eligible Loan shall fail to meet one or more of the criteria (other than criteria waived by the Administrative Agent on or prior to the related Funding Date in respect of such Loan) listed in the definition of “Eligible Loan” or (6) the occurrence of any default by an Obligor on any Loan. (m) Accounting Changes. As soon as possible and in any event within three (3) Business Days after the effective date thereof, the Collateral Manager will provide to the Administrative Agent notice of any change in the accounting policies of the Collateral Manager. (n) Loan Register. The Collateral Manager will maintain, or cause to be maintained, with respect to each Noteless Loan with respect to which the Collateral Manager or an Affiliate thereof acts as administrative agent (or a comparable capacity), a register (each, a “Loan Register”) in which it will record, or cause to be recorded, (v) the principal amount of such Noteless Loan, (w) the amount of any principal or interest due and payable or to become due and payable from the Obligor thereunder, (x) the amount of any sum in respect of such Noteless Loan received from the related Obligor, (y) the date of origination of such Noteless Loan and (z) the maturity date of such Noteless Loan. At any time such a Noteless Loan is included in the Collateral, the Collateral Manager shall deliver to the Borrower, the Administrative Agent and the Collateral Custodian a copy of the related Loan Register, together with a certificate of a Responsible Officer of the Collateral Manager certifying to the accuracy of such Loan Register as of the date of acquisition of such Noteless Loan by the Borrower, all of which information may be included in the applicable Borrowing Base Certificate. (o) Collateral Manager Financial Statements. The Collateral Manager will submit to the Administrative Agent (which shall promptly deliver to each Lender), within ninety (90) days after each fiscal year of the Collateral Manager, consolidated audited financial statements of the Collateral Manager, audited by a firm of nationally recognized Independent public accountants. (p) Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. The Collateral Manager, any Person directly or indirectly controlling the Collateral Manager, any Person directly or indirectly controlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, any other Sanctions Party of any of the foregoing shall: (a) comply with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and shall maintain policies and procedures reasonably designed to ensure compliance with the Anti-Money Laundering and Anti-Corruption Laws, (b) conduct the requisite due diligence in connection with the transactions contemplated herein for purposes of complying with the Anti-Money Laundering Laws, (c) ensure it does not use any of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Law, and (d) ensure it does not fund any repayment of the credit in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws. The Collateral Manager shall, upon the request of the Administrative Agent from time to time, provide certification of the Collateral Manager’s compliance with this Section 5.3(p). USActive 37382726.2937382726.32 99 (q) Compliance with Sanctions. None of the Collateral Manager, any Person directly or indirectly controlling the Collateral Manager, any Person directly or indirectly controlled by the Collateral Manager or, to the Collateral Manager’s actual knowledge, any other Sanctions Party of any of the foregoing will, directly or indirectly, use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Person, or (ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. The Collateral Manager, each Person directly or indirectly controlled by the Collateral Manager and, to the Collateral Manager’s actual knowledge, each other Sanctions Party shall comply with all applicable Sanctions in all material respects, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Collateral Manager will notify each Lender and the Administrative Agent in writing promptly after becoming aware of any breach of this section. Section 5.4. Negative Covenants of the Collateral Manager. During the Covenant Compliance Period: (a) Mergers, Acquisition, Sales, etc. The Collateral Manager will not be a party to any merger or consolidation, or sell, transfer, convey or lease all or substantially all of its assets, or sell or assign with or without recourse any Collateral or any interest therein (other than as otherwise permitted pursuant to this Agreement). (b) Change of Location of Underlying Instruments. The Collateral Manager shall not, without the prior consent of the Administrative Agent, consent to the Collateral Custodian moving any Certificated Securities or Instruments from the Collateral Custodian’s Corporate Trust Office on the A&R Effective Date, unless the Collateral Manager has given at least thirty (30) days’ written notice to the Administrative Agent and has authorized the Administrative Agent to take all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of the Administrative Agent as agent for the Secured Parties in the Collateral. (c) Change in Payment Instructions to Obligors. The Collateral Manager will not make any change in its instructions to Obligors regarding payments to be made with respect to the Collateral to the Collection Account, unless (x) the change in such instructions is to comply with the terms of the Transaction Documents or (y) the Administrative Agent has consented to such change. (d) Extension or Amendment of Collateral. The Collateral Manager will not, except as otherwise permitted in Section 6.4(a),consent on behalf of the Borrower to the extension, amendment or modification to the terms of any Loan without the prior written consent of the Administrative Agent. (e) Members of the Borrower. The Collateral Manager shall not permit any Person which is not a “United States Person” within the meaning Section 7701(a)(30) of the Code to own any membership interests in the Borrower. USActive 37382726.2937382726.32 100 (f) Bankruptcy. The Collateral Manager will not cause the Borrower to file a voluntary petition under the Bankruptcy Code or Insolvency Laws. Section 5.5. Affirmative Covenants of the Collateral Custodian. During the Covenant Compliance Period: (a) Compliance with Law. The Collateral Custodian will comply in all material respects with all Applicable Law. (b) Preservation of Existence. The Collateral Custodian will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect. (c) Location of Underlying Instruments. Subject to Section 7.8, the Underlying Instruments shall remain at all times in the possession of the Collateral Custodian at its offices at 425 Hennepin Ave., Minneapolis, MN, 55414, unless notice of a different address is given in accordance with the terms hereof or unless the Administrative Agent agrees to allow certain Underlying Instruments to be released to the Collateral Manager on a temporary basis in accordance with the terms hereof, except as such Underlying Instruments may be released pursuant to this Agreement. Section 5.6. Negative Covenants of the Collateral Custodian. During the Covenant Compliance Period: (a) Underlying Instruments. The Collateral Custodian will not dispose of any documents constituting the Underlying Instruments in any manner that is inconsistent with the performance of its obligations as the Collateral Custodian pursuant to this Agreement and will not dispose of any Collateral except as contemplated by this Agreement. (b) No Changes to Collateral Custodian Fee. The Collateral Custodian will not make any changes to the Collateral Custodian Fee set forth in the Collateral Custodian Fee Letter without the prior written approval of the Administrative Agent and the Borrower. ARTICLE VI. COLLATERAL MANAGEMENT Section 6.1. Designation of the Collateral Manager. Subject to Section 6.11, the servicing, administering and collection of the Collateral shall be conducted by the Collateral Manager. USActive 37382726.2937382726.32 101 Section 6.2. Duties of the Collateral Manager. (a) Appointment. The Borrower hereby appoints the Collateral Manager as its agent to service the Collateral and enforce its rights and remedies in, to and under such Collateral. The Collateral Manager hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein. The Collateral Manager and the Borrower hereby acknowledge that the Administrative Agent and the other Secured Parties are third party beneficiaries of the obligations undertaken by the Collateral Manager hereunder. (b) Duties. The Collateral Manager shall take or cause to be taken all such actions as may be necessary or advisable to collect on the Collateral from time to time, all in accordance with Applicable Law and the Credit and Collection Policy. Without limiting the foregoing, the duties of the Collateral Manager shall include the following: (i) preparing and submitting claims to, and acting as post-billing liaison with, Obligors on each Loan (for which no administrative or similar agent exists); (ii) maintaining all necessary records and reports with respect to the Collateral and providing such reports to the Administrative Agent in respect of the management and administration of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent may reasonably request; (iii) maintaining and implementing administrative and operating procedures (including, without limitation, an ability to recreate management and administration records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral; (iv) promptly delivering to the Administrative Agent or the Collateral Custodian, from time to time, such information and management and administration records (including information relating to its performance under this Agreement) as the Administrative Agent or the Collateral Custodian may from time to time reasonably request; (v) identifying each Loan clearly and unambiguously in its records to reflect that such Loan is owned by the Borrower and that the Borrower is granting a Lien thereon to the Secured Parties pursuant to this Agreement; (vi) notifying the Administrative Agent of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim (1) that is or is threatened to be asserted by an Obligor with respect to any Loan (or portion thereof) of which it has knowledge or has received notice; or (2) that could reasonably be expected to have a Material Adverse Effect; (vii) providing the prompt written notice to the Administrative Agent, prior to the effective date thereof, of any proposed changes in the Credit and Collection Policy; USActive 37382726.2937382726.32 102

(viii) using its reasonable best efforts to maintain the first priority, perfected security interest (subject to Permitted Liens) of the Administrative Agent, as agent for the Secured Parties, in the Collateral; (ix) maintaining the Loan File(s) with respect to Loans included as part of the Collateral; provided that, upon the occurrence and during the continuance of an Event of Default or a Collateral Manager Default, the Administrative Agent may request the Loan File(s) to be sent to the Administrative Agent or its designee; (x) with respect to each Loan included as part of the Collateral, making the Loan File available for inspection by the Administrative Agent, upon reasonable advance notice, at the offices of the Collateral Manager during normal business hours, subject to Section 5.3(d)(ii); and (xi) directing the Collateral Custodian to make payments pursuant to the instructions set forth in the latest Borrowing Base Certificate in accordance with Section 2.7 and Section 2.8 and preparing such other reports as required pursuant to Section 6.8. It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Collateral Manager acts as lead agent with respect to any Loan, the Collateral Manager shall perform its administrative and management duties hereunder only to the extent that, as a lender under the related loan syndication Underlying Instruments, it has the right to do so. (c) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent or the Secured Parties of their rights hereunder (including, but not limited to, the delivery of a Collateral Manager Termination Notice), shall not release the Collateral Manager or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent and the Collateral Custodian shall not have any obligation or liability with respect to any Collateral, other than to use reasonable care in the custody and preservation of collateral in such party’s possession, nor shall any of them be obligated to perform any of the obligations of the Collateral Manager hereunder. (d) Any payment by an Obligor in respect of any Indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor. Section 6.3. Authorization of the Collateral Manager. (a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Collateral Manager to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Collateral Manager and not inconsistent with the sale of the Collateral to the Borrower, the pledge by the Borrower to the Administrative Agent, on behalf of the Secured Parties, hereunder, to collect all amounts due under any and all Collateral, including, without limitation, endorsing any of their names on checks and other USActive 37382726.2937382726.32 103 instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Administrative Agent, on behalf of the Secured Parties shall furnish the Collateral Manager with any powers of attorney and other documents necessary or appropriate to enable the Collateral Manager to carry out its management and administrative duties hereunder, and shall cooperate with the Collateral Manager to the fullest extent in order to ensure the collectability of the Collateral. In no event shall the Collateral Manager be entitled to make any Secured Party or the Collateral Custodian a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any foreclosure or similar collection procedure) without the Administrative Agent’s consent. (b) After the declaration of the Termination Date, at the direction of the Administrative Agent, the Collateral Manager shall take such action as the Administrative Agent may deem necessary or advisable to enforce collection of the Collateral. Section 6.4. Collection of Payments; Accounts. (a) Collection Efforts, Modification of Collateral. The Collateral Manager will use commercially reasonable best efforts to collect or cause to be collected, all payments called for under the terms and provisions of the Loans included in the Collateral as and when the same become due in accordance with the Credit and Collection Policy. The Collateral Manager may not waive, modify or otherwise vary any provision of an item of Collateral in any manner contrary in any material respect to the Credit and Collection Policy. (b) Taxes and other Amounts. The Collateral Manager will use its reasonable best efforts to collect all payments with respect to amounts due for Taxes, assessments and insurance premiums relating to each Loan to the extent required to be paid to the Borrower for such application under the Underlying Instrument and remit such amounts in accordance with Section 2.7 and Section 2.8 to the appropriate Governmental Authority or insurer as required by the Underlying Instruments. (c) Payments to Collection Account. On or before the applicable Funding Date, the Collateral Manager shall have instructed all Obligors to make all payments owing to the Borrower in respect of the Collateral directly to the applicable Collection Account; provided that, the Collateral Manager is not required to so instruct any Obligor which is solely a guarantor unless and until the Collateral Manager calls on the related guaranty. (d) Accounts. Each of the parties hereto hereby agrees that each Account shall be deemed to be a Securities Account. Each of the parties hereto hereby agrees to cause the Collateral Custodian or any other Securities Intermediary that holds any Cash or other Financial Asset for the Borrower in an Account to agree with the parties hereto that (A) the cash and other property (subject to Section 6.4(e) below with respect to any property other than investment property, as defined in Section 9-102(a)(49) of the UCC) is to be treated as a Financial Asset and (B) the jurisdiction governing the Account, all Cash and other Financial Assets credited to the USActive 37382726.2937382726.32 104 Account and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110(e) of the UCC) shall, in each case, be the State of New York. In no event may any Financial Asset held in any Account be registered in the name of, payable to the order of, or specially Indorsed to, the Borrower, unless such Financial Asset has also been Indorsed in blank or to the Collateral Custodian or other Securities Intermediary that holds such Financial Asset in such Account. (e) Underlying Instruments. Notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a “securities intermediary” as defined in the UCC) to the contrary, none of the Collateral Custodian nor any Securities Intermediary shall be under any duty or obligation in connection with the acquisition by the Borrower of, or the grant by the Borrower of a security interest to the Administrative Agent in, any Loan to examine or evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Borrower under the related Underlying Instruments, or otherwise to examine the Underlying Instruments, in order to determine or compel compliance with any applicable requirements of or restrictions on transfer (including without limitation any necessary consents). The Collateral Custodian shall hold any Instrument delivered to it evidencing any Loan transferred to the Administrative Agent hereunder as custodial agent for the Administrative Agent in accordance with the terms of this Agreement. (f) Adjustments. If (i) the Collateral Manager makes a deposit into the Collection Account on behalf of the Borrower in respect of a Collection of a Loan and such Collection was received by the Collateral Manager in the form of a check that is not honored for any reason or (ii) the Collateral Manager makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Collateral Manager shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Scheduled Payment in respect of which a dishonored check is received shall be deemed not to have been paid. Section 6.5. Realization Upon Defaulted or Delinquent Loans. The Collateral Manager will use reasonable efforts consistent with the Underlying Instruments to exercise available remedies relating to a Loan that is delinquent in the payment of any amounts due thereunder or with respect to which the related Obligor defaults in the performance of any of its obligations thereunder in order to maximize recoveries thereunder. The Collateral Manager will comply in all material respects with the Credit and Collection Policy and Applicable Law in exercising such remedies, including but not limited to acceleration and foreclosure, and employ practices and procedures including reasonable efforts to enforce all obligations of Obligors by foreclosing upon and causing the sale of such Underlying Assets at public or private sale. Without limiting the generality of the foregoing, the Collateral Manager may, with the prior written consent of the Administrative Agent, cause the sale of any such Underlying Assets to the Collateral Manager or its Affiliates for a purchase price equal to the then fair market value thereof, any such sale to be evidenced by a certificate of a Responsible Officer of the Collateral Manager delivered to the Administrative Agent setting forth the Loan, the Underlying Assets, the sale price of the Underlying Assets and certifying that such sale price is the fair market value of such Underlying Assets. USActive 37382726.2937382726.32 105 Section 6.6. [Intentionally Omitted.] Section 6.7. Payment of Certain Expenses by Collateral Manager. The Collateral Manager will be required to pay all expenses incurred by it in connection with its activities under this Agreement, including fees and disbursements of its independent accountants, Taxes imposed on the Collateral Manager, expenses incurred by the Collateral Manager in connection with payments and reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement for the account of the Borrower. The Collateral Manager will be required to pay (or cause the Borrower to pay) all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Accounts. The Collateral Manager shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor. Section 6.8. Reports. (a) Borrower’s Notice. On the date of each Transaction, the Borrower (and the Collateral Manager on its behalf) will provide the applicable Borrower’s Notice and a Borrowing Base Certificate, each updated as of such date, to the Administrative Agent (with a copy to the Collateral Custodian). (b) Tax Returns. Upon demand by the Administrative Agent, the Collateral Manager shall deliver copies of all federal, state and local income tax returns and reports filed by the Borrower or the Collateral Manager, or in which the Borrower or the Collateral Manager was included on a consolidated or combined basis (excluding sales, use and like Taxes). (c) Obligor Financial Statements; Other Reports. The Collateral Manager will deliver to the Administrative Agent, to the extent received by the Borrower or the Collateral Manager pursuant to the Underlying Instruments, the complete financial reporting package with respect to each Obligor and with respect to each Loan for such Obligor (including any financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such Obligor and with respect to each Loan for such Obligor) provided to the Borrower or the Collateral Manager for the periods required by the Underlying Instruments, which delivery shall be made within fifteen (15) Business Days after receipt by the Borrower or the Collateral Manager as specified in the Underlying Instruments. Upon demand by the Administrative Agent, the Collateral Manager will provide such other information available to it as the Administrative Agent may reasonably request with respect to any Obligor. (d) Liquidity Reports. Within five (5) Business Days of the written request of the Administrative Agent, the Collateral Manager shall provide a report to the Administrative Agent and the Lenders setting forth the liquidity position of the BDC, in form and substance mutually agreed to by the Administrative Agent and the Collateral Manager. Section 6.9. Annual Statement as to Compliance. The Collateral Manager will provide to the Administrative Agent and each Lender, within 90 days following the end of each fiscal year of the Collateral Manager, a fiscal report USActive 37382726.2937382726.32 106 signed by a Responsible Officer of the Collateral Manager certifying that (a) a review of the activities of the Collateral Manager, and the Collateral Manager’s performance pursuant to this Agreement, for the fiscal period ending on the last day of such fiscal year has been made under such Person’s supervision and (b) the Collateral Manager has performed or has caused to be performed in all material respects all of its obligations under this Agreement throughout such year and no Collateral Manager Default has occurred and is continuing or, if any such Collateral Manager Default has occurred and is continuing, a statement describing the nature thereof and the steps being taken to remedy such Collateral Manager Default. Section 6.10. The Collateral Manager Not to Resign. The Collateral Manager shall not resign from the obligations and duties hereby imposed on it except upon the Collateral Manager’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Manager could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Manager shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. Section 6.11. Collateral Manager Defaults. Upon the occurrence of a Collateral Manager Default, notwithstanding anything herein to the contrary, the Administrative Agent, by written notice to the Collateral Manager and a copy to the Collateral Custodian (such notice, a “Collateral Manager Termination Notice”), may, in its sole discretion, terminate all of the rights and obligations of the Collateral Manager as Collateral Manager under this Agreement. Following any such termination, the Administrative Agent may, in its sole discretion, assume or delegate the servicing, administering and collection of the Collateral; provided that, until any such assumption or delegation, the Collateral Manager shall (i) unless otherwise notified by the Administrative Agent, continue to act in such capacity pursuant to Section 6.1 and (ii) as requested by the Administrative Agent (A) terminate some or all of its activities as Collateral Manager hereunder in the manner requested by the Administrative Agent in its sole discretion as necessary or desirable, (B) provide such information as may be reasonably requested by the Administrative Agent to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof and (C) take all other actions requested by the Administrative Agent, in each case to facilitate the transition of the performance of such activities to the Administrative Agent or any agent thereof. ARTICLE VII. THE COLLATERAL CUSTODIAN Section 7.1. Designation of Collateral Custodian. (a) Initial Collateral Custodian. The role of collateral custodian with respect to the Underlying Instruments shall be conducted by the Person designated as Collateral Custodian hereunder from time to time in accordance with this Section 7.1. Until the Administrative Agent shall give to Wells Fargo a Collateral Custodian Termination Notice, USActive 37382726.2937382726.32 107 Wells Fargo is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties and obligations of, Collateral Custodian pursuant to the terms hereof. (b) Successor Collateral Custodian. Upon the Collateral Custodian’s receipt of a Collateral Custodian Termination Notice from the Administrative Agent of the designation of a successor Collateral Custodian pursuant to the provisions of Section 7.5, the Collateral Custodian agrees that it will terminate its activities as Collateral Custodian hereunder. Section 7.2. Duties of Collateral Custodian. (a) Appointment. Each of the Borrower and the Administrative Agent hereby designate and appoint the Collateral Custodian to act as its agent and hereby authorizes the Collateral Custodian to take such actions on its behalf and to exercise such powers and perform such duties as are expressly granted to the Collateral Custodian by this Agreement. The Collateral Custodian hereby accepts such agency appointment to act as Collateral Custodian pursuant to the terms of this Agreement, until its resignation or removal as Collateral Custodian pursuant to the terms hereof. (b) Duties. On or before the initial Funding Date, and until its removal pursuant to Section 7.5, the Collateral Custodian shall perform, on behalf of the Administrative Agent and the Secured Parties, the following duties and obligations: (i) The Collateral Custodian shall take and retain custody of the Required Loan Documents delivered by the Borrower pursuant to the definition of “Eligible Loans” in accordance with the terms and conditions of this Agreement, all for the benefit of the Secured Parties and subject to the Lien thereon in favor of the Administrative Agent, as agent for the Secured Parties. Within five (5) Business Days of its receipt of any Underlying Instruments, the Collateral Custodian shall review the Required Loan Documents delivered to it to confirm that (A) if the files delivered per the following sentence indicate that any document must contain an original signature, each such document appears to bear the original signature, or if the file indicates that such document must contain a copy of a signature, that such copies appear to bear a reproduction of such signature and (B) based on a review of the applicable note, the related original Loan balance, Loan identification number and Obligor name with respect to such Loan is referenced on the related Loan List and is not a duplicate Loan, and the related original balance (based on a comparison to the note or assignment agreement, as applicable) is greater than or equal to the applicable loan balance listed on the Loan Tape (such items (A) through (B) collectively, the “Review Criteria”). In order to facilitate the foregoing review by the Collateral Custodian, in connection with each delivery of Underlying Instruments hereunder to the Collateral Custodian, the Collateral Manager shall provide to the Collateral Custodian an electronic file (in EXCEL or a comparable format acceptable to the Collateral Custodian) that contains a list of all Required Loan Documents and whether they require original signatures, the Loan identification number and the name of the Obligor and the original Loan balance with respect to each related Loan. If, at the conclusion of such review, the Collateral Custodian shall determine that (1) the original Loan balances of the Loans with respect to which it has received Underlying Instruments is less than as set forth on the electronic file, the Collateral Custodian shall immediately notify the Administrative Agent and the Collateral Manager of such discrepancy, and (2) any Review Criteria is not satisfied, the Collateral Custodian shall within USActive 37382726.2937382726.32 108 one (1) Business Day notify the Collateral Manager of such determination and provide the Collateral Manager with a list of the non-complying Loans and the applicable Review Criteria that they fail to satisfy. The Collateral Manager shall have twenty (20) Business Days to correct any non-compliance with any Review Criteria. If after the conclusion of such time period the Collateral Manager has still not cured any non-compliance by a Loan with any Review Criteria, the Collateral Custodian shall promptly notify the Collateral Manager, the Borrower and the Administrative Agent of such determination by providing a written report to such persons identifying, with particularity, each Loan and each of the applicable Review Criteria that such Loan fails to satisfy. In addition, if requested in writing in the form of Exhibit E by the Collateral Manager and approved by the Administrative Agent within ten (10) Business Days of the Collateral Custodian’s delivery of such report, the Collateral Custodian shall return the Underlying Instruments for any Loan which fails to satisfy a Review Criteria to the Borrower. Other than the foregoing, the Collateral Custodian shall not have any responsibility for reviewing any Underlying Instruments. (ii) In taking and retaining custody of the Underlying Instruments, the Collateral Custodian shall be deemed to be acting as the agent of the Secured Parties; provided that the Collateral Custodian makes no representations as to the existence, perfection or priority of any Lien on the Underlying Instruments or the instruments therein; and provided further that the Collateral Custodian’s duties as agent shall be limited to those expressly contemplated herein. (iii) All Underlying Instruments that are originals or copies shall be kept in fire resistant vaults, rooms or cabinets at its offices set forth in Section 5.5(c). All Underlying Instruments that are originals or copies shall be placed together with an appropriate identifying label and maintained in such a manner so as to permit retrieval and access. All Underlying Instruments that are originals or copies shall be clearly segregated from any other documents or instruments maintained by the Collateral Custodian. All Underlying Instruments that are delivered to the Collateral Custodian in electronic format shall be saved onto disks and/or onto the Collateral Custodian’s secure computer system, and maintained in a manner so as to permit retrieval and access. (iv) The Collateral Custodian shall make payments in accordance with Section 2.7 and Section 2.8 (the “Payment Duties”). (v) On each Reporting Date, the Collateral Custodian shall provide a written report to the Administrative Agent and the Collateral Manager (in a form acceptable to the Administrative Agent) identifying each Loan for which it holds Underlying Instruments, the non-complying Loans and the applicable Review Criteria that any non-complying Loan fails to satisfy. (vi) The Collateral Custodian shall, promptly upon its actual receipt of a Borrowing Base Certificate from the Collateral Manager on behalf of the Borrower, re-calculate the Borrowing Base and, if the Collateral Custodian’s calculation does not correspond with the calculation provided by the Collateral Manager on such Borrowing Base Certificate, deliver such calculation to each of the Administrative Agent, Borrower and Collateral Manager within one (1) Business Day of receipt by the Collateral Custodian of such USActive 37382726.2937382726.32 109 Borrowing Base Certificate. The Collateral Custodian shall also make required calculations for its Payment Duties as of the Determination Date related to such Payment Date, and deliver such calculations to the Borrower and the Collateral Manager (and, following the delivery of a Notice of Exclusive Control, the Administrative Agent and the Collateral Manager) for the Collateral Manager’s (or Administrative Agent’s, as applicable) review no later than two (2) Business Days prior to such Payment Date. The approval of such calculations (which may be by email) by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) shall constitute instructions by the Collateral Manager (or after delivery of a Notice of Exclusive Control, the Administrative Agent) to the Collateral Custodian to withdraw on the related Payment Date from the applicable Collection Account and pay or transfer amounts set forth in such report in the manner specified, and in accordance with the priorities established, in Section 2.7 or Section 2.8, as applicable. (vii) In performing its duties, (A) the Collateral Custodian shall comply with the standard of care and express terms of the Transaction Documents with respect to the collateral that it holds hereunder and (B) calculations made by the Collateral Custodian pursuant to this Section 7.2(b) shall be made using information provided by the Borrower or the Collateral Manager to the Collateral Custodian. (viii) The parties acknowledges that in accordance with the Customer Identification Program (CIP) requirements under the USA Patriot Act and its implementing regulations, the Collateral Custodian in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Collateral Custodian. The Borrower hereby agrees that it shall provide the Collateral Custodian with such information as it may reasonably request including, but not limited to, the Borrower’s name, physical address, tax identification number and other information that will help the Collateral Custodian identify and verify the Borrower’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. (ix) The Collateral Custodian shall create a collateral database with respect to the Collateral (the “Collateral Database”), and update the Collateral Database daily for changes, including to reflect the sale or other disposition of the Collateral, based upon, and to the extent of, information furnished to the Collateral Custodian by the Borrower as may be reasonably required by the Collateral Custodian. (x) The Collateral Custodian shall track the receipt and daily allocation to the Accounts of Collections, the outstanding balances therein, and any withdrawals therefrom and, on each Business Day, provide to the Collateral Manager daily reports reflecting such actions as of the close of business on the preceding Business Day. (xi) The Collateral Custodian shall provide such other information with respect to the Collateral as may be routinely maintained by the Collateral Custodian or as may be required by this Agreement, in each case as the Borrower, Collateral Manager or the Administrative Agent may reasonably request from time to time. USActive 37382726.2937382726.32 110

(xii) The Collateral Custodian shall notify the Borrower, the Collateral Manager and the Administrative Agent upon receiving notices, reports or proxies or any other requests relating to corporate actions affecting the Collateral. (xiii) In performing its duties, the Collateral Custodian shall comply with the standard of care and express terms of the Transaction Documents with respect to the collateral that it holds hereunder. Section 7.3. Merger or Consolidation. Any Person (i) into which the Collateral Custodian may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Custodian shall be a party, or (iii) that may succeed to the properties and assets of the Collateral Custodian substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Collateral Custodian hereunder, shall be the successor to the Collateral Custodian under this Agreement without further act of any of the parties to this Agreement. Section 7.4. Collateral Custodian Compensation. As compensation for its collateral custodian activities hereunder, the Collateral Custodian shall be entitled to a Collateral Custodian Fee pursuant to the provisions of Sections 2.7 and 2.8, as applicable. The Collateral Custodian’s entitlement to receive the Collateral Custodian Fee shall cease on the earlier to occur of: (i) its removal as Collateral Custodian pursuant to Section 7.5 or (ii) the termination of this Agreement. Section 7.5. Collateral Custodian Removal. The Collateral Custodian may be removed, with or without cause, by the Administrative Agent by notice given in writing to the Collateral Custodian (the “Collateral Custodian Termination Notice”); provided that, notwithstanding its receipt of a Collateral Custodian Termination Notice, the Collateral Custodian shall continue to act in such capacity until a successor Collateral Custodian has been appointed, has agreed to act as Collateral Custodian hereunder, and has received all Underlying Instruments held by the previous Collateral Custodian. The appointment of any successor Collateral Custodian that is not an Affiliate of Wells Fargo shall (unless a Default or Event of Default has occurred and is continuing) require the approval of the Borrower (such approval not to be unreasonably withheld). In the case of a removal of the Collateral Custodian, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Custodian within 90 days after the giving of a Collateral Custodian Termination Notice, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian. Section 7.6. Limitation on Liability. (a) The Collateral Custodian may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has USActive 37382726.2937382726.32 111 been signed by the proper party or parties. The Collateral Custodian may rely conclusively on and shall be fully protected in acting upon (a) the written instructions of any designated officer of the Administrative Agent or (b) the oral instructions of the Administrative Agent. The Collateral Custodian shall not be deemed to have notice or knowledge of any matter hereunder unless a Responsible Officer of the Collateral Custodian receives written notice of such matter. Notice or knowledge of any matter by Wells Fargo in its capacity as Administrative Agent or Lender and other publicly available information shall not constitute notice or actual knowledge of the Collateral Custodian. (b) The Collateral Custodian may consult counsel satisfactory to it and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel. (c) The Collateral Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except, notwithstanding anything to the contrary contained herein, in the case of its willful misconduct, bad faith or grossly negligent performance or omission of its duties and in the case of its grossly negligent performance of its Payment Duties and in the case of its grossly negligent performance of its duties in taking and retaining custody of the Underlying Instruments. (d) The Collateral Custodian makes no warranty or representation and shall have no responsibility (except as expressly set forth in this Agreement) as to the content, enforceability, completeness, validity, sufficiency, value, genuineness, ownership or transferability of the Collateral, and will not be required to and will not make any representations as to the validity or value (except as expressly set forth in this Agreement) of any of the Collateral. The Collateral Custodian shall not be obligated to take any legal action hereunder that might in its judgment be contrary to Applicable Law or involve any expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. (e) The Collateral Custodian shall have no duties or responsibilities except such duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against the Collateral Custodian. (f) The Collateral Custodian shall not be required to expend or risk its own funds in the performance of its duties hereunder. (g) It is expressly agreed and acknowledged that the Collateral Custodian is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Collateral. (h) It is expressly acknowledged by the parties hereto that application and performance by the Collateral Custodian of its various duties hereunder (including, without limitation, recalculations to be performed in respect of the matters contemplated hereby) shall be based upon, and in reliance upon, data, information and notice provided to it by the Collateral Manager, the Administrative Agent, the Borrower and/or any related bank agent, Obligor or USActive 37382726.2937382726.32 112 similar party, and the Collateral Custodian shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate) based on such information or data. (i) In no event shall the Collateral Custodian be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Custodian has been advised of the likelihood of such loss or damage and regardless of the form of action. (j) In no event shall the Collateral Custodian be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action (including any laws, ordinances, regulations) or the like that delay, restrict or prohibit the providing of services by the Collateral Custodian as contemplated by this Agreement. Section 7.7. Resignation of the Collateral Custodian. The Collateral Custodian shall not resign from the obligations and duties hereby imposed on it except upon (a) ninety (90) days written notice to the Borrower, Collateral Manager, Administrative Agent and each Lender, or (b) the Collateral Custodian’s determination that (i) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (ii) there is no reasonable action that the Collateral Custodian could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Collateral Custodian shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Administrative Agent. No such resignation shall become effective until a successor Collateral Custodian, appointed pursuant to Section 7.5, shall have assumed the responsibilities and obligations of the Collateral Custodian hereunder. In the case of a resignation of the Collateral Custodian, if no successor custodian shall have been appointed and an instrument of acceptance by a successor custodian shall not have been delivered to the Collateral Custodian within 90 days after the giving of such notice of resignation, the Collateral Custodian may petition any court of competent jurisdiction for the appointment of a successor custodian. Section 7.8. Release of Documents. (a) Release for Servicing. From time to time and as appropriate for the enforcement or servicing of any of the Collateral, the Collateral Custodian is hereby authorized (unless and until such authorization is revoked by the Administrative Agent), upon written receipt from the Collateral Manager of a request for release of documents and receipt in the form annexed hereto as Exhibit E, to release to the Collateral Manager within two (2) Business Days of receipt of such request, the related Underlying Instruments or the documents set forth in such request and receipt to the Collateral Manager. All documents so released to the Collateral Manager shall be held by the Collateral Manager in trust for the benefit of the Administrative Agent in accordance with the terms of this Agreement. The Collateral Manager shall return to the Collateral Custodian the Underlying Instruments or other such documents (i) promptly upon the request of the Administrative Agent, or (ii) when the Collateral Manager’s need therefor in USActive 37382726.2937382726.32 113 connection with such enforcement or servicing no longer exists, unless the Loan shall be liquidated or sold, in which case, upon receipt of an additional request for release of documents and receipt certifying such liquidation or sale from the Collateral Manager to the Collateral Custodian in the form annexed hereto as Exhibit E, the Collateral Manager’s request and receipt submitted pursuant to the first sentence of this subsection shall be released by the Collateral Custodian to the Collateral Manager. (b) Release for Payment. Upon receipt by the Collateral Custodian of the Collateral Manager’s request for release of documents and receipt in the form annexed hereto as Exhibit E (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the Collection Account as provided in this Agreement), the Collateral Custodian shall promptly release the related Underlying Instruments to the Collateral Manager. Section 7.9. Return of Underlying Instruments. The Borrower may, with the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld), require that the Collateral Custodian return each Underlying Instrument (as applicable), respectively (a) delivered to the Collateral Custodian in error, (b) as to which the lien on the Underlying Asset has been so released pursuant to Section 8.2, (c) that has been the subject of a Discretionary Sale pursuant to Section 2.14 or (d) that is required to be redelivered to the Borrower in connection with the termination of this Agreement, in each case by submitting to the Collateral Custodian and the Administrative Agent a written request in the form of Exhibit E hereto (signed by both the Borrower and the Administrative Agent) specifying the Collateral to be so returned and reciting that the conditions to such release have been met (and specifying the Section or Sections of this Agreement being relied upon for such release). The Collateral Custodian shall upon its receipt of each such request for return executed by the Borrower and the Administrative Agent promptly, but in any event within five (5) Business Days, return the Underlying Instruments so requested to the Borrower. Section 7.10. Access to Certain Documentation and Information Regarding the Collateral; Audits. The Collateral Manager, the Borrower and the Collateral Custodian shall provide to the Administrative Agent access to the Underlying Instruments and all other documentation regarding the Collateral including in such cases where the Administrative Agent is required in connection with the enforcement of the rights or interests of the Secured Parties, or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon two (2) Business Days’ prior written request, (ii) during normal business hours and (iii) subject to the Collateral Manager’s and Collateral Custodian’s normal security and confidentiality procedures; provided that the Administrative Agent may, and shall upon request of any Lender, permit each such requesting Lender to be included on any such review, and shall use reasonably commercial efforts to schedule any review on a day when such requesting Lenders desiring to participate in such review may be included. Prior to the A&R Effective Date and periodically thereafter at the discretion of the Administrative Agent, the Administrative Agent may review the Collateral Manager’s collection and administration of the Collateral in order to assess compliance by the Collateral Manager with ARTICLE VI and may conduct an USActive 37382726.2937382726.32 114 audit of the Collateral, and Underlying Instruments in conjunction with such a review. Such review shall be reasonable in scope and shall be completed in a reasonable period of time. Without limiting the foregoing provisions of this Section 7.10, from time to time on request of the Administrative Agent, the Collateral Custodian shall permit certified public accountants or other independent auditors acceptable to the Administrative Agent to conduct a review of the Underlying Instruments and all other documentation regarding the Collateral. Up to two such reviews or audits per fiscal year shall be at the expense of the Borrower and additional reviews or audits in any fiscal year shall be at the expense of the Administrative Agent; provided that, after the occurrence and during the continuance of a Collateral Manager Default or an Event of Default, any such reviews or audits, regardless of frequency, shall be at the expense of the Borrower. ARTICLE VIII. SECURITY INTEREST Section 8.1. Grant of Security Interest. (a) This Agreement constitutes a security agreement and the Advances effected hereby constitute secured loans by the applicable Lenders to the Borrower under Applicable Law. For such purpose, the Borrower hereby transfers, conveys, assigns and grants as of the Original Closing Date to the Administrative Agent, as agent for the Secured Parties, a Lien and continuing security interest in all of the Borrower’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all of the Collateral, to secure the prompt, complete and indefeasible payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent. Notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in any property to the extent that such grant of a security interest is prohibited by any Applicable Law not in effect as of the date hereof or requires a consent not obtained of any Governmental Authority pursuant to such Applicable Law. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. Each of the Administrative Agent and each Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Borrower for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct. If the Borrower fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation to do so, may itself perform or comply, or otherwise cause performance or compliance, with such agreement. The expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2.0% above the rate per annum applicable to Advances, shall be payable by the Borrower to the Administrative Agent on demand and shall constitute Obligations secured hereby. USActive 37382726.2937382726.32 115 (b) The grant of a security interest under this Section 8.1 does not constitute and is not intended to result in a creation or an assumption by the Administrative Agent or any of the other Secured Parties of any obligation of the Borrower or any other Person in connection with any or all of the Collateral or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent, as agent for the Secured Parties, of any of its rights in the Collateral shall not release the Borrower from any of its duties or obligations under the Collateral, and (c) none of the Administrative Agent or any other Secured Party shall have any obligations or liability under the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. (c) Notwithstanding anything to the contrary, the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Custodian and each Lender hereby agree to treat, and to cause each of their respective Affiliates to treat, the Advances as indebtedness for U.S. federal, state and local income and franchise tax purposes to the extent permitted by Applicable Law, and shall file its tax returns or reports, or cause its Affiliates to file such tax returns or reports, in a manner consistent with such treatment. Section 8.2. Release of Lien on Collateral. At the same time as (i) any Collateral expires by its terms and all amounts in respect thereof have been paid in full by the related Obligor and deposited in the Collection Account, (ii) such Loan has been the subject of a Discretionary Sale pursuant to Section 2.14 or a sale pursuant to Section 6.5 or (iii) this Agreement terminates in accordance with Section 12.6, the Administrative Agent, as agent for the Secured Parties will, to the extent requested by the Collateral Manager, release its interest in such Collateral. In connection with any sale of such Collateral, the Administrative Agent, as agent for the Secured Parties, will after the deposit by the Collateral Manager of the Proceeds of such sale into the Collection Account, at the sole expense of the Collateral Manager, execute and deliver to the Collateral Manager any assignments, bills of sale, termination statements and any other releases and instruments as the Collateral Manager may reasonably request in order to effect the release and transfer of such Collateral; provided that, the Administrative Agent, as agent for the Secured Parties, will make no representation or warranty, express or implied, with respect to any such Collateral in connection with such sale or transfer and assignment. Nothing in this section shall diminish the Collateral Manager’s obligations hereunder with respect to the Proceeds of any such sale. Section 8.3. Further Assurances. The provisions of Section 12.12 shall apply to the security interest granted under Section 8.1 as well as to the Advances hereunder. USActive 37382726.2937382726.32 116 Section 8.4. Remedies. Subject to the provisions of Section 9.2, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Section 9.1(l)), the Administrative Agent and Secured Parties shall have, with respect to the Collateral granted pursuant to Section 8.1, and in addition to all other rights and remedies available to the Administrative Agent and Secured Parties under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and/or forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk and/or may take such other actions as may be available under applicable law, subject to the provisions of Section 9.2. Subject to Section 9.2, the Administrative Agent or any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrower further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select (on its behalf and on behalf of the Secured Parties), whether at the Borrower's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by the Administrative Agent or any other Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and USActive 37382726.2937382726.32 117 disbursements of any attorneys employed by the Administrative Agent or any Secured Party to collect such deficiency. Section 8.5. Waiver of Certain Laws. Each of the Borrower and the Collateral Manager agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and each of the Borrower and the Collateral Manager, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Administrative Agent or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Administrative Agent or such court may determine. Section 8.6. Power of Attorney. Each of the Borrower and the Collateral Manager hereby irrevocably appoints the Administrative Agent its true and lawful attorney (with full power of substitution) in its name, place and stead and at is expense, in connection with the enforcement of the rights and remedies provided for (and subject to the terms and conditions set forth) in this Agreement during the continuance of an Event of Default (other than an Event of Default described in Section 9.1(l)) (and, with respect to the Collateral Manager, during the continuance of a Collateral Manager Default), including without limitation the following powers: (a) to give any necessary receipts or acquittance for amounts collected or received hereunder, (b) to make all necessary transfers of the Collateral in connection with any such sale or other disposition made pursuant hereto, (c) to execute and deliver for value all necessary or appropriate bills of sale, assignments and other instruments in connection with any such sale or other disposition, the Borrower and the Collateral Manager hereby ratifying and confirming all that such attorney (or any substitute) shall lawfully do hereunder and pursuant hereto, and (d) to sign any agreements, orders or other documents in connection with or pursuant to any Transaction Document. Nevertheless, if so requested by the Administrative Agent, the Borrower shall ratify and confirm any such sale or other disposition by executing and delivering to the Administrative Agent or such purchaser all proper bills of sale, assignments, releases and other instruments as may be designated in any such request. The power of attorney granted by the Borrower pursuant to this Section 8.6 supersedes any other power of attorney or similar rights granted by the Borrower to any other party (including, without limitation, the Collateral Manager) under this Agreement, any other Transaction Document or any other agreement; provided that, the Collateral Manager may continue to exercise its rights under this Agreement until the Collateral Manager has received notice of the Collateral Custodian’s exercise of its power of attorney hereunder. USActive 37382726.2937382726.32 118

ARTICLE IX. EVENTS OF DEFAULT Section 9.1. Events of Default. The following events shall be Events of Default (“Events of Default”) hereunder: (a) the Collateral Manager or the Borrower defaults in making any payment required to be made under an agreement for borrowed money (other than this Agreement) to which it is a party individually or in an aggregate principal amount in excess of (x) with respect to the Borrower, $500,000 or (y) with respect to the Collateral Manager, $15,000,000 and, in each case, such default is not cured within the applicable cure period, if any, provided for under such agreement; or (b) the Borrower fails to make any payment of accrued and unpaid Interest when due and such failure is not cured within three (3) Business Days; or (c) the Borrower fails to repay (x) the Obligations in full on the Termination Date or (y) the Obligations of the Non-Extending Lenders in full on the earlier to occur of (A) the two-year anniversary of the termination of their respective Commitments and (B) the Termination Date; or (d) any failure on the part of the Borrower or the Collateral Manager to duly observe or perform in any material respect any other covenants or agreements of such Person (other than those specifically addressed by a separate Event of Default) set forth in this Agreement or the other Transaction Documents to which such Person is a party and the same continues unremedied for a period of thirty (30) days (if such failure can be remedied) after the earlier to occur of (i) the date on which written notice of such failure requiring the same to be remedied shall have been given to such Person and (ii) the date on which such Person acquires knowledge thereof; or (e) any representation, warranty or certification made by the Borrower or the Collateral Manager in any Transaction Document or in any certificate delivered pursuant to any Transaction Document shall prove to have been incorrect in any material respect when made or deemed made, which has an adverse effect on the Administrative Agent or the Lenders; or (f) the occurrence of an Insolvency Event relating to the Borrower; or (g) the occurrence and continuance of a Collateral Manager Default; (h) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $500,000 against the Borrower, and the Borrower shall not have, within ninety (90) days, either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed during the pendency of the appeal; or USActive 37382726.2937382726.32 119 (i) the Borrower shall have made payments totaling more than $500,000 in the aggregate to settle any litigation, claim or dispute (excluding the amount of any payment made from insurance proceeds); or (j) the occurrence of a Change of Control without the prior written consent of the Administrative Agent; or (k) any security interest securing any obligation under any Transaction Document shall, in whole or in part, cease to be a first priority perfected security interest (subject to Permitted Liens) except as otherwise expressly permitted to be released in accordance with the applicable Transaction Document; or (l) the occurrence of a Permanent BDC Asset Coverage Event; or (m) reserved; or (n) the Advances Outstanding on any day exceed the Borrowing Base and the same continues unremedied for five (5) consecutive Business Days; or (o) the Borrower shall assign or attempt to assign any of its rights, obligations or duties under this Agreement without the prior written consent of the Administrative Agent (such consent to be provided in the sole and absolute discretion of the Administrative Agent); or (p) the Borrower or the Collateral Manager fails to observe or perform any agreement or obligation with respect to the management and distribution of funds received with respect to the Loans, and such failure is not cured with three (3) Business Days; or (q) the Borrower shall cease to be an Affiliate of the BDC, or shall fail to qualify as a bankruptcy-remote entity based upon the criteria set forth in Section 4.1(t), such that neither Schulte Roth & Zabel LLP nor another law firm reasonably acceptable to the Administrative Agent could render a substantive non-consolidation opinion with respect thereto; or (r) any Transaction Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or the Collateral Manager, as applicable; or (s) the Borrower, the Collateral Manager or any Affiliate thereof or a Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Transaction Document or any lien or security interest thereunder; or (t) the Borrower or the pool of Collateral shall become required to register as an “investment company” within the meaning of the 1940 Act; or (u) the IRS or any other Governmental Authority shall (i) except as permitted under Section 4.1(k), assess, claim or take the position that the Borrower is liable for any Tax or USActive 37382726.2937382726.32 120 withholding Tax (other than a withholding tax under Section 1441 of the Code) in an amount exceeding, in the aggregate, $250,000 or (ii) file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, or the Pension Benefit Guaranty Corporation shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any material assets of the Borrower and such lien shall not have been released within five (5) Business Days; or (v) the failure of New Mountain Finance Corporation, on the last day of any fiscal quarter, to maintain Shareholders’ Equity of at least (i) $750,000,000 plus (ii) 50% of the net proceeds of the aggregate sale of equity interests after September 30, 2020 by the Collateral Manager and its subsidiaries; Section 9.2. Remedies. (a) Upon the occurrence of an Event of Default, the Administrative Agent may, with the consent of the Required Lenders, and shall, at the request of the Required Lenders, by notice to the Borrower, declare (i) the Termination Date to have occurred and the Obligations to be immediately due and payable in full (without presentment, demand, protest or notice of any kind all of which are hereby waived by the Borrower) or (ii) the Revolving Period End Date with respect to all Commitments to have occurred; provided that, in the case of any event involving the Borrower described in Section 9.1(f), the Obligations shall be immediately due and payable in full (without presentment, demand, notice of any kind, all of which are hereby expressly, waived by the Borrower) and the Termination Date shall be deemed to have occurred automatically upon the occurrence of any such event. During the continuation of an Event of Default described in Section 9.1(l), if no other Event of Default has occurred and is continuing, there will be no limitation on the rights or remedies of the Administrative Agent or the Secured Parties under this Agreement, other than the inability of the Administrative Agent or the Secured Parties to (A) declare the Termination Date as set forth in clause (i) above and (B) foreclose on or liquidate the Collateral or any portion thereof. (b) On and after the declaration or occurrence of the Termination Date, the Administrative Agent, for the benefit of the Secured Parties, shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative. In addition, the Borrower and the Collateral Manager hereby agree that they will, at the Collateral Manager’s expense and at the direction of the Administrative Agent, forthwith, (i) assemble all or any part of the Loans as directed by the Administrative Agent and make the same available to the Administrative Agent at a place to be designated by the Administrative Agent and (ii) without notice except as specified below, sell the Loans or any part thereof upon such terms, in such lots, to such buyers, and according to such other instructions as the Administrative Agent may deem commercially reasonable, subject to Section 9.2(c). The Borrower agrees that, to the extent notice of sale shall be required by law, ten (10) days’ notice to the Borrower of any sale hereunder shall constitute reasonable notification. All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Loans (after payment of any amounts incurred in connection with such sale) shall be deposited into the Collection Account and to be applied pursuant to Section 2.8. For the avoidance of doubt, the occurrence of a Termination Date as defined in clauses (a) through (d), USActive 37382726.2937382726.32 121 inclusive, of the definition of “Termination Date” shall constitute a Termination Date for the purposes of this Section 9.2. (c) In connection with the sale of the Collateral following a declaration that the Obligations are immediately due and payable (or automatic acceleration thereof) pursuant to Section 9.2(a), the Collateral Manager (or any of its Affiliates) shall have the right to purchase all of the Loans in the Collateral by paying to the Collateral Custodian in immediately available funds, an amount equal to all outstanding Obligations. If the Collateral Manager or any Affiliate thereof fails to exercise this purchase right within ten (10) days following the declaration that the Obligations are immediately due and payable pursuant to Section 9.2(a), then such rights shall be irrevocably forfeited by the Collateral Manager and its Affiliates (but, for the avoidance of doubt, such parties shall have the right to participate in any sale pursuant to Section 9.2(b)). ARTICLE X. INDEMNIFICATION Section 10.1. Indemnities by the Borrower. (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify the Administrative Agent, the Collateral Custodian, the Secured Parties, the Affected Parties and each of their respective assigns and officers, directors, employees and agents thereof (collectively, the “Indemnified Parties”), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as the “Indemnified Amounts”) awarded against or incurred by such Indemnified Party and other non-monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement or the Existing A&R Loan and Security Agreement or having an interest in the Collateral or in respect of any Loan included in the Collateral, excluding, however, any Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party. If the Borrower has made any indemnity payment pursuant to this Section 10.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Borrower an amount equal to the amount it has collected from others in respect of such indemnified amounts. Without limiting the foregoing, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts (except to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party) relating to or resulting from: (i) any representation or warranty made or deemed made by the Borrower, the Collateral Manager or any of their respective officers under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered; USActive 37382726.2937382726.32 122

(ii) the failure of any Loan acquired on the Original Closing Date to be an Eligible Loan as of the Original Closing Date and the failure of any Loan acquired after the Original Closing Date to be an Eligible Loan on the related Funding Date; (iii) the failure by the Borrower or the Collateral Manager to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any Applicable Law, with respect to any Collateral or the nonconformity of any Collateral with any such Applicable Law; (iv) the failure to vest and maintain vested in the Administrative Agent, as agent for the Secured Parties, a first priority, perfected Lien on the Collateral, together with all Collections, free and clear of any other Lien (other than Permitted Liens) whether existing at the time of any Advance at any time thereafter; (v) the failure to maintain, as of the close of business on each Business Day prior to the Termination Date, an amount of Advances Outstanding that is less than or equal to the Borrowing Base on such Business Day; (vi) the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance at any subsequent time, if such failure or delay (i) was caused by the Borrower or the Collateral Manager, (ii) could have been cured by either the Collateral Manager or the Borrower and such cure was not effected in a timely manner or (iii) resulted from a failure or delay by either the Borrower or the Collateral Manager to confirm satisfactory completion in a timely manner of any and all actions they requested in order to maintain compliance with the UCC or such other Applicable Law; (vii) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Obligor) of the Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on the Collateral not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Collateral or the furnishing or failure to furnish such merchandise or services; (viii) the failure of the Collateral Custodian to remit any amounts held in the Collection Account pursuant to the instructions of the Collateral Manager or the Administrative Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof) whether by reason of the exercise of set-off rights or otherwise; (ix) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or the Collateral Manager to qualify to do business or file any notice or business activity report or any similar report; USActive 37382726.2937382726.32 123 (x) any action taken by the Borrower or the Collateral Manager in the enforcement or collection of any Collateral; (xi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Underlying Assets or services that are the subject of any Collateral; (xii) the failure by the Borrower to pay when due any Taxes for which the Borrower is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Collateral; (xiii) any repayment by the Administrative Agent or another Secured Party of any amount previously distributed in reduction of Advances Outstanding or payment of Interest or any other amount due hereunder which amount the Administrative Agent or another Secured Party believes in good faith is required to be repaid; (xiv) except with respect to funds held in the Collection Account and the Unfunded Exposure Account, the commingling of Collections on the Collateral at any time with other funds; (xv) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Advances or the security interest in the Collateral; (xvi) any failure by the Borrower to give reasonably equivalent value to the applicable third party transferor, in consideration for the transfer by such third party to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; (xvii) the use of the proceeds of any Advance in a manner other than as provided in this Agreement; (xviii) the failure of the Borrower or any of its agents or representatives to remit to the Collateral Manager or the Administrative Agent, Collections on the Collateral remitted to the Borrower, the Collateral Manager or any such agent or representative as provided in this Agreement; or (xix) the failure of the Collateral Manager to satisfy its obligations under Section 10.2. (b) Any amounts subject to the indemnification provisions of this Section 10.1 shall be paid by the Borrower to the Indemnified Party pursuant to Section 2.7 or 2.8, as applicable, on the later of the next Payment Date and 30 days after receipt by the Borrower of such Person’s demand therefor accompanied by a reasonably detailed description in writing of the related damage, loss, claim, liability and related costs and expenses. (c) If for any reason the indemnification provided above in this Section 10.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, USActive 37382726.2937382726.32 124 then the Borrower shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations; provided that, the Borrower shall not be required to contribute in respect of any Indemnified Amounts excluded in Section 10.1(a). (d) The obligations of the Borrower under this Section 10.1 shall survive the resignation or removal of the Administrative Agent, the Collateral Manager or the Collateral Custodian and the termination of this Agreement. Section 10.2. Indemnities by the Collateral Manager. (a) Without limiting any other rights that any such Person may have hereunder or under Applicable Law, the Collateral Manager hereby agrees to indemnify each Indemnified Party, forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any such Indemnified Party by reason of (x) any gross negligence or willful misconduct of the Collateral Manager or (y) any acts or omissions of the Collateral Manager arising out of a breach of its obligations and duties under this Agreement and each other Transaction Document to which it is a party, including, but not limited to (i) any representation or warranty made by the Collateral Manager under or in connection with any Transaction Document or any other information or report delivered by or on behalf of the Collateral Manager pursuant hereto, which shall have been false, incorrect or misleading in any material respect when made or deemed made, (ii) the failure by the Collateral Manager to comply with any Applicable Law, (iii) the failure of the Collateral Manager to comply with its duties or obligations in accordance with this Agreement, (iv) any gross negligence, willful misconduct or fraud on the part of the Collateral Manager or (v) any litigation, proceedings or investigation against the Collateral Manager in connection with any Transaction Document or its role as Collateral Manager hereunder solely to the extent of (I) any gross negligence or willful misconduct of the Collateral Manager or (II) any acts or omissions of the Collateral Manager arising from the Collateral Manager’s breach of its obligations and duties under this Agreement or any other Transaction Document to which it is a party (excluding, however, in each case, any Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of any Indemnified Party as determined by a court of competent jurisdiction by final non-appealable judgment). The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. (b) Any amounts subject to the indemnification provisions of this Section 10.2 shall be paid by the Collateral Manager to the Indemnified Party within five (5) Business Days following such Person’s demand therefor. (c) The Collateral Manager shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans. USActive 37382726.2937382726.32 125 (d) The obligations of the Collateral Manager under this Section 10.2 shall survive the resignation or removal of the Administrative Agent or the Collateral Custodian and the termination of this Agreement. (e) Any indemnification pursuant to this Section 10.2 shall not be payable from the Collateral. Section 10.3. Taxes. This Article X (other than Section 10.1(a)(xii)) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. ARTICLE XI. THE ADMINISTRATIVE AGENT Section 11.1. Appointment. Each Secured Party hereby appoints and authorizes the Administrative Agent as its agent and bailee for purposes of perfection pursuant to the applicable UCC and hereby further authorizes the Administrative Agent to appoint additional agents and bailees (including, without limitation, the Collateral Custodian) to act on its behalf and for the benefit of each of the Secured Parties. Each Secured Party further authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Secured Party hereby appoints the Administrative Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Administrative Agent may deem necessary or appropriate or that a Secured Party may reasonably request in order to perfect, protect or more fully evidence the security interests granted by the Borrower hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Administrative Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Collateral now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Required Lenders may direct the Administrative Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Administrative Agent hereunder, the Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Required Lenders; provided that, the Administrative Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Administrative Agent, shall be in violation of any Applicable Law or contrary to any provision of this Agreement or shall expose the Administrative Agent to liability hereunder or otherwise. In the event the Administrative Agent requests the consent of a Lender pursuant to the foregoing provisions and the Administrative Agent does not receive a consent (either positive USActive 37382726.2937382726.32 126 or negative) from such Person within ten (10) Business Days of such Person’s receipt of such request, then such Lender shall be deemed to have declined to consent to the relevant action. Section 11.2. Standard of Care; Exculpatory Provisions. (a) The Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. (b) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Transaction Documents. Without limiting the generality of the foregoing, the Administrative Agent: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Transaction Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Transaction Documents), provided that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Transaction Document or Applicable Law; and (iii) shall not, except as expressly set forth herein and in the other Transaction Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity. (c) The Administrative Agent shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Collateral Manager, the Borrower or a Lender. (d) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Transaction Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Transaction Document USActive 37382726.2937382726.32 127 or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. Section 11.3. Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence, bad faith or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for the Borrower), Independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation and shall not be responsible for any statements, warranties or representations made by any other Person in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of the Borrower or the Collateral Manager or to inspect the property (including the books and records) of the Borrower or the Collateral Manager; (iv) shall not be responsible for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Section 11.4. Credit Decision with Respect to the Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, or any of the Administrative Agent’s Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party. Section 11.5. Indemnification of the Administrative Agent. Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or the Collateral Manager), ratably in accordance with its Pro Rata Share from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Transaction Documents, or any action taken or omitted by USActive 37382726.2937382726.32 128 the Administrative Agent hereunder or thereunder; provided that, the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, ratably in accordance with its Pro Rata Share promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Lenders hereunder and/or thereunder and to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower or the Collateral Manager. Section 11.6. Successor Administrative Agent. The Administrative Agent may resign at any time, effective upon the appointment and acceptance of a successor Administrative Agent as provided below, by giving at least five (5) days’ written notice thereof to each Lender and the Borrower and may be removed at any time with cause by each of the Lenders acting jointly. Upon any such resignation or removal, the Required Lenders acting jointly shall appoint a successor Administrative Agent with, unless an Event of Default has occurred and is continuing, the consent of the Borrower, such consent not to be unreasonably withheld. Each of the Borrower and each Lender agree that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent which successor Administrative Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this ARTICLE XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Section 11.7. Delegation of Duties The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Transaction Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Administrative Agent and any such sub-agent, and shall USActive 37382726.2937382726.32 129 apply to their respective activities in connection with the syndication of the credit facility as well as activities as Administrative Agent. Section 11.8. Payments by the Administrative Agent. Unless specifically allocated to a specific Lender or group of Lenders pursuant to the terms of this Agreement, all amounts received by the Administrative Agent on behalf of the Lenders shall be paid by the Administrative Agent to the Lenders in accordance with their respective Pro Rata Shares in the applicable Advances Outstanding, or if there are no Advances Outstanding in accordance with their most recent Commitments, on the Business Day received by the Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Administrative Agent shall use its reasonable efforts to pay such amounts to each Lender on such Business Day, but, in any event, shall pay such amounts to such Lender not later than the following Business Day. Section 11.9. Collateral Matters Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion: (a) to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Transaction Document (i) upon the termination of the Commitment and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Transaction Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 12.1; and (b) to subordinate or release any Lien on any Collateral granted to or held by the Administrative Agent under any Transaction Document to the holder of any Permitted Lien. (c) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Transaction Documents or to subordinate its interest in such item, in each case in accordance with the terms of the Transaction Documents and this Section 11.9. Section 11.10. Notices The Administrative Agent shall deliver to each Lender a copy of any notice it receives from the Borrower or the Collateral Manager hereunder not otherwise delivered to the Lenders. USActive 37382726.2937382726.32 130

ARTICLE XII. MISCELLANEOUS Section 12.1. Amendments and Waivers. Except as provided in this Section 12.1, no amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of the Borrower, the Collateral Manager, the Administrative Agent and the Required Lenders; provided, that no amendment, waiver or other modification shall: (a) increase the Commitment of any Lender or the amount of Advances of any Lender, in any case, without the written consent of such Lender; (b) waive, extend (except as permitted under Section 2.3(c)) or postpone any date fixed by this Agreement or any other Transaction Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitment hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby; (c) reduce the principal of, or the rate of interest specified herein, on any Advance or Obligation, or any fees or other amounts payable hereunder or under any other Transaction Document without the written consent of each Lender directly and adversely affected thereby; (d) change Section 2.7, Section 2.8 or any related definitions or provisions in a manner that would alter the order of application of proceeds or would alter the pro rata sharing of payments required thereby, in each case, without the written consent of each Lender directly and adversely affected thereby; (e) change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby; (f) consent to the assignment of or transfer by the Borrower or Collateral Manager of such Person’s rights and obligations under any Transaction Document to which it is a party (except as expressly permitted hereunder), in each case, without the written consent of each Lender; (g) make any modification to the definition of “Borrowing Base”, “Advance Rate”, “Adjusted Balance” or “Excess Concentration Amount”, in each case, which would have a material adverse effect on the calculation of the Borrowing Base, without the written consent of each Lender; or USActive 37382726.2937382726.32 131 (h) release all or substantially all of the Collateral or release any Transaction Document (other than as specifically permitted or contemplated in this Agreement or any other Transaction Document) without the written consent of each Lender; provided further, that (i) any amendment of this Agreement that is solely for the purpose of adding a Lender may be effected without the written consent of the Borrower or any Lender, (ii) no such amendment, waiver or modification materially adversely affecting the rights or obligations of the Collateral Custodian shall be effective without the written agreement of such Person, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement, (iv) any amendment of this Agreement that a Lender is advised by its legal or financial advisors to be necessary in order to avoid the consolidation of the Borrower with such Lender for accounting purposes may be effected without the written consent of the Borrower or any other Lender, (v) any deemed waiver of an Event of Default described in Section 9.1(l) pursuant to the definition of Permanent BDC Asset Coverage Event in Section 5.1(s) shall be effective without the written agreement of the Borrower, the Administrative Agent and the Required Lenders, and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Transaction Documents (and such amendment shall become effective without any further action or consent of any other party to any Transaction Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission to the extent such error or omission, in each case, is of a technical and immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders holding greater than 50% of the aggregate Commitments then in effect. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 12.1 will occur prior to the applicable Benchmark Transition Start Date. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower, the Collateral Custodian and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or USActive 37382726.2937382726.32 132 implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 12.1, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 12.1. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not available, the Base Rate shall be used instead of such Benchmark to calculate Interest. Section 12.2. Notices, Etc. All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address set forth on Annex A to this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five (5) days after being deposited in the United States mail, first class postage prepaid, (b) notice by e-mail, when verbal or electronic communication of receipt is obtained, or (c) notice by facsimile copy, when verbal communication of receipt is obtained. Section 12.3. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.1) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Obligations; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Section 12.4. No Waiver; Remedies. No failure on the part of the Administrative Agent, the Collateral Custodian or a Secured Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude USActive 37382726.2937382726.32 133 any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law. Section 12.5. Binding Effect; Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Collateral Manager, the Administrative Agent, the Collateral Custodian, the Secured Parties and their respective successors and permitted assigns. Each Affected Party and each Indemnified Party shall be an express third party beneficiary of this Agreement. Section 12.6. Term of this Agreement. This Agreement, including, without limitation, the Borrower’s representations and covenants set forth in Articles IV and V, and the Collateral Manager’s representations, covenants and duties set forth in Articles IV and V, create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect during the Covenant Compliance Period; provided that, the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Borrower or the Collateral Manager pursuant to Articles IV and V, the provisions, including, without limitation the indemnification and payment provisions, of Article X, Section 2.13, Section 12.9, Section 12.10 and Section 12.11, shall be continuing and shall survive any termination of this Agreement. Section 12.7. Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER. Section 12.8. Waivers. The Borrower hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Transaction Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or USActive 37382726.2937382726.32 134 proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.8 any special, exemplary, punitive or consequential damages. Section 12.9. Costs and Expenses. (a) In addition to the rights of indemnification granted to the Indemnified Parties under ARTICLE X hereof, the Borrower agrees to pay on the later of the next Payment Date and 30 days after receipt by the Borrower of an invoice and request for payment of costs and expenses of the Administrative Agent and the Collateral Custodian incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Collateral Custodian with respect thereto and with respect to advising the Administrative Agent and the Collateral Custodian as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Administrative Agent, the Collateral Custodian or the Secured Parties in connection with the enforcement of this Agreement by such Person and the other documents to be delivered hereunder or in connection herewith. (b) The Borrower shall pay on the later of the next Payment Date and 30 days after receipt by the Borrower of an invoice and request for payment of other reasonable costs and expenses incurred by the Administrative Agent and the Collateral Custodian, in each case in connection with periodic audits of the Borrower’s or the Collateral Manager’s books and records under Section 7.10. Section 12.10. No Proceedings. Each of the parties hereto (other than the Administrative Agent) hereby agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the end of the Covenant Compliance Period. Section 12.11. Recourse Against Certain Parties. (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the USActive 37382726.2937382726.32 135 Administrative Agent, any Secured Party, the Borrower or the Collateral Manager as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, affiliate, stockholder, officer, partner, employee, member, manager or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager, and that no personal liability whatsoever shall attach to or be incurred by the Administrative Agent, any Secured Party, the Borrower, the Collateral Manager or any incorporator, stockholder, affiliate, officer, partner, employee, member, manager or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager under or by reason of any of the obligations, covenants or agreements of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager and each incorporator, stockholder, affiliate, officer, partner, employee, member, manager or director of the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager, or any of them, for breaches by the Administrative Agent, any Secured Party, the Borrower or the Collateral Manager of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that, the foregoing non-recourse provisions shall in no way affect any rights the Secured Parties might have against any incorporator, affiliate, stockholder, officer, employee, member, manager or director of the Borrower or the Collateral Manager to the extent of any fraud, misappropriation, embezzlement or any other financial crime constituting a felony by such Person. (b) Notwithstanding any contrary provision set forth herein, no claim may be made by the Borrower or the Collateral Manager or any other Person against the Administrative Agent and the Secured Parties or their respective Affiliates, directors, officers, employees, members, managers attorneys or agents for any special, indirect, consequential or punitive damages in respect to any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the Borrower and the Collateral Manager hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected. (c) No obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Administrative Agent and the Secured Parties under or as a result of this Agreement and the transactions contemplated hereby. (d) The provisions of this Section 12.11 shall survive the termination of this Agreement. USActive 37382726.2937382726.32 136 Section 12.12. Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances. (a) The Collateral Manager shall take such actions as are necessary or reasonably requested by the Administrative Agent to enable the Administrative Agent to promptly record, register or file, as applicable, this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Administrative Agent, as agent for the Secured Parties, and of the Secured Parties to the Collateral, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Administrative Agent, as agent of the Secured Parties, hereunder to all property comprising the Collateral. The Borrower shall cooperate fully with the Collateral Manager in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 12.12(a). (b) The Borrower agrees that from time to time, at its expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the security interest granted in the Collateral, or to enable the Administrative Agent or the Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document. (c) If the Borrower or the Collateral Manager fails to perform any of its obligations hereunder, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Administrative Agent’s or such Secured Party’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Article X. The Borrower irrevocably authorizes the Administrative Agent and appoints the Administrative Agent as its attorney-in-fact to act on behalf of the Borrower (i) to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Secured Parties in the Collateral, including those that describe the Collateral as “all assets,” or words of similar effect, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Secured Parties in the Collateral. This appointment is coupled with an interest and is irrevocable. (d) Without limiting the generality of the foregoing, the Borrower will, not earlier than six (6) months and not later than three (3) months prior to the fifth anniversary of the date of filing of the financing statement in connection with any of the Existing Loan and Security Agreements (as the case may be) or any other financing statement filed pursuant to this Agreement or in connection with any Advance hereunder, unless the Covenant Compliance Period shall have ended, authorize, execute and deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement. USActive 37382726.2937382726.32 137 Section 12.13. Confidentiality. (a) Each of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Custodian and the Borrower shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Agreement and all information with respect to the other parties, including all information regarding the business and beneficial ownership of the Borrower and the Collateral Manager hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating, execution and administration of the transactions contemplated herein, including any such information obtained pursuant to any right of visitation, inspection, audit or request hereunder or the other terms of this Agreement, except that each such party and its officers and employees may (i) disclose such information to its external accountants, investigators, auditors, attorneys, investors, potential investors (in the case of the Collateral Manager) or other agents, including any Approved Valuation Firm, engaged by such party in connection with any due diligence or comparable activities with respect to the transactions and Loans contemplated herein and the agents of such Persons (“Excepted Persons”); provided that, each Excepted Person shall, as a condition to any such disclosure, agree for the benefit of the Administrative Agent, the Secured Parties, the Collateral Manager, the Collateral Custodian and the Borrower that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Borrower and its affiliates, (ii) disclose the existence of the Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose the Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents. It is understood that the financial terms that may not be disclosed except in compliance with this Section 12.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Collateral Manager Defaults, and priority of payment provisions. (b) Anything herein to the contrary notwithstanding, each of the Borrower and the Collateral Manager hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Administrative Agent, the Collateral Custodian or the Secured Parties by each other, (ii) by the Administrative Agent, the Collateral Custodian and the Secured Parties to any prospective or actual assignee or participant of any of them provided such Person agrees to hold such information confidential in accordance with the terms hereof, or (iii) by the Administrative Agent, and the Secured Parties to any Rating Agency, any commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to any Lender, and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information. In addition, the Secured Parties, the Administrative Agent, may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). (c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known; (ii) disclosure of any and all information (a) if required to do so by any applicable statute, law, USActive 37382726.2937382726.32 138 rule or regulation, (b) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of the Administrative Agents’, the Secured Parties’, the Collateral Custodian’s or the Borrower’s business or that of their affiliates, (c) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Administrative Agent, the Secured Parties, the Collateral Custodian, the Borrower or an officer, director, employee, member, manager, shareholder or affiliate of any of the foregoing is a party, (d) in any preliminary or final offering circular, registration statement or contract or other document approved in advance by the Borrower or the Collateral Manager or (e) to any affiliate, independent or internal auditor, agent (including any potential sub-or-successor servicer), employee or attorney of the Collateral Custodian having a need to know the same, if the Collateral Custodian advises such recipient of the confidential nature of the information being disclosed and such person agrees to the terms hereof for the benefit of the Borrower and the Collateral Manager; or (iii) any other disclosure authorized by the Borrower and the Collateral Manager, as applicable. (d) Notwithstanding any other provision of this Agreement, the Borrower and the Collateral Manager shall each have the right to keep confidential from the Administrative Agent, the Collateral Custodian and/or the Secured Parties, for such period of time as the Borrower and/or the Collateral Manager, as the case may be, determines is reasonable (i) any information that the Borrower and/or the Collateral Manager, as the case may be, reasonably believes to be in the nature of trade secrets and (ii) any other information that the Borrower, the Collateral Manager or any of their Affiliates, or the officers, employees, members, managers or directors of any of the foregoing, is required by law as evidenced by an Opinion of Counsel. (e) Each of the Administrative Agent, the Secured Parties and the Collateral Custodian will keep the information of the Obligors confidential in the manner required by the applicable Underlying Instruments. Section 12.14. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement, the other Transaction Documents and any agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings. Section 12.15. Waiver of Setoff. Each of the parties hereto hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets. USActive 37382726.2937382726.32 139 Section 12.16. Status of Lenders; Assignments by the Lenders. (a) Each Lender represents and warrants to the Borrower that it is a “qualified institutional buyer” as defined in Rule 144A of the Securities Act. Each Lender may, with the prior written consent of the Administrative Agent and the Borrower (such consent from the Borrower not to be (x) unreasonably withheld, conditioned or delayed or (y) required if (A) a Default or an Event of Default has occurred and is continuing, (B) such assignment is to any Affiliate of a Lender or (C) such assignment is required by any change in Applicable Law), at any time assign, or grant a security interest or sell a participation interest in or sell any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof) to any Person; provided that, as applicable, (i) no transfer of any Advance (or any portion thereof) or its Commitment hereunder (or any portion thereof) shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with the Securities Act and such laws, (ii) the transfer is made only to a person who is (A) either an “accredited investor” as defined in paragraphs (a)(1), (2), (3), or (7) of Rule 501 of Regulation D under the Securities Act or any entity in which all of the equity owners come within such paragraphs or to a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and (B) a “qualified purchaser” as defined in the 1940 Act, (iii) no such assignment, grant or sale of a participation interest shall be to an Ineligible Assignee, (iv) at any time prior to the occurrence of an Event of Default or the Reinvestment Period End Date, such Person shall have a long-term unsecured debt rating of “A” or better by S&P and “A3” or better by Moody’s, (v) Wells Fargo shall (A) unless required by Applicable Law (including, without limitation, the Volcker Rule) not assign more than 49% of the Facility Amount and (B) retain all Eligible Loan approval rights pursuant to clause (B) of the definition of “Eligible Loan” and (vi) in the case of an assignment of any Advance (or any portion thereof) or its Commitment hereunder (or of any portion thereof) the assignee executes and delivers to the Collateral Manager, the Borrower and the Administrative Agent a fully executed Joinder Supplement substantially in the form of Exhibit I hereto. The parties to any such assignment, grant or sale of a participation interest shall execute and deliver to the applicable Lender for its acceptance and recording in its books and records, such agreement or document as may be satisfactory to such parties. The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.12 and 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.16(a); provided that, such participant shall not be entitled to receive any greater payment under Sections 2.12 or 2.13, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Applicable Law that occurs after the participant acquired the applicable participation. The Borrower shall not assign or delegate, or grant any interest in, or permit any Lien to exist upon, any of the Borrower’s rights, obligations or duties under the Transaction Documents without the prior written consent of the Administrative Agent and each Lender. Notwithstanding anything contained in this Agreement to the contrary, (i) Wells Fargo shall not need prior consent of the Borrower to consolidate with or merge into any other Person or convey or transfer substantially all of its properties and assets, including without limitation any Advance (or portion thereof) or its Commitment hereunder (or any portion thereof), to any Person and (ii) if any Lender other than (x) the Administrative Agent or (y) a Lender which is administered by the Administrative USActive 37382726.2937382726.32 140 Agent or an Affiliate of the Administrative Agent (A) becomes a Defaulting Lender, unless such Lender shall have been deemed to no longer be a Defaulting Lender pursuant to Section 2.16(b), (B) becomes a Non-Consenting Lender, unless such Lender shall have approved the Applicable Amendment, (C) shall have requested compensation from the Borrower pursuant to Section 2.12(a), 2.12(b) or 2.13, unless such Lender shall have withdrawn such request or (D) shall have notified the Borrower of a Disruption Event as to such Lender, unless such Lender shall have withdrawn such notice, then, in each case, each of the Administrative Agent and the Borrower shall have the right to cause such Person to assign its entire interest in the Advances and this Agreement to a transferee selected by the Administrative Agent or the Borrower (as applicable), in an assignment which satisfies the conditions set forth in the second sentence of this Section 12.16(a). (b) The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at one of its lending offices, a copy of each transfer pursuant to Section 12.16(a) delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Transfer by a Lender of its rights hereunder may be effected only by the recording by the Administrative Agent of the identity of the transferee in the Register. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Each Lender that sells a participation interest hereunder shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each such participant’s interest in the obligations under the Transaction Documents (the “Participant Register”); provided that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (c) The Collateral Custodian may, at any time, assign all or any part of its rights and obligations hereunder; provided, however, that any such assignee shall (i) be a bank or other financial institution organized and doing business under the laws of the United States or of any state thereof, (ii) be authorized under such laws to exercise corporate trust powers, (iii) have a combined capital and surplus of at least $200,000,000, (iv) be subject to supervision or USActive 37382726.2937382726.32 141 examination by a federal or state banking authority, (v) have a rating of at least “Baa1” by Moody’s and “BBB+” by S&P and (vi) have an office within the United States. Section 12.17. Heading and Exhibits. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes. Section 12.18. Intent of the Parties. It is the intent and understanding of each party hereto that the Advances are loans from the Lenders to the Borrower and do not constitute a “security” within the meaning of Section 8-102(15) of the UCC. Section 12.19. Termination of the Safekeeping Agreement. The parties hereto hereby agree that the Safekeeping Agreement, dated as of May 19, 2011, among the Borrower, the Administrative Agent and the Collateral Custodian was previously terminated and superseded by the Existing Loan and Security Agreements and shall be further superseded by this Agreement and the other Transaction Documents in all respects. Section 12.20. Effect of Amendment and Restatement. On the A&R Effective Date, the Existing A&R Loan and Security Agreement shall be amended, restated and superseded in their respective entireties by this Agreement. The parties hereto acknowledge and agree that (a) this Agreement and other Transaction Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a payment, reborrowing, or termination of the Obligations under the Existing A&R Loan and Security Agreement as in effect prior to the A&R Effective Date and (b) such Obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. The Borrower hereby reaffirms its duties and obligations under each Transaction Document to which it is a party (such reaffirmation is solely for the convenience of the parties hereto and is not required by the terms of the Existing A&R Loan and Security Agreement). Each reference to a Loan and Security Agreement in any Transaction Document shall be deemed to be a reference to such Loan and Security Agreement as amended and restated hereby. Section 12.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: USActive 37382726.2937382726.32 142

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority. Section 12.22. Recognition of the U.S. Special Resolution Regimes. To the extent that this Agreement and/or any other Transaction Document constitutes a QFC, the Borrower agrees with each Secured Party as of the Fourth Amendment Closing Date as follows: (a) In the event a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of this Agreement and/or any other Transaction Document, and any interest and obligation in or under this Agreement and/or any other Transaction Document from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or any other the Transaction Document, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that a Covered Party or a BHC Act Affiliate of such Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any other Transaction Document that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or any other Transaction Document were governed by the laws of the United States or a state of the United States. [Remainder of Page Intentionally Left Blank.] USActive 37382726.2937382726.32 143 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written. BORROWER: NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as the Borrower By: By: Name: Title: COLLATERAL MANAGER: NEW MOUNTAIN FINANCE CORPORATION, as Collateral Manager By: By: Name: Title: [Signatures Continued on the Following Page] Signature Page to LSA USActive 37382726.2937382726.32 THE ADMINISTRATIVE AGENT WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent By: Name: Title: LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Title: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Swingline Lender By: Name: Title: [Signatures Continued on the Following Page] USActive 37382726.2937382726.32 Signature Page to LSA RAYMOND JAMES BANK, N.A., as a Lender By: Name: Title:STATE STREET BANK AND TRUST COMPANY, as a Lender By: Name: Title: USActive 37382726.2937382726.32 Signature Page to LSA

CIT BANK, N.A., as a Lender By: Name: Title: OLD SECOND NATIONAL BANK, as a Lender By: Name: Title: FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: Name: Title: USActive 37382726.2937382726.32 Signature Page to LSA THE COLLATERAL CUSTODIAN: WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Custodian By: Name: Title: USActive 37382726.2937382726.32 Signature Page to LSA Annex A NEW MOUNTAIN FINANCE HOLDINGS, L.L.C. NEW MOUNTAIN FINANCE CORPORATION 1633 Broadway, 48th Floor New York, NY 10019 Attention: John Kline, Laura Holson and Cyrus Moshiri USActive 37382726.2937382726.32 Annex A (Continued) WELLS FARGO BANK, NATIONAL ASSOCIATION as a Lender, as Swingline Lender and as Administrative Agent 550 South Tryon Street Charlotte, NC 28202 Attention: Corporate Debt Finance Facsimile: (704) 410-0223 Confirmation: (704) 410-2431 All electronic dissemination of Notices should be sent to scp.mmloans@wellsfargo.com WELLS FARGO BANK, NATIONAL ASSOCIATION as Collateral Custodian Wells Fargo Bank, National Association 9062 Old Annapolis Rd. Columbia, Maryland 21045 Attn: CDO Trust Services—New Mountain Capital Fax: (410) 717-3748 Phone: (410) 884-2000 RAYMOND JAMES BANK, N.A. as a Lender 710 Carillon Parkway St. Petersburg, FL 33742 Attention: Loan OPS/CML Facsimile: (866) 597-4002 Telephone: (727) 567-1922 Email: Fax-RJB-Loanops@raymondjames.com FIRST-CITIZENS BANK & TRUST COMPANY (successor by merger to CIT Bank, N.A.) as a Lender 11 West 42nd Street New York, NY 10036 Attention: Bob Klein STATE STREET BANK AND TRUST COMPANY as a Lender State Street Financial Center One Lincoln Street Boston, MA 02111 Attention: Pallo Blum-Tucker USActive 37382726.2937382726.32

Telephone: (617) 664-8358 Email: bsyates@statestreet.com USActive 37382726.2937382726.32 OLD SECOND NATIONAL BANK as a Lender 333 W. Wacker Drive, Suite 1010 Chicago, IL 60606 Attention: Drew Meyer Telephone: (312) 912-6016 Email: ameyer@oldsecond.com FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender Asset Securitization Group 38 Fountain Square Plaza Cincinnati, OH 45202 Attention: Andrew M. Cantillon Email: andrew.cantillon@53.com ABF.Reporting@53.com USActive 37382726.2937382726.32 USActive 37382726.2937382726.32 USActive 37382726.2937382726.32 $40,000,000 Wells Fargo Bank, National Association State Street Bank and Trust Company $550,000,000650,000,000 $45,000,000 Lender Old Second National Bank $15,000,000 First-Citizens Bank & Trust Company (successor by merger to CIT Bank, N.A.) Commitment Fifth Third Bank, National Association $35,000,000 $45,000,000 Annex B Total $730,000,000 Raymond James Bank, N.A.

USActive 37382726.2937382726.32 $645,0 00,000 $50,00 0,000 $26,00 0,000 $50,00 0,000 Annex C Variable Defined Terms $50,00 0,000 $27,00 0,000 $50,00 0,000 $670,0 00,000 $50,00 0,000 $28,00 0,000 $50,000,000 $50,000,000 $28,000,00 0 $50,000,000 $695,000,0 00 $28,000,000 “Applicable Other Obligor Amount” $42,00 0,000 $28,000,000 $42,50 0,000 $720,0 00,000 $43,00 0,000 $28,000,000 $44,00 0,000 $44,50 0,000 $45,00 0,000 $745,000,00 0730,000,0 00 $45,000,00 0 “Applicable Top-3 Obligor Amount” $45,000,000 $45,000,000 $53,75 0,000 $45,000,000 $770,000,00 0 $55,00 0,000 “Applicable Non-First Lien Loan Obligor Amount” $570,0 00,000 $42,00 0,000 $56,25 0,000 $42,50 0,000 $800,000,00 0 $43,00 0,000 $57,50 0,000 $44,00 0,000 $44,50 0,000 $58,75 0,000 $45,000,00 0 $46,00 0,000 $60,00 0,000 $47,000,000 $595,0 00,000 $48,000,000 1 Obligor up to $65,000,00 0 2 Obligors up to $60,000,00 0 $50,000,000 “Applicable Future Funding Limit Amount” 1 Obligor up to $65,000,000 2 Obligors up to $60,000,000 “Applicable Recurring Revenue Loan Amount” $57,00 0,000 1 Obligor up to $65,000,000 2 Obligors up to $60,000,000 $59,50 0,000 $23,00 0,000 $62,00 0,000 1 Obligor up to $65,000,000 2 Obligors up to $60,000,000 $64,50 0,000 $620,0 00,000 $67,00 0,000 $69,500,00 0 $24,00 0,000 $72,00 0,000 “Applicable Next Top-3 Obligor Amount” $74,500,000 74,000,000 Applicable Facility Amount* $77,000,000 $50,000,00 0 $80,000,000 $25,00 0,000 $50,00 0,000 USActive 37382726.2937382726.32 Variable Defined Term Amount ________________________________________ * If the current Facility Amount is not equal to an amount set forth in the first row, then the applicable Facility Amount shall be the next lowest amount. If the Facility Amount is reduced below $570,000,000695,000,000, then the amounts for the defined terms set forth in the first column shall be agreed to in writing (including via email) by the Borrower, the Administrative Agent and the Required Lenders at the time of such reduction. Document 1 ID iManage://USDMS10/USActive/37382726/32 Moved from Moved to iManage://USDMS10/USActive/37382726/29 Description Style change #37382726v32<USActive> - Wells - New Mountain NMFC - Third A&R Loan and Security Agreement (Conformed through Eighth Am.) Format change Moved deletion Input: Rendering set Inserted cell Description Standard + show moves Deleted cell #37382726v29<USActive> - Wells - New Mountain NMFC - Third A&R Loan and Security Agreement (Conformed through Seventh Am.) Moved cell Legend: Split/Merged cell Insertion Document comparison by Workshare Compare on Friday, October 27, 2023 10:59:38 AM Padding cell Document 2 ID Deletion Moved from 0 Statistics: Moved to Insertions 0 88 Style changes 0 Format changes Deletions 0 151 Total changes 239 Count